Exhibit 10.1

Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Omissions are designated as [***].

AMENDED AND RESTATED CREDIT AGREEMENT

by and among

SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation

as Borrower,

SAVVIS, INC., a Delaware corporation

as a Guarantor,

THE LENDERS THAT ARE SIGNATORIES HERETO

as the Lenders,

and

WELLS FARGO FOOTHILL, LLC

as the Arranger and Administrative Agent

Dated as of December 8, 2008

TABLE OF CONTENTS

1.	DEFINITIONS AND CONSTRUCTION.		1

	1.1.	Definitions	1

	1.2.	Accounting Terms	1

	1.3.	Code	1

	1.4.	Construction	1

	1.5.	Schedules and Exhibits	2

	1.6.	Effect of Amendment and Restatement; No Novation	2

2.	LOAN AND TERMS OF PAYMENT.		2

	2.1.	Revolver Advances	2

	2.2.	[Intentionally Omitted]	4

	2.3.	Borrowing Procedures and Settlements	4

	2.4.	Payments; Reductions of Commitments; Prepayments	10

	2.5.	Overadvances	12

	2.6.	Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations	12

	2.7.	Cash Management	14

	2.8.	Crediting Payments	15

	2.9.	Designated Account	15

	2.10.	Maintenance of Loan Account; Statements of Obligations	16

	2.11.	Fees	16

	2.12.	Letters of Credit	17

	2.13.	LIBOR Option	20

	2.14.	Capital Requirements	22

3.	CONDITIONS; TERM OF AGREEMENT.		23

	3.1.	Conditions Precedent to the Effectiveness of this Agreement	23

	3.2.	Conditions Precedent to all Extensions of Credit	23

	3.3.	Term	23

	3.4.	Effect of Termination	23

	3.5.	Early Termination by Borrower	24

4.	REPRESENTATIONS AND WARRANTIES.		24

	4.1.	Title to Assets; No Encumbrances	24

	4.2.	[Intentionally Omitted]	24

	4.3.	Equipment	24

	4.4.	Locations of Inventory, Equipment and Account Records	24

	4.5.	[Intentionally Omitted]	25

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	4.6.	Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims	25

	4.7.	Due Organization and Qualification; Subsidiaries	25

	4.8.	Due Authorization; No Conflict	26

	4.9.	Litigation	27

	4.10.	No Material Adverse Change	27

	4.11.	Fraudulent Transfer	27

	4.12.	Employee Benefits	27

	4.13.	Environmental Condition	27

	4.14.	Intellectual Property/Proprietary Rights	28

	4.15.	Leases	29

	4.16.	Deposit Accounts and Securities Accounts	29

	4.17.	Complete Disclosure	30

	4.18.	Indebtedness	30

	4.19.	Payment of Taxes	30

	4.20.	Compliance with Laws	31

	4.21.	Patriot Act	31

	4.22.	Margin of Stock	31

	4.23.	Governmental Regulation	31

	4.24.	OFAC	31

5.	AFFIRMATIVE COVENANTS.		32

	5.1.	Accounting System	32

	5.2.	Collateral Reporting	32

	5.3.	Financial Statements, Reports, Certificates	32

	5.4.	Customer Contracts	32

	5.5.	Inspection	32

	5.6.	Maintenance of Properties	33

	5.7.	Taxes	33

	5.8.	Insurance	33

	5.9.	Location of Inventory, Equipment and Account Records	34

	5.10.	Compliance with Laws	35

	5.11.	Leases	35

	5.12.	Existences	35

	5.13.	Environmental	35

	5.14.	Disclosure Updates	35

	5.15.	Control Agreements	36

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	5.16.	Formation of Subsidiaries	36

	5.17.	Copyrights	37

	5.18.	Treatment of Intercompany Loans re UK Foreign Subsidiary	37

	5.19.	Further Assurances	37

	5.20.	Post-Closing Matters	38

6.	NEGATIVE COVENANTS.		38

	6.1.	Indebtedness	38

	6.2.	Liens	41

	6.3.	Restrictions on Fundamental Changes	41

	6.4.	Disposal of Assets	41

	6.5.	Change Name	41

	6.6.	Nature of Business	41

	6.7.	Prepayments and Amendments	41

	6.8.	Change of Control	42

	6.9.	Consignments	42

	6.10.	Distributions	42

	6.11.	Accounting Methods	44

	6.12.	Investments	44

	6.13.	Transactions with Affiliates	44

	6.14.	Use of Proceeds	44

	6.15.	Holdings as Holding Company	45

	6.16.	Inventory and Equipment with Bailees	45

7.	FINANCIAL COVENANTS.		45

8.	EVENTS OF DEFAULT.		48

9.	THE LENDER GROUP’S RIGHTS AND REMEDIES.		50

	9.1.	Rights and Remedies	50

	9.2.	Remedies Cumulative	51

10.	WAIVERS; INDEMNIFICATION.		51

	10.1.	Demand; Protest; etc.	51

	10.2.	The Lender Group’s Liability for Borrower Collateral	51

	10.3.	Indemnification	51

11.	NOTICES.		52

12.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.		53

13.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.		54

	13.1.	Assignments and Participations	54

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	13.2.	Successors	57

14.	AMENDMENTS; WAIVERS.		58

	14.1.	Amendments and Waivers	58

	14.2.	Replacement of Holdout Lender	59

	14.3.	No Waivers; Cumulative Remedies	60

15.	AGENT; THE LENDER GROUP.		60

	15.1.	Appointment and Authorization of Agent	60

	15.2.	Delegation of Duties	61

	15.3.	Liability of Agent	61

	15.4.	Reliance by Agent	62

	15.5.	Notice of Default or Event of Default	62

	15.6.	Credit Decision	62

	15.7.	Costs and Expenses; Indemnification	63

	15.8.	Agent in Individual Capacity	63

	15.9.	Successor Agent	64

	15.10.	Lender in Individual Capacity	64

	15.11.	Collateral Matters	65

	15.12.	Restrictions on Actions by Lenders; Sharing of Payments	65

	15.13.	Agency for Perfection	66

	15.14.	Payments by Agent to the Lenders	66

	15.15.	Concerning the Collateral and Related Loan Documents	66

	15.16.	Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information	67

	15.17.	Several Obligations; No Liability	68

	15.18.	Bank Product Providers	68

	15.19.	Proofs of Claim	68

16.	WITHHOLDING TAXES.		68

17.	GENERAL PROVISIONS.		71

	17.1.	Effectiveness	71

	17.2.	Section Headings	71

	17.3.	Interpretation	71

	17.4.	Severability of Provisions	71

	17.5.	Bank Product Providers	72

	17.6.	Debtor-Creditor Relationship	72

	17.7.	Counterparts; Electronic Execution	72

	17.8.	Revival and Reinstatement of Obligations	72

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17.9.	Confidentiality	72

17.10.	USA PATRIOT Act	73

17.11.	Integration	73

17.12.	Termination of Agreement Among Lenders	73

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EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit B-1	Form of Borrowing Base Certificate
Exhibit C-1	Form of Compliance Certificate
Exhibit L-1	Form of LIBOR Notice

Schedule A-1	Agent’s Account
Schedule A-2	Authorized Persons
Schedule C-1	Commitments
Schedule D-1	Designated Account
Schedule D-2	Data Center Leases
Schedule F-1	Foreign Cash Equivalent Jurisdictions
Schedule P-1	Permitted Liens
Schedule Q-1	Subsidiaries
Schedule R-1	Real Property Collateral
Schedule 1.1	Definitions
Schedule 2.7(a)	Cash Management Banks
Schedule 3.1	Conditions Precedent
Schedule 4.4	Locations of Inventory, Equipment and Account Records
Schedule 4.6(a)	Jurisdictions of Organization
Schedule 4.6(b)	Chief Executive Offices
Schedule 4.6(c)	Organizational Identification Numbers
Schedule 4.6(d)	Commercial Tort Claims
Schedule 4.7(b)	Holdings’ Subscriptions, Options, Warrants, Calls
Schedule 4.7(c)	Subsidiaries of Holdings
Schedule 4.9	Litigation
Schedule 4.13	Environmental Matters
Schedule 4.14(a)	Patents, Trademarks and Copyrights
Schedule 4.16	Deposit Accounts and Securities Accounts
Schedule 4.18	Closing Date Indebtedness
Schedule 5.2	Collateral Reporting
Schedule 5.3	Financial Statements, Reports, Certificates
Schedule 6.1	Indebtedness
Schedule 6.16	Inventory and Equipment with Bailees

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AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), is entered into as of December 8, 2008 by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation (“Borrower”), and SAVVIS, INC., a Delaware corporation and sole owner of all of the Stock of Borrower (“Holdings”).

WHEREAS, Borrower, Agent, the lenders party thereto, and Holdings are party to that certain Credit Agreement (as amended, the “Original Credit Agreement”) dated as of June 10, 2005 (the “Original Closing Date”);

WHEREAS, Borrower, Agent, the Lenders party hereto, and Holdings desire to amend and restate the Original Credit Agreement in its entirety pursuant to this Agreement;

NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

1.1. Definitions. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean Holdings, Borrower and their respective Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

1.3. Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

1.4. Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or, in the case of Letters of Credit or Bank Products, providing Letter of Credit Collateralization or Bank Product Collateralization, as the case may be) of all Obligations other than unasserted contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and that are not required by the provisions of this Agreement to be repaid or cash collateralized. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

1.5. Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

1.6. Effect of Amendment and Restatement; No Novation. Upon the effectiveness of this Agreement, the Original Credit Agreement shall be amended and restated in its entirety by this Agreement. The Original Obligations shall continue in full force and effect, and the effectiveness of this Agreement shall not constitute a novation or repayment of the Original Obligations. Such Original Obligations, together with any and all additional Obligations incurred by Borrower under this Agreement or under any of the other Loan Documents, shall continue to be secured by, among other things, the Collateral, whether now existing or hereafter acquired and wheresoever located, all as more specifically set forth in the Loan Documents. Borrower hereby reaffirms its obligations, liabilities, grants of security interests, pledges and the validity of all covenants by it contained in any and all Loan Documents, as amended, supplemented or otherwise modified by this Agreement and by the other Loan Documents delivered on the Closing Date. Any and all references in any Loan Documents to the Original Credit Agreement shall be deemed to be amended to refer to this Agreement.

2. LOAN AND TERMS OF PAYMENT.

2.1. Revolver Advances.

(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances (“Advances”) to Borrower in Dollars in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage at such time less the aggregate amount of reserves, if any, established by Agent under Section 2.1(c) against the Maximum Revolver Amount, or (ii) the Borrowing Base at such time less the Letter of Credit Usage at such time.

(b) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Advances, together with the interest accrued thereon, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

(c) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Maximum Revolver Amount and/or Borrowing Base (provided however the reserves described in the following clauses (C), (D) and (E) may only be applied against the Borrowing Base and not against the Maximum Revolver Amount), including reserves (i) with respect to (A) sums that Holdings, Borrower or any of their respective Subsidiaries is required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay when due, (B) amounts owing by Holdings, Borrower or any of their respective Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, (C) the results of Recurring Revenue appraisals (using a methodology consistent with the methodology used by the Agent with respect to credit facilities agented by Agent that appraise Recurring Revenue) to the extent the net orderly liquidation value of such appraisals does not exceed the sum of the Maximum Revolver Amount, (D) any change in the manner in which Borrower recognizes revenue or any change by Borrower in its billing practices and (E) any potential offsets or disputes with customers or other matters which Agent, in its Permitted Discretion, determines could reasonably be expected to impair collections by Borrower of Recurring Revenues, (ii) after the occurrence and during the continuance of an Event of Default, with respect to such other matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, and (iii) with respect to the outstanding balance of the Subordinated B Debt (as defined in the UK Intercompany Subordination Agreements) owed by UK Foreign Subsidiary to Holdings and its Domestic Subsidiaries. The amount of any reserve established by Agent shall bear a reasonable relationship to the events which is the basis for such reserve.

(d) So long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom, and (ii) both before and after giving effect to any such increase, Borrower is in pro forma compliance with the financial covenants set forth in Section 7 (regardless of whether such financial covenants would otherwise be tested at such time) for the most recently ended measurement period or date and assuming such increase was made on the last day of such period or on such date, Borrower may elect to increase the Maximum Revolver Amount in increments of no less than $5,000,000 at any time on or before December 8, 2009 by providing 10 Business Days’ prior written notice thereof to Agent; provided, that (i) at no time shall the aggregate amount of such increase cause the Maximum Revolver Amount to exceed $100,000,000 and (ii) no Lender shall be obligated to increase its Revolver Commitment. Such increases may be provided by any existing Lender, in each case on terms permitted in this Section 2.1(d) and otherwise on terms reasonably acceptable to Agent, or by any other lender (any such other lender being called an “Additional Lender”); provided, that Agent shall have consented to such Lender’s or Additional Lender’s providing such increase, such consent not to be unreasonably withheld. Any such increases shall become Revolver Commitments under this Agreement pursuant to an amendment to this Agreement and as appropriate, the other Loan Documents, executed by Holdings, Borrower, each Lender agreeing to provide such increase, if any, each Additional Lender, if any, and Agent. Such amendment may, without the consent of any other Lenders or Loan Parties, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Agent and Borrower, to effect the provisions of this Section. The effectiveness of any such Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 3.2 (it being understood that all references to “the date of such extension of credit” or similar language in such Section 3.2 shall be deemed to refer to the effective date of such amendment) and such other conditions as the parties thereto shall agree. This Section 2.1(d) shall supersede any provisions in Section 13.1 to the contrary.

2.2. [Intentionally Omitted.]

2.3. Borrowing Procedures and Settlements.

(a) Procedure for Borrowing. Except as otherwise provided in this Section 2.3, each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent. Unless Swing Lender is not obligated to make a Swing Loan pursuant to Section 2.3(b) below, such notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that if Swing Lender is not obligated to make a Swing Loan as to a requested Borrowing, such notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date. At Agent’s election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time. In such circumstances, Borrower agrees that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

(b) Making of Swing Loans. In the case of a request for an Advance and so long as either (i) the aggregate amount of Swing Loans made since the last Settlement Date, minus the amount of Collections or payments applied to Swing Loans since the last Settlement Date, plus the amount of the requested Advance does not exceed $8,500,000, or (ii) Swing Lender, in its sole discretion, shall agree to make a Swing Loan notwithstanding the foregoing limitation, Swing Lender, as a Lender, shall make an Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.3(b) being referred to as a “Swing Loan” and such Advances being referred to collectively as “Swing Loans”) available to Borrower on the Funding Date applicable thereto by transferring immediately available funds to Borrower’s Designated Account. No Protective Advance shall be a Swing Loan. Each Swing Loan shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments on any Swing Loan shall be payable to Swing Lender as a

Lender solely for its own account. Subject to the provisions of Section 2.3(d)(ii), Swing Lender as a Lender shall not make and shall not be obligated to make any Swing Loan if Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan. The Swing Loans shall be secured by the Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

(c) Making of Loans.

(i) In the event that Swing Lender is not obligated to make a Swing Loan, then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent’s receipt of the proceeds of such Advances, Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Designated Account; provided, however, that, subject to the provisions of Section 2.3(d)(ii), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date. It being understood that this Section 2.3(c) does not apply to Protective Advances.

(ii) Unless Agent receives notice from a Lender prior to 9:00 a.m. (California time) on the date of a Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and if Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender’s Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

(iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender’s benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall, in accordance with Section 2.4(b), transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender’s Advance was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of Default has occurred and is continuing (and to the extent such Defaulting Lender’s Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances to Borrower. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender’s default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment, of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Loan Party of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations, but including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

(d) Protective Advances and Optional Overadvances.

(i) Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent’s sole discretion, (A) after the occurrence and during the continuance of a Default or an Event of Default or (B) at any time that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, to make Advances to Borrower on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (3) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 9 (any of the Advances described in this sentence shall be referred to as “Protective Advances”); provided, however, that, without duplication, the aggregate outstanding principal balance of Protective Advances plus Overadvances made pursuant to clause (ii) below shall not exceed $8,500,000 at any time.

(ii) Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and either Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrower notwithstanding that an Overadvance exists or thereby would be created, so long as (A) after giving effect to such Advances, the outstanding Revolver Usage does not exceed the Borrowing Base by more than $8,500,000, and (B) after giving effect to such Advances, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount; provided, that Borrower hereby agrees to immediately pay to Agent, in cash, the amount of such Protective Advances and Overadvances upon demand therefor by Agent or Swing Lender, as applicable. In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the immediately foregoing provisions, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses and except for Protective Advances) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolving Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the immediately preceding sentence. In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders and shall be binding on all Lenders. Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(e) for the amount of such Lender’s Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(d)(ii), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

(iii) Each Protective Advance and each Overadvance shall be deemed to be an Advance hereunder, except that no Protective Advance or Overadvance shall be eligible to be a LIBOR Rate Loan and, prior to Settlement therefor, all payments on the

Protective Advances shall be payable to Agent solely for its own account. The Protective Advances and Overadvances shall be repayable on demand, secured by the Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans. The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrower in any way.

(e) Settlement. It is agreed that each Lender’s funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Advances (including the Swing Loans and the Protective Advances) shall take place on a periodic basis in accordance with the following provisions:

(i) Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent (1) on behalf of Swing Lender, with respect to the outstanding Swing Loans, (2) for itself, with respect to the outstanding Protective Advances, and (3) with respect to Borrower’s or its Subsidiaries Collections or payments received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans and Protective Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender’s balance of the Advances (including Swing Loans and Protective Advances) exceeds such Lender’s Pro Rata Share of the Advances (including Swing Loans and Protective Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Protective Advances), and (z) if a Lender’s balance of the Advances (including Swing Loans and Protective Advances) is less than such Lender’s Pro Rata Share of the Advances (including Swing Loans and Protective Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Protective Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Protective Advances and, together with the portion of such Swing Loans or Protective Advances representing Swing Lender’s Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii) In determining whether a Lender’s balance of the Advances, Swing Loans and Protective Advances is less than, equal to, or greater than such Lender’s Pro Rata Share of the Advances, Swing Loans and Protective Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance, in accordance with Section 2.4(b), the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral.

(iii) Between Settlement Dates, Agent, to the extent Protective Advances or Swing Loans are outstanding, may pay over to Agent or Swing Lender, as applicable, any Collections or payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to the Protective Advances or Swing Loans. Between Settlement Dates, Agent, to the extent no Protective Advances or Swing Loans are outstanding, may pay over to Swing Lender any Collections or payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender’s Pro Rata Share of the Advances. If, as of any Settlement Date, Collections or payments received since the then immediately preceding Settlement Date have been applied to Swing Lender’s Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Protective Advances, and each Lender (subject to the effect of agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Protective Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

(f) Notation. Agent, as a non-fiduciary agent for Borrower, shall maintain a register showing the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender and Protective Advances owing to Agent, and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate.

(g) Lenders’ Failure to Perform. All Advances (other than Swing Loans and Protective Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.4. Payments; Reductions of Commitments; Prepayments. .

(a) Payments by Borrower.

(i) Except as otherwise expressly provided herein, all payments by Borrower shall be made in Dollars to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(b) Apportionment and Application.

(i) Except as otherwise provided with respect to Defaulting Lenders, except as otherwise provided in the Loan Documents and except as otherwise provided below in this Section 2.4(b)(i), all principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses (other than fees or expenses that are for Agent’s separate account, shall, with respect to fees, be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates and, with respect to expenses, to the Lenders to which the expenses relate. All payments to be made hereunder by Borrower shall be remitted to Agent and all (subject to Section 2.4(b)(iv)) such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Event of Default has occurred and is continuing, to reduce the balance of the Advances outstanding and, thereafter, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(ii) at any time that an Event of Default has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:

(A) first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,

(B) second, to pay any fees or premiums then due to Agent under the Loan Documents until paid in full,

(C) third, to pay interest due in respect of all Protective Advances until paid in full,

(D) fourth, to pay the principal of all Protective Advances until paid in full,

(E) fifth, ratably to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

(F) sixth, ratably to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,

(G) seventh, ratably to pay interest due in respect of the Advances (other than Protective Advances) and the Swing Loans until paid in full,

(H) eighth, ratably (i) to pay the principal of all Swing Loans until paid in full, (ii) to pay the principal of all Advances until paid in full, (iii) to Agent, to be held by Agent, for the benefit of Issuing Lender and those Lenders having a share of the Risk Participation Liability, as cash collateral in an amount up to 105% of the Letter of Credit Usage, and (iv) to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount the Bank Product Providers reasonably determine to be the credit exposure of Holdings and its Subsidiaries in respect of Bank Products,

(I) ninth, to pay any other Obligations, and

(J) tenth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(iii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).

(iv) In each instance, so long as no Event of Default has occurred and is continuing, Section 2.4(b)(i) shall not apply to any payment made by Borrower to Agent and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

(v) For purposes of Section 2.4(b)(ii), “paid in full” means payment in cash of all amounts owing under the Loan Documents, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vi) In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in any other Loan Document, it is the intention of the parties hereto that such provisions shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

(c) Reduction of Commitments.

(i) Revolver Commitments. The Revolver Commitments shall terminate on the Maturity Date.

(ii) [Intentionally Omitted.]

(d) Optional Prepayments.

(i) Advances. Borrower may prepay the principal of any Advance at any time in whole or in part.

(ii) [Intentionally Omitted.]

2.5. Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to the Lender Group pursuant to Section 2.1 or Section 2.12 is greater than any of the limitations set forth in Section 2.1 or Section 2.12, as applicable (an “Overadvance”), Borrower shall immediately pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b); provided, the foregoing shall not apply to Overadvances made pursuant to Section 2.3(d)(ii) above. Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full on the Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement.

2.6. Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

(a) Interest Rates. Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) shall bear interest on the Daily Balance thereof as follows:

(i) If the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and

(ii) Otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

(b) Letter of Credit Fee. Borrower shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any agreements between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a per annum rate equal to the LIBOR Rate Margin on the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

(c) Default Rate. Upon the occurrence and during the continuation of an Event of Default and at the election of Agent or the Required Lenders,

(i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

(ii) the Letter of Credit fee provided for in Section 2.6(b) shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

(d) Payment. Except as provided to the contrary in Section 2.11 or Section 2.13(a), interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first Business Day of each month at any time that Obligations or Commitments are outstanding. Agent will invoice Borrower for Lender Group Expenses and such Lender Group Expenses shall be due and payable 10 days after receipt by Borrower of such invoices; provided, that to the extent an Event of Default is in existence Lender Group Expenses shall be due as and when incurred. Borrower hereby authorizes Agent, from time to time without prior notice to Borrower, to charge all interest and fees (when due and payable), all Lender Group Expenses (as and when incurred), all charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), all fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the Bank Product Reserve) to the Loan Account, if such amounts are not paid by 11:00 a.m. California time on the date that such amounts due, and such amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans. Any interest not paid when due shall be compounded by being charged to the Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans. This Section 2.6(d) shall survive payment or satisfaction in full of all other Obligations.

(e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

(f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement or under any other Loan Document, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this

Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.7. Cash Management.

(a) Holdings and Borrower shall and shall cause each of their respective Domestic Subsidiaries (to the extent such Subsidiaries have Deposit Accounts) to (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(a) (each, a “Cash Management Bank”), and shall request in writing and otherwise take such reasonable steps to ensure that all of its and its Domestic Subsidiaries’ Account Debtors forward payment of the amounts owed by them directly to a Cash Management Account at such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to Holdings, Borrower or one of their respective Domestic Subsidiaries) into a bank account subject to a Control Agreement (a “Cash Management Account”) at one of the Cash Management Banks.

(b) Each Cash Management Bank shall establish and maintain Cash Management Agreements and Control Agreements with Agent and Holdings, Borrower and their respective Domestic Subsidiaries (to the extent such Subsidiaries have Deposit Accounts), each in form and substance acceptable to Agent pertaining to each Cash Management Account. Each such Cash Management Agreement and Control Agreement shall provide, among other things, that (i) the Cash Management Bank will comply with any instructions originated by Agent directing the disposition of the funds in Cash Management Accounts at such Cash Management Bank without further consent by Holdings, Borrower or their respective Subsidiaries, as applicable and (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment or such other items approved by Agent. Each such Cash Management Agreement and Control Agreement shall also provide that upon the receipt by the applicable Cash Management Bank of Agent’s written instructions (in each case, a “Sweep Notice”), all amounts in the Cash Management Accounts at such Cash Management Bank shall be swept into the Agent’s Account (provided that solely during periods in which no Event of Default has occurred and is continuing, up to $2,000,000 in the aggregate of funds maintained in Deposit Accounts of Savvis Federal shall not be subject to such sweep) and a standing instruction to sweep daily all amounts in such Cash Management Accounts into the Agent’s Account shall be effective. Notwithstanding the preceding two sentences, no Sweep Notice shall be provided by the Agent unless (i) Excess Availability plus Qualified Cash held by a Bank Product Provider is less than $7,000,000 at any time or (ii) an Event of Default has occurred and is continuing. There shall be no limit on the number of Sweep Notices Agent may deliver. No more than three (3) times in any 12 month period, Borrower may request in writing to terminate the daily sweep into the Agent’s Account (a “Sweep Termination Request”). Agent shall agree to end the daily sweep into the Agent’s Account if Borrower has provided sufficient evidence in the Sweep Termination Request that Excess Availability plus Qualified Cash held by a Bank Product Provider (i) exceeds $7,000,000 and no

Event of Default is in existence on the date of the Sweep Termination Request and (ii) exceeded $7,000,000 at all times during the most-recent 30 day period. Nothing herein shall prevent Agent from delivering additional Sweep Notices subject to the terms of this Section 2.7(b) after a daily sweep has been terminated after the delivery of a Sweep Termination Request related to a previous Sweep Notice.

(c) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Agent, and (ii) prior to the time of the opening of such Cash Management Account, Holdings, Borrower or their applicable Subsidiary and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement and Control Agreement in accordance with clause (b) above. Holdings, Borrower or their applicable Subsidiary shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent’s reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Agent’s liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent’s reasonable judgment.

(d) The Cash Management Accounts shall be cash collateral accounts subject to Control Agreements.

2.8. Crediting Payments. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent’s Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent’s Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

2.9. Designated Account. Agent is authorized to make the Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower, any Advance, Protective Advance or Swing Loan requested by Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account; provided, that Agent may direct a Protective Advance to such Person and to such account as Agent deems appropriate.

2.10. Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrower (the “Loan Account”) on which Borrower will be charged with all Advances (including Protective Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrower or for Borrower’s account, the Letters of Credit issued by Issuing Lender for Borrower’s account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower’s account. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

2.11. Fees. Borrower shall pay to Agent,

(a) for the account of Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

(b) for the ratable account of those Lenders with Revolver Commitments, on the first day of each month from and after the Closing Date up to the first day of the month prior to the Payoff Date and on the Payoff Date, an unused line fee in an amount equal to the applicable percentage in the following table that corresponds to the average Daily Balance of the Revolver Usage during the immediately preceding month (or portion thereof), per annum on the result of (i) the Maximum Revolver Amount, less (ii) the average Daily Balance of the Revolver Usage during the immediately preceding month (or portion thereof); provided, that if the Maximum Revolver Amount increases during any month, for purposes of clause (ii) above, (x) with respect to the portion of such month prior to such increase, the Maximum Revolver Amount shall be the Maximum Revolver Amount immediately prior to giving effect to such increase and (y) with respect to the portion of such month after such increase, the Maximum Revolver Amount shall be the Maximum Revolver Amount immediately after giving effect to such increase.

Applicable Percentage	Average Daily Balance of Revolver Usage
0.75%	Less than or equal to $37,500,000

0.50%	Greater than $37,500,000

2.12. Letters of Credit.

(a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrower (each, an “L/C”) or to purchase participations or execute indemnities, guarantees or reimbursement obligations (each such undertaking, an “L/C Undertaking”) with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrower. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to the Issuing Lender and Agent via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance satisfactory to the Issuing Lender in its Permitted Discretion and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iii) the expiration date of such Letter of Credit, (iv) the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and (v) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. If requested by the Issuing Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the issuance of such requested Letter of Credit:

(i) the Letter of Credit Usage would exceed the Borrowing Base less the outstanding amount of Advances, or

(ii) the Letter of Credit Usage would exceed $40,000,000, or

(iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the sum of (A) the Bank Product Reserve, and (B) the outstanding amount of Advances.

Borrower and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day that Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower’s obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrower pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.12(b) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.

(b) Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.12(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrower had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender’s Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrower on the date due as provided in Section 2.12(a), or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each L/C Disbursement made by the Issuing Lender pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Lender fails to make available to Agent the amount of such Lender’s Pro Rata Share of each L/C Disbursement made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(c) Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Borrower agrees to be bound by the Underlying Issuer’s regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender’s interpretations of any L/C issued by Issuing Lender to or for Borrower’s account, even though this interpretation may be different from Borrower’s own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letter of

Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group’s indemnification of any Underlying Issuer; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Borrower hereby acknowledges and agrees that neither the Lender Group nor the Issuing Lender shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

(d) Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender’s instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

(e) Any and all issuance charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent for the account of the Issuing Lender; it being acknowledged and agreed by Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum on the undrawn amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

(f) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

(i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

(ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto,

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand therefore, such amounts as Agent may specify to be necessary to compensate the

Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

2.13. LIBOR Option.

(a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the “LIBOR Option”) to have interest on all or a portion of the Advances be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto provided, however, that, subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than 3 months in duration, interest shall be payable at 3 month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period), (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances bear interest at a rate based upon the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

(b) LIBOR Election.

(i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”). Notice of Borrower’s election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the affected Lenders.

(ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, or expenses, collectively, “Funding Losses”). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.13 shall be conclusive absent manifest error. Borrower shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate.

(iii) Borrower shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

(c) Conversion; Prepayment. Borrower may convert LIBOR Rate Loans to Base Rate Loans or prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Holdings’, Borrower’s and their respective Domestic Subsidiaries’ Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.13(b)(ii) above.

(d) Special Provisions Applicable to LIBOR Rate.

(i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Borrower a statement setting forth the basis for adjusting such

LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.13(b)(ii) above).

(ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation or application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

(e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

2.14. Capital Requirements. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Agent thereof. Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

3. CONDITIONS; TERM OF AGREEMENT.

3.1. Conditions Precedent to the Effectiveness of this Agreement. The effectiveness of this Agreement is subject to the fulfillment, to the satisfaction of Agent and each Lender of each of the conditions precedent set forth on Schedule 3.1.

3.2. Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Advances hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:

(a) the representations and warranties of Holdings or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

(c) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender, or any of their Affiliates; and

(d) no Material Adverse Change shall have occurred.

3.3. Term. This Agreement shall continue in full force and effect for a term ending on December 8, 2011 (the “Maturity Date”). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

3.4. Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit and including all Bank Product Obligations) immediately shall become due and payable without notice or demand (including the requirement that Borrower provide (a) Letter of Credit Collateralization, and (b) Bank Product Collateralization). No termination of this Agreement, however, shall relieve or discharge Holdings or its Subsidiaries of their duties, Obligations, or covenants hereunder or under any other Loan Document and the Agent’s Liens in the Collateral shall remain in effect until all Obligations have been paid in full and the Lender Group’s obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower’s sole expense, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary or desirable to release, as of record, the Agent’s Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

3.5. Early Termination by Borrower. Borrower has the option, at any time upon 30 days prior written notice to Agent, to terminate this Agreement and terminate the Commitments hereunder by paying to Agent, in cash, the Obligations (including (a) providing Letter of Credit Collateralization with respect to the then existing Letter of Credit Usage, and (b) providing Bank Product Collateralization with respect to the then existing Bank Products), in full.

4. REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, each of Holdings and Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1. Title to Assets; No Encumbrances. Each of the Loan Parties and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in Real Property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.3, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby. All of such assets are free and clear of Liens except for Permitted Liens.

4.2. [Intentionally Omitted].

4.3. Equipment. Each material item of Equipment of Borrower and its Subsidiaries is used or held for use in their business and is in good working order, ordinary wear and tear and damage by casualty excepted.

4.4. Locations of Inventory, Equipment and Account Records. The Inventory and Equipment (other than (x) vehicles or Equipment out for repair and (y) Inventory and Equipment owned by Borrower located outside of the continental United States so long as the aggregate book value of all such Inventory and Equipment located outside of the continental United States at any time does not exceed $500,000) of Holdings, Borrower and their respective Subsidiaries are not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between, the locations identified on Schedule 4.4 (as such Schedule may be updated pursuant to Section 5.9) or at customer locations in the ordinary course of business consistent with past practice. Substantially all of the original Records pertaining to Accounts of Holdings, Borrower and their respective Subsidiaries are located at the locations identified on Schedule 4.4 for such purpose with respect to each such Person (as such Schedule may be updated pursuant to Section 5.9).

4.5. [Intentionally omitted].

4.6. Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.

(a) The name of (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Loan Party and each of its Subsidiaries is set forth on Schedule 4.6(a) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 6.5).

(b) The chief executive office of each Loan Party and each of its Subsidiaries is located at the address indicated on Schedule 4.6(b) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.9).

(c) Each Loan Party’s and each of its Subsidiaries’ (other than those that are Foreign Subsidiaries) tax identification numbers and organizational identification numbers (or similar registration numbers), if any, are identified on Schedule 4.6(c) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 6.5).

(d) As of the Closing Date, no Loan Party and no Subsidiary of a Loan Party holds any commercial tort claims in excess of $50,000, except as set forth on Schedule 4.6(d).

4.7. Due Organization and Qualification; Subsidiaries.

(a) Holdings, Borrower and their respective Subsidiaries are each (i) duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b) As of the Closing Date, other than as described on Schedule 4.7(b), there are no subscriptions, options, warrants, or calls relating to any shares of Holdings’ capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Holdings is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

(c) Set forth on Schedule 4.7(c) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.16), is a complete and accurate list of Holdings’ direct and indirect Subsidiaries (including Borrower), showing: (i) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares, and the owner thereof, of each such class owned directly or indirectly by Holdings. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

(d) There are no subscriptions, options, warrants, or calls relating to any shares of Holdings’ Subsidiaries’ capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Holdings’ nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Holdings’ or of Holdings’ Subsidiaries’ capital Stock or any security convertible into or exchangeable for any such capital Stock.

(e) Neither Borrower nor Holdings has any Material Foreign Subsidiaries (i) as of the Closing Date other than the UK Foreign Subsidiary and (ii) at any time after the Closing Date (y) other than the UK Foreign Subsidiary and (z) other than any other Material Foreign Subsidiary of which Borrower has notified Agent of in accordance with Section 5.16.

4.8. Due Authorization; No Conflict.

(a) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Loan Party or its Subsidiaries, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any Loan Party’s equityholders or any approval or consent of any Person under any material contractual obligation of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect.

(c) The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

(d) Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(e) The Agent’s Liens are validly created, perfected (other than (i) such Liens that are released in accordance with the terms and conditions of the Loan Documents, (ii) in respect of motor vehicles, and (iii) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 6.11, and subject only to the filing of financing statements and the recordation of the Mortgages), and first priority Liens, subject only to Permitted Liens.

4.9. Litigation.

(a) Other than those matters that could not reasonably be expected to result in a Material Adverse Change, there are no actions, suits or proceedings pending or, to the best knowledge of either Holdings or Borrower, threatened against a Loan Party or any of its Subsidiaries.

(b) Schedule 4.9 sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $100,000 that, as of the Closing Date, is pending or, to the best knowledge of Borrower, threatened against a Loan Party or any of its Subsidiaries, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the amount of the liability of Loan Parties and their Subsidiaries claimed (if specified) in connection with such actions, suits, or proceedings, (iv) the status, as of the Closing Date, with respect to such actions, suits, or proceedings, and (v) whether any liability of the Loan Parties’ and their Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance or any Loan Party or any of its Subsidiaries notified its insurance carrier of such claim.

4.10. No Material Adverse Change. All financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by a Loan Party to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change since December 31, 2007.

4.11. Fraudulent Transfer.

(a) Each of Holdings, Borrower and Savvis Federal is Solvent. Holdings, Borrower and each of their respective Domestic Subsidiaries, taken as a whole, are Solvent.

(b) No transfer of property is being made by any Loan Party or any of its Subsidiaries and no obligation is being incurred by any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party or any of its Subsidiaries.

4.12. Employee Benefits. No Loan Party, none of their Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

4.13. Environmental Condition. Except as set forth on Schedule 4.13, (a) to Borrower’s knowledge, no Loan Party’s or its Subsidiaries’ properties or assets has ever been used by a Loan Party, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Borrower’s knowledge, no Loan Party’s or its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Loan Party nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries, and (d) no Loan Party nor any of its Subsidiaries has received a summons, citation, notice or directive from the United States Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Loan Party or any of its Subsidiaries resulting or releasing or disposing of Hazardous Materials into the environment.

4.14. Intellectual Property/Proprietary Rights.

(a) Each of Holdings, Borrower and their respective Subsidiaries owns, or is licensed, or otherwise possesses legally enforceable rights, to use, sell or license, as applicable, all Proprietary Rights used or held for use in the business of each such Person. Schedule 4.14(a) (as updated from time to time by Borrower by a written notice to Agent referring to such Schedule and updating the same) contains a complete and correct list of all of Holdings’, Borrower’s and each of their respective Subsidiaries’ patents and patent applications; trademark and service mark registrations and applications for registration thereof; domain names; copyright registrations and applications for registration thereof; and material computer software owned or used by such Persons (excluding Commercial Software). Holdings, Borrower and each of their respective Subsidiaries has licenses for all Commercial Software used in their respective businesses and other than as set forth on Schedule 4.14(a), no such Person has any obligation to pay fees, royalties and other amounts at any time pursuant to any such license.

(b) None of Holdings, Borrower or any of their respective Subsidiaries is in violation, in any material respect, of any license, sublicense or other agreement pursuant to which Holdings, Borrower or any of their respective Subsidiaries is authorized to use, sell, distribute or license any Proprietary Right and such license, sublicense and agreements will continue to be legal, valid, binding enforceable and in full force and effect following the Closing Date.

(c) Except for Commercial Software and Embedded Products for which Holdings, Borrower and their respective Subsidiaries have valid non-exclusive licenses, Holdings, Borrower and their respective Subsidiaries are the sole and exclusive owners of the Proprietary Rights (free and clear of any Liens, other than Permitted Liens.

(d) To the knowledge of Holdings, Borrower and their respective Subsidiaries, (i) none of the Proprietary Rights infringes on any intellectual property rights of any third Persons, (ii) no Person is infringing any of the Proprietary Rights of Holdings, Borrower and their respective Subsidiaries and (iii) no Person has made a claim of ownership over any Proprietary Right adverse to the ownership interest of Holdings, Borrower or any of their respective Subsidiaries. Holdings, Borrower and their respective Subsidiaries have not received a written demand, claim, notice or inquiry from any Person in respect of the Proprietary Rights which challenges or threatens to challenge the validity of the right of Holdings, Borrower or their respective Subsidiaries to use any such Proprietary Rights that has not been resolved.

(e) All software products sold or licensed by Holdings, Borrower and their respective Subsidiaries to customers or used in providing services to customers (i) were authored by regular employees of Holdings, Borrower and their respective Subsidiaries within the scope of their employment and Holdings, Borrower and their respective Subsidiaries thus was the original author pursuant to the work made for hire doctrine, (ii) are software products that Holdings, Borrower and their respective Subsidiaries license from providers thereof with appropriate rights to resell or sublicense to third parties or use in providing services to customers, as applicable, or (iii) were authored by third party contractors who have agreed in writing to assign all of their rights in such software products to Holdings, Borrower and their respective Subsidiaries. Holdings and Borrower each represent and warrant that Holdings, Borrower and/or each of their respective Subsidiaries have taken all reasonable steps and implemented measures to safeguard the secrecy and confidentiality of any trade secrets within the Proprietary Rights.

(f) None of Holdings, Borrower or any of their respective Subsidiaries has by any of its acts or omissions, or by acts or omissions of its Affiliates, directors, officers, employees, agents, or representatives caused any of its Company Software, to be transferred, diminished, or adversely affected to any material extent.

(g) The Proprietary Rights of Holdings, Borrower and their respective Subsidiaries that are sold or licensed to customers of such Persons are and have at all times been in compliance with all laws applicable thereto.

(h) Substantially all of the Proprietary Rights of Holdings, Borrower and their respective Subsidiaries are owned by Borrower.

(i) To the extent that any of the Proprietary Rights of Holdings, Borrower or any of their respective Subsidiaries are material to the operation of one of their respective Affiliates, Holdings, Borrower and/or each of their respective Subsidiaries has authorized such Affiliate to use such Proprietary Rights. Borrower hereby agrees on behalf of itself, Holdings and each of their respective Subsidiaries that in the event of any foreclosure by Agent pursuant to this Agreement or any other Loan Document, or in the event of any Insolvency Proceeding involving any such Person, such Person shall not withdraw the authorization of any Affiliate to use such Proprietary Rights or require that such Affiliate may use such Proprietary Rights only on terms and conditions less favorable to such Affiliate than those in existence on the date of foreclosure or Insolvency Proceeding.

4.15. Leases. Each Loan Party and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and all of such material leases are valid and subsisting and no material default by the applicable Loan Party or its Subsidiaries exists under any of them.

4.16. Deposit Accounts and Securities Accounts. Set forth on Schedule 4.16 (as updated pursuant to the provisions of the Security Agreement from time to time) is a listing of all of the Loan Parties’ and their Subsidiaries’ Deposit Accounts and Securities

Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

4.17. Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Borrower’s good faith estimate of the Loan Parties’ and their Subsidiaries future performance for the periods covered thereby.

4.18. Indebtedness. Set forth on Schedule 4.18 is a true and complete list of all Indebtedness of each Loan Party and each of its Subsidiaries (other than inter-company Indebtedness) outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date. As of September 30, 2008, (i) the aggregate net inter-company payable owing by the Foreign Subsidiaries of Holdings to Holdings and its Domestic Subsidiaries is $77,250,352 and (ii) none of the inter-company loans described in Section 6.1(j) or 6.1(k) are evidenced by promissory notes.

4.19. Payment of Taxes. Except as otherwise permitted under Section 5.7, all tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable. Each Loan Party and each of its Subsidiaries have made adequate provision in accordance with GAAP for all taxes not yet due and payable. Borrower knows of no proposed tax assessment (other than an assessment in the ordinary course) against a Loan Party or any of its Subsidiaries that is not being actively contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor. No Loan Party nor any of its Subsidiaries has ever been a party to any understanding or arrangement constituting a “tax shelter” within the meaning of Section 6662(d)(2)(C)(iii) of the IRC or within the meaning of Section 6111(c) or Section 6111(d) of the IRC as in effect immediately prior to the enactment of the American Jobs Creation Act of 2004, or has ever “participated” in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4, except as would not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Change.

4.20. Compliance with Laws. No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Change.

4.21. Patriot Act. To the extent applicable, each Loan Party and each of its Subsidiaries is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the Untied States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the loans made hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.22. Margin Stock. No Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made to Borrower will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of said Board of Governors.

4.23. Governmental Regulation. No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.24. OFAC. No Loan Party nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. No Loan Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has a more than 10% of its assets located in Sanctioned Entities, or (c) derives more than 10% of its revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of any Advance will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

5. AFFIRMATIVE COVENANTS.

Each of Holdings and Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, the Loan Parties shall and shall cause each of their Subsidiaries to comply with each of the following:

5.1. Accounting System. Maintain a system of accounting that enables Holdings, Borrower and their respective Subsidiaries to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Holdings and Borrower shall also (a) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to Holdings and Borrower and their respective Subsidiaries’ sales, and (b) maintain its billing systems/practices in existence prior to the Closing Date, except (i) as could not reasonably be expected, individually or in the aggregate, to be materially adverse to the valuation of the Companies (taken as a whole) and (ii) as is necessary to implement the SAP Project.

5.2. Collateral Reporting. Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the reports set forth on Schedule 5.2 at the times specified therein. In addition, Holdings and Borrower agree at the Agent’s request to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

5.3. Financial Statements, Reports, Certificates. Deliver to Agent, with copies to each Lender, each of the financial statements, reports, or other items set forth on Schedule 5.3 at the times specified therein. In addition, Holdings and Borrower agree that no Subsidiary of Holdings or Borrower will have a fiscal year different from that of Holdings or Borrower.

5.4. Customer Contracts. Conduct their business such that (a) substantially all, both in terms of number and amount of revenues derived therefrom, of the customers of Holdings’ consolidated operations shall be customers of, and shall be subject to customer contracts with, (i) Borrower (as opposed to being customers of, or being subject to customer contracts with, Holdings or any of Holdings’ other Subsidiaries) or (ii) in the case of customers that are governmental agencies, either Borrower or SAVVIS Federal, (b) the customer contracts referred to in clause (a) above shall be billed and collected solely in the United States and solely by (and the Accounts generated thereunder shall be owned solely by) and payable solely to Borrower or SAVVIS Federal, and (c) the Foreign Subsidiaries shall not have any direct customers or be party to any customer contracts except in the ordinary course of business consistent with past practice.

5.5. Inspection. Permit Agent, each Lender, and each of their duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records to make physical verifications and other appraisals of the Collateral (including the Recurring Revenue Agreements), and business valuations, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Agent or any such Lender may designate during reasonable business hours and, so long as no Default or Event of Default exists, with reasonable prior written notice to Borrower.

5.6. Maintenance of Properties. Maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, and casualty excepted and Permitted Dispositions excepted (and except where the failure to do so could not be expected to result in a Material Adverse Change), and comply at all times with the material provisions of all material leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

5.7. Taxes. Cause all assessments and taxes imposed, levied, or assessed against Holdings, Borrower, their respective Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest and so long as, in the case of an assessment or tax that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such assessment or tax, other than immaterial assessment and taxes that do not exceed, in the aggregate (together with the immaterial tax payments and withholding taxes described in the immediately following sentence, which are not timely paid or deposited) $250,000. Holdings and Borrower will and will cause their respective Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes, other than immaterial tax payments and withholding taxes that do not exceed, in the aggregate (together with assessments and taxes described in the immediately preceding sentence which are not timely paid in full) $250,000 required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Holdings, Borrower and their respective Subsidiaries have made such payments or deposits.

5.8. Insurance.

(a) At Borrower’s expense, maintain insurance respecting each of the Loan Parties’ and their Subsidiaries’ assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses; provided that in any event, such insurance shall insure against all risks and liabilities of the type insured against as of the Closing Date and shall have insured amounts no less than, and deductibles no higher than, those amounts provided for as of the Closing Date unless Borrower shall have received the prior written consent of Agent. Holdings and Borrower also shall maintain (with respect to each of the Loan Parties and their Subsidiaries) business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation as ordinarily are insured against by other Persons engaged in the same or similar businesses; provided that in any event, such insurance shall insure against all risks and liabilities of the type insured against as of the Closing Date and shall have insured amounts no less than, and deductibles no higher than, those amounts provided for as of the Closing Date unless Borrower shall have received the prior written consent of Agent. All such policies of insurance shall be with insurance companies with an A.M. Best rating of “A” (other than earthquake insurance which may be rated “A-”). Borrower shall deliver copies of all such policies to Agent with an endorsement naming Agent as loss payee (under a satisfactory lender’s loss payable endorsement) or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 10 days’ prior written notice to Agent in the event of cancellation of the policy for nonpayment of premium and not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any other reason whatsoever.

(b) Borrower shall give Agent prompt notice of any loss exceeding $500,000 covered by such insurance. So long as no Event of Default has occurred and is continuing, Borrower shall have the exclusive right to adjust any losses payable under any such insurance policies. With respect to any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance) or as payment of any award or compensation for condemnation or taking by eminent domain so long as (A) no Default or Event of Default shall have occurred and is continuing, (B) Borrower shall have given Agent prior written notice of Holdings’, Borrower’s or their respective Subsidiaries’ intention to apply such monies to the costs of repairs, replacement, or restoration of the property which is the subject of the loss, destruction, or taking by condemnation, (C) the monies are held in a cash collateral account in which Agent has a perfected first priority security interest, and (D) Holdings, Borrower or their respective Subsidiary completes such repairs, replacements, or restoration within 180 days after the initial receipt of such monies, Borrower shall have the option to apply such monies to the costs of repairs, replacement, or restoration of the property which is the subject of the loss, destruction, or taking by condemnation unless and to the extent that such applicable period shall have expired without such repairs, replacements, or restoration being made, in which case, any amounts remaining in the cash collateral account shall be paid to Agent and applied as set forth in the last sentence of this Section 5.8(b) regardless of whether an Event of Default has occurred and is continuing; provided, however, so long as no Event of Default has occurred and is continuing, any monies received by Borrower in connection with business interruption insurance may be retained by Borrower. Following the occurrence and during the continuation of an Event of Default any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance) or as payment of any award compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations or shall be disbursed to Borrower under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations.

5.9. Location of Inventory, Equipment and Account Records. Keep Holdings’, Borrower’s and their respective Domestic Subsidiaries (a) Inventory and Equipment (other than vehicles and Equipment out for repair) only at the locations identified on Schedule 4.4 for such purpose, or at customer locations in the ordinary course of business consistent with past practice and (b) original Records pertaining to Accounts of Holdings, Borrower and their respective Domestic Subsidiaries only at the locations identified on Schedule 4.4 for such purpose; provided, however, that (i) Borrower may amend Schedule 4.4 to add new locations within the continental United States so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which such Inventory, Equipment or Records are moved or relocated to such new location and so long as, in the case of Holdings, Borrower or one of their respective Domestic Subsidiaries, at the time of such written notification, Borrower provides Agent a Collateral Access Agreement with respect thereto and (ii) Borrower may keep Inventory and Equipment owned by Borrower outside of the continental United States so long as the aggregate book value of all such Inventory and Equipment at any times does not exceed $500,000.

5.10. Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

5.11. Leases. Pay when due all rents and other amounts payable under any material leases to which Holdings, Borrower or any of their respective Subsidiaries is a party or by which Holdings’, Borrower’s or any such Subsidiaries’ properties and assets are bound, unless such payments are the subject of a Permitted Protest or unless such nonpayment could not reasonably be expected to result in a Material Adverse Change.

5.12. Existence. At all times preserve and keep in full force and effect Holdings’, Borrower’s and their respective Subsidiaries valid existence and good standing and any rights and franchises material to their businesses; provided; however, that nothing in this Section 5.12 shall prevent (a) any consolidation, merger or other transaction permitted by Section 6.3 or (b) dissolution of (i) any Foreign Subsidiary (other than a Material Foreign Subsidiary or other than a group of Foreign Subsidiaries that when aggregated would constitute a Material Foreign Subsidiary) in the ordinary course of business or (ii) any Domestic Subsidiary of Holdings existing as of the date hereof other than Borrower or SAVVIS Federal, in each case, so long as such dissolution does not change the overall nature of the business conducted by Holdings and its Subsidiaries, taken as a whole, and so long is such dissolution is not disadvantageous in any material respect to the Lenders and is, in the opinion of Borrower, in the best interests of Holdings and its Subsidiaries taken as a whole.

5.13. Environmental. (a) Keep any property either owned or operated by Holdings, Borrower or their respective Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Holdings, Borrower or their respective Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 5 days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Holdings, Borrower or their respective Subsidiaries, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Holdings, Borrower or their respective Subsidiaries, and (iii) notice of a violation, citation, or other administrative order which could reasonably be expected to result in a Material Adverse Change.

5.14. Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to the Lender Group contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

5.15. Control Agreements. Take all reasonable steps in order for Agent to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code with respect to (subject to the proviso contained in Section 6.12) all Securities Accounts, Deposit Accounts, electronic chattel paper, investment property, and letter-of-credit rights of Holdings, Borrower and each of their respective Domestic Subsidiaries.

5.16. Formation of Subsidiaries/Material Foreign Subsidiaries. Without limiting the provisions of Section 6.3, (a) at the time that Holdings, Borrower or any of their respective Subsidiaries forms any direct or indirect Domestic Subsidiary or acquires any direct or indirect Domestic Subsidiary after the Closing Date, or (b) if any of Holdings’ or Borrower’s respective Foreign Subsidiaries that are incorporated under the laws of a particular country at any time individually or collectively with all other Foreign Subsidiaries incorporated under the laws of such country contributes more than 5% of either of the consolidated revenues during any four fiscal quarter period, or of consolidated assets as of the end of any fiscal quarter, of Holdings, Borrower and their respective Subsidiaries (each a “Material Foreign Subsidiary”), Borrower shall promptly notify Agent thereof and Borrower shall, with respect to each of the foregoing clauses (a) and (b),

(i) cause such new Domestic Subsidiary or Material Foreign Subsidiary, as applicable, to provide to Agent a joinder to the Guaranty and the Security Agreement, or other guaranty and/or security agreement required by Agent, together with such other security documents (including Mortgages with respect to any Real Property of such new Subsidiary), as well as appropriate financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Domestic Subsidiary or such Material Foreign Subsidiary, as applicable),

(ii) provide to Agent a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all of the direct or beneficial ownership interest in such new Domestic Subsidiary or such Material Foreign Subsidiary, as applicable, in form and substance satisfactory to Agent, and

(iii) provide to Agent all other documentation, including one or more opinions of counsel satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage and including an Acknowledgement of the provisions of Sections 6.1(k) and 4.14(i)).

; provided, however, that with respect to a Material Foreign Subsidiary, upon the request of Borrower, Agent may consent (which consent shall be binding on all Lenders and which consent shall not be unreasonably withheld by Agent and in evaluating such consent Agent shall consider the desire for a guaranty from such Material Foreign Subsidiary and collateral with respect to such Material Foreign Subsidiary balanced against the reasonably expected adverse tax impact to Holdings and its Subsidiaries as a result of such guaranty and collateral along with the other reasonably anticipated out-of-pocket costs to obtain such guaranty and collateral) to (x) not requiring such Material Foreign Subsidiary to provide the guaranty and security contemplated by clause (i) above and (y) with respect to clause (ii) above, not requiring a pledge of more than 65% of the outstanding Stock issued by such Material Foreign Subsidiary.

Any document, agreement, or instrument executed or issued pursuant to this Section 5.16 shall be a Loan Document. Without limiting the provisions of this Section 5.16 or Section 6.3, Borrower shall amend Schedules 4.6(a), 4.6(c) and 4.7(c) to include relevant information with respect to Subsidiaries acquired, established or created after the date hereof in accordance with Section 6.3(c) and such amendment shall occur by written notice to Agent prior to the date that such Subsidiary is so acquired, established or created.

5.17. Copyrights. Provide Agent with 30 days prior written notice of any registration by Holdings or any of its Domestic Subsidiaries in the applicable federal filing office of (a) any works protectable by copyrights (including the initial versions thereof) or (b) any changes to copyrights that have already been registered by such Person with the applicable federal filing office.

5.18. Treatment of Intercompany Loans re UK Foreign Subsidiary. With respect to any and all payments by UK Foreign Subsidiary to Borrower in respect of intercompany loans or intercompany receivables, make and record such payments as payments in respect of intercompany loans or intercompany receivables other than Subordinated B Debt (as defined in the UK Intercompany Subordination Agreements), whether or not such payments are so identified.

5.19. Further Assurances. At any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (collectively, the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect the Agent’s Liens in all of the assets of Holdings and its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any Real Property acquired by Holdings or its Subsidiaries after the Closing Date with a fair market value in excess of $2,500,000, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents). To the maximum extent permitted by applicable law, each of Holdings and Borrower authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s or its Subsidiary’s name, as applicable, and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Holdings and its Subsidiaries and all of the outstanding Stock of Holdings and Borrower’s Subsidiaries (subject to limitations contained in the Loan Documents with respect to Subsidiaries that are Foreign Subsidiaries).

5.20. Post-Closing Matters.

(a) Within 30 days of the Closing Date, deliver to Agent a fully-executed Collateral Access Agreement in form and substance satisfactory to Agent with respect to the leased location at [* * *].

(b) Within 60 days of the Closing Date, with respect to each Loan Party and its Domestic Subsidiaries, close each Securities Account maintained by such Person at any bank other than Wells Fargo, transfer all amounts and securities on deposit in such accounts to Wells Fargo and enter into Control Agreements in accordance with and to the extent required by Section 2.7(b); provided, that Borrower may maintain one Securities Account with a bank other than Wells Fargo for purposes of complying with Borrower’s internal investment policy, so long as (i) amounts and/or securities are in such Securities Account only to the extent that the investment alternatives offered by Wells Fargo do not allow Borrower to comply with Borrower’s internal investment policy and (ii) the value of the amounts and/or securities in such Securities Account do not at any time exceed the lesser of (x) $10,000,000 or (y) 10% of Borrower’s total investments at such time.

(c) Within 5 Business Days of the Closing Date, deliver to Agent, in each case in form and substance to Agent, insurance certificates with respect to (i) property and boiler and machinery and business interruption policies, showing Agent as certificate holder and loss payee, with lender’s loss payable clause in favor of Agent and (ii) liability and other third party policies, showing Agent as certificate holder and additional insured party.

6. NEGATIVE COVENANTS.

Each of Holdings and Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, the Loan Parties will not and will not permit any of their Subsidiaries to do any of the following:

6.1. Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for the following:

(a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

(b) Indebtedness set forth on Schedule 6.1,

(c) Permitted Purchase Money Indebtedness,

(d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (f) of this Section 6.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate (and (x) in the case of Capital Leases, do not result in increases of lease payments or effective interest rate in the case of Capital Leases and (y) in the case of the Data Center Capital Leases, do not result in increases of the cash payments of base rent, additional rent or any other cash payments with respect to the Data Center Capital Leases), with respect to the Indebtedness so refinanced, renewed, or extended; provided that with respect to the Data Center Capital Leases, the amount of the lease payments with respect to the Data Center Capital Leases may be increased in an amount reasonably acceptable to Agent in connection with (A) a corresponding reduction of the effective interest rate and related lease and rent payments and (B) the alteration of payment terms so that no lease or rent payments are due or payable until at least 180 days after the Maturity Date, (ii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended (and in the case of the Data Center Capital Leases, do not change the dates upon which scheduled payments of lease payments, base rent, additional rent or interest thereon are due thereon in a manner adverse to Agent or the Lenders other than to extend such dates), nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to any of Holdings, Borrower or their respective Subsidiaries, (iii) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, (iv) if the Indebtedness that is refinanced, renewed or extended was (x) unsecured, then the refinanced, renewed or extended Indebtedness must be unsecured or (y) secured, then the refinanced, renewed or extended Indebtedness must not be secured by any assets which did not secure the Indebtedness that was refinanced, renewed or extended, (v) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended, and (vi) all payments made with respect to the Indebtedness that is so refinanced shall be funded solely from the Indebtedness that refinances such refinanced Indebtedness,

(e) UK Indebtedness (including the UK Guaranty) and Indebtedness with respect to the UK Deed of Guarantee in the form of hedging obligations solely for interest rate hedging of the UK Indebtedness,

(f) Indebtedness of up to $178,893,944 (calculated in accordance with GAAP) of Borrower and Holdings under the Data Center Capital Leases and the Holdings Data Center Capital Lease Guaranties, respectively,

(g) [Intentionally Omitted],

(h) endorsement of instruments or other payment items for deposit,

(i) Indebtedness composing Permitted Investments,

(j) Indebtedness arising as a result of inter-company loans made in the ordinary course of business and solely to the extent that such loans are owing by Borrower or Holdings’ other wholly-owned Domestic Subsidiaries to Holdings, Borrower or their respective Subsidiaries; provided, however, that no such Indebtedness described in this clause (j) shall be evidenced by promissory notes unless Agent is notified on or prior to the execution of any such promissory notes and the sole originally executed counterparts of such notes are promptly pledged and delivered to Agent, for the benefit of Agent and Lenders, as security for the Obligations,

(k) Indebtedness arising as a result of inter-company loans or inter-company receivables made or extended in the ordinary course of business so long as (i) such loans or receivables, as applicable, are owing by wholly-owned Foreign Subsidiaries of Holdings to Holdings, Borrower or their respective Subsidiaries, (ii) the proceeds of such loans or receivables, as applicable, are used solely to pay operating expenses (incurred in the ordinary course of business and due within 90 days after the initial making or extension of such loans or receivables) of such Foreign Subsidiaries or to acquire fixed assets from Holdings or any of its Domestic Subsidiaries for use in the business of such Foreign Subsidiaries, (iii) during periods in which an Event of Default has occurred and is continuing or Average Availability (exclusive of cash and Cash Equivalents of Foreign Subsidiaries of Holdings) as of any day during the previous calendar month is less than $25,000,000, prior to making any such loan or extending any such receivable, as applicable, to any such Foreign Subsidiary for the purposes described in the foregoing clause (ii), all available funds (to the extent the available funds of all Foreign Subsidiaries of Holdings exceeds $10,000,000 in the aggregate) of all Foreign Subsidiaries of Holdings that directly or indirectly own any Stock of such Foreign Subsidiary must be exhausted for such purpose, (iv) the aggregate net inter-company payable owing by the Foreign Subsidiaries of Holdings to Holdings and its Domestic Subsidiaries shall at no time exceed $100,000,000 and (v) during periods in which an Event of Default has occurred and is continuing or Average Availability (exclusive of cash and Cash Equivalents of Foreign Subsidiaries of Holdings) as of any day during the previous calendar month is less than $15,000,000, such loans or receivables, as applicable, may not be made or extended for the purchase of fixed assets (it being understood that this clause (v) does not apply to any loans or receivables made or extended to pay operating expenses referred to in clause (ii) above) unless (x) the applicable Loan Party is subject to a binding commitment entered into prior to the beginning of such period with a Person that is not an Affiliate of any Loan Party to acquire such fixed assets and (y) the aggregate amount of intercompany loans and receivables made or extended during such period for the purpose of acquiring fixed assets shall not exceed $1,000,000; provided, however, that no such Indebtedness described in this clause (k) shall be evidenced by promissory notes unless Agent is notified on or prior to the execution of any such promissory notes and the sole originally executed counterparts of such notes are promptly pledged and delivered to Agent, for the benefit of Agent and Lenders, as security for the Obligations,

(l) Cisco Indebtedness, including the unsecured guarantee of the Cisco Indebtedness by Holdings pursuant to that certain Guaranty executed on December 18, 2006 by Holdings in favor of Cisco Systems Capital Corporation, a Nevada corporation, as in effect on December 18, 2006,

(m) Indebtedness consisting of the Convertible Notes, and

(n) unsecured Indebtedness of Borrower and its Domestic Subsidiaries so long as (i) the aggregate principal amount for all such unsecured Indebtedness does not exceed $50,000,000 at any one time outstanding, (ii) is subordinated to the Obligations on terms and conditions reasonably acceptable to Agent, and (iii) is otherwise on terms and conditions (including all economic terms and the absence of covenants) reasonably acceptable to Agent.

6.2. Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 6.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

6.3. Restrictions on Fundamental Changes.

(a) Enter into any merger (other than (i) a Permitted Acquisition, or (ii) mergers among wholly-owned Foreign Subsidiaries of Holdings), consolidation, reorganization, or recapitalization (other than any non-cash Stock split only involving Stock issued by Holdings) or reclassify its Stock,

(b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except as permitted by Section 5.12,

(c) Acquire, establish or create any Subsidiary except pursuant to a Permitted Acquisition and except as otherwise consented to by Agent (which such consent of Agent with respect to this clause (c) shall not be (x) unreasonably withheld or (y) required with respect to the first five Subsidiaries acquired, established or created after the Closing Date), or

(d) Suspend or cease operating a substantial portion of the business of Borrower, or of Holdings and its Domestic Subsidiaries taken as a whole or of Holdings and its Subsidiaries taken as a whole.

6.4. Disposal of Assets. Other than Permitted Dispositions, Permitted Investments, or transactions expressly permitted by Section 6.3, convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of Holdings’ Borrower’s or their respective Subsidiaries’ assets.

6.5. Change Name. Change Holdings’, Borrower’s or any of their respective Subsidiaries’ name, organizational identification number, state of organization or organizational identity; provided, however, that Holdings, Borrower or any of their respective Subsidiaries may change their names upon at least 30 days prior written notice to Agent of such change and so long as, at the time of such written notification, Holdings, Borrower or their respective Subsidiary provides any financing statements necessary to perfect and continue perfected the Agent’s Liens.

6.6. Nature of Business. Make any change in the principal nature of its business taken as a whole.

6.7. Prepayments, Amendments and Forgiveness. Except in connection with a refinancing permitted by Section 6.1(d),

(a) optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Holdings, Borrower or their respective Subsidiaries, other than the Obligations in accordance with this Agreement,

(b) make any payment on account of Indebtedness that has been contractually subordinated in right of payment if such payment is not permitted at such time under the subordination terms and conditions,

(c) directly or indirectly, amend, modify, alter, or change any of the terms or conditions of (i) any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 6.1(b), (d), (e), (f), (g) or (m), except to the extent expressly permitted by Section 6.1(d); provided, that the Indenture governing the terms of the Convertible Notes may be amended to cure any ambiguity, omission, defect or inconsistency in the Indenture or the Convertible Notes, or (ii) the Governing Documents of any Loan Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders.

(d) make any election to make cash payments (in lieu of Stock payments) of principal on the Convertible Notes, or

(e) permit the balance of the net inter-company payables owing from Foreign Subsidiaries of Holdings to Holdings and its Domestic Subsidiaries to be reduced or forgiven except as a result of (i) actual payments made by Foreign Subsidiaries of Holdings to Holdings and its Domestic Subsidiaries, (ii) actual payments made on behalf of Holdings or its Domestic Subsidiaries by Foreign Subsidiaries, (iii) offsets resulting from the crediting (in the ordinary course of business consistent with past practices) of revenues earned by Holdings and its Domestic Subsidiaries to the extent such revenues resulted from services provided by Foreign Subsidiaries of Holdings on behalf of Holdings and its Domestic Subsidiaries, (iv) conversions permitted pursuant to clause (g) of the definition of Permitted Investments, or (v) currency fluctuation.

6.8. Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

6.9. Consignments. Consign any of its or their Inventory or sell any of its or their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

6.10. Distributions.

(a) Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem or retire any of Holdings’ or Borrower’s Stock, of any class, whether now or hereafter outstanding, other than (i) Subsidiaries of Holdings may make distributions to Holdings, in an aggregate amount not to exceed $1,000,000 in any calendar year, the proceeds of which will be used in full by Holdings, within 5 Business Days of receipt thereof from such Subsidiaries, to repurchase Stock previously issued by Holdings to employees of Holdings or any of its Subsidiaries (or such employees’ heirs or decedents) in connection with the termination of the employment of such employees; provided, that (x) no Event of Default exists at the time of such distribution or repurchase or would occur as a result thereof, and (y) immediately before and after giving effect to the making of such distribution and repurchase, Borrower shall be in compliance on a pro forma basis with the covenants set forth in Section 7 recomputed for the most recently ended fiscal quarter for which information is available (provided that such condition required by this clause (y) shall not be applicable if immediately before and after giving effect to the making of such distribution and repurchase (A) Average Availability for each month during the previous 3 month period is greater than $25,000,000 and (B) Excess Availability plus Qualified Cash is greater than $25,000,000 as of the last day of each of the previous 3 months), (ii) Subsidiaries of Holdings may make distributions to Holdings, the proceeds of which will be used in fully by Holdings, within 5 Business Days of receipt thereof from such Subsidiaries, to make payments in respect of fractional shares of common Stock of Holdings in connection with any reverse stock split of Holdings’ common Stock in an aggregate amount not to exceed $250,000 in any calendar year, (iii) Subsidiaries of Holdings may make distributions to Holdings, the proceeds of which will be used in full by Holdings, within 5 Business Days of receipt thereof from such Subsidiaries, to make payments in respect of fractional shares of common Stock of Holdings in connection with the conversion of Holdings’ Series A Convertible Preferred Stock or the exercise of warrants to purchase Shares of Holdings’ common Stock in an aggregate amount not to exceed $250,000 in any calendar year, (iv) Subsidiaries of Holdings may make distributions to Holdings, the proceeds of which promptly will be used in full by Holdings to pay operating expenses of Holdings incurred in the ordinary course of business and consistent with the permitted business activities of Holdings described in Section 6.15 and, with respect to proceeds of distributions by Domestic Subsidiaries of Holdings to Holdings, solely to the extent that such expenses are incurred on behalf of any Foreign Subsidiary of Holdings, (v) Subsidiaries of Holdings may make distributions to Holdings, the proceeds of which will immediately be used by Holdings to make (A) regularly scheduled interest payments on the Convertible Notes and (B) cash payments solely with respect to fractional shares converted pursuant to the terms of the Convertible Notes; provided, that in each case (x) no Event of Default exists at the time of such distribution or would occur as a result thereof, and (y) immediately before and after giving effect to the making of such distribution, Borrower shall be in compliance on a pro forma basis with the covenants set forth in Section 7 recomputed for the most recently ended fiscal quarter for which information is available (provided that such condition required by this clause (y) shall not be applicable if immediately before and after giving effect to the making of such distribution and repurchase (A) Average Availability for each month during the previous 3 month period is greater than $25,000,000 and (B) Excess Availability plus Qualified Cash is greater than $25,000,000 as of the last day of each of the previous 3 months), (vi) wholly-owned Domestic Subsidiaries of Borrower may make distributions to Borrower and other wholly-owned Foreign Subsidiaries of Holdings may make distributions to Holdings and other wholly-owned Subsidiaries of Holdings; in each case, with respect to clause (i), (ii), (iii), (iv), (v), (vi) and (vii) above provided further that such distributions, repurchases and payments are permitted pursuant to the terms of the Convertible Notes.

(b) Cause, permit, or suffer, directly or indirectly, and “change of control” (or other similar event) as defined in, or under, any of (i) the Convertible Notes, or any agreement, document or instrument entered in connection therewith, (ii) any other Indebtedness of Holdings, Borrower or any of their respective Subsidiaries involving an aggregate amount of $2,500,000 or more or (iii) any of the terms pertaining to any of the Stock of Holdings, in each case to the extent that such “change of control” (or other similar event) would require, or would entitle the holder of such Indebtedness or Stock to require, Holdings, Borrower or any of their respective Subsidiaries to (x) make any payments of any kind with respect to such Indebtedness or Stock or (y) make any distribution, declaration, payment, purchase, acquisition, redemption or retirement prohibited by Section 6.10(a).

6.11. Accounting Methods. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

6.12. Investments. Except for Investments by Foreign Subsidiaries of Holdings in Foreign Cash Equivalents and except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that (other than amounts deposited into Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for Holdings’ or its Subsidiaries’ employees) Holdings, Borrower and their respective Domestic Subsidiaries shall not have Permitted Investments in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $100,000 at any one time unless, with respect to Holdings, Borrower or their respective Domestic Subsidiaries, Holdings, Borrower or such Domestic Subsidiaries, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent’s Liens in such Permitted Investments. Subject to the foregoing proviso, neither Holdings nor Borrower shall and shall not permit any of their respective Domestic Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

6.13. Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for transactions that (a) are in the ordinary course of Borrower’s business, (b) are upon fair and reasonable terms, (c) if they involve one or more payments by Holdings, Borrower or any of their respective Subsidiaries in excess of $500,000 (other than with respect to matters expressly permitted by Sections 6.1(j) or 6.1(k)), are fully disclosed to Agent, and (d) are no less favorable to Holdings, Borrower or such Subsidiary, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate, in each case other than (i) loans to employees in the ordinary course of business consistent with past practice for travel and entertainment expenses, relocation costs and similar purposes, (ii) cashless exercises of Stock options issued by Holdings in the ordinary course of business and (iii) transactions among Holdings, Borrower and its Domestic Wholly-Owned Subsidiaries in the ordinary course of business, on fair and reasonable terms and not otherwise prohibited by this Agreement. Without limiting the foregoing, none of Holdings, nor any Domestic Subsidiary of Holdings shall enter into any transaction with a Foreign Subsidiary of Holdings, make an Investment in a Foreign Subsidiary of Holdings or otherwise transfer any property to a Subsidiary of Holdings, except as permitted by Section 6.1(k) and clauses (f), (g) and (j) of the definition of Permitted Investments.

6.14. Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

6.15. Holdings as Holding Company. Permit Holdings to incur any liabilities (other than liabilities arising under the Loan Documents, the UK Guarantee, the Holdings Data Center Capital Lease Guaranties, the Convertible Notes, the unsecured guaranty of the Cisco Indebtedness by Holdings pursuant to that certain Guaranty executed on December 18, 2006 by Holdings in favor or Cisco Systems Capital Corporation, a Nevada corporation, as in effect on December 18, 2006, the Slough Estates Operating Lease Guaranty and the indemnification obligations under the CDN Purchase Agreement), own or acquire any assets (other than the Stock of Borrower and the other Subsidiaries of Holdings listed on Schedule 4.7(c) as being directly owned by Holdings and the patent applications and trademark listed on Schedule 4.14(a) and identified as being owned by Holdings) or engage itself in any operations or business, except in connection with its ownership of Borrower and its rights and obligations under the Data Center Capital Leases and the Convertible Notes.

6.16. Inventory and Equipment with Bailees. Except as set forth on Schedule 6.16, store the Inventory or Equipment of Holdings, Borrower or any of their respective Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party; provided, however, that Borrower may amend Schedule 6.16 to add new bailees, warehousemen or similar parties so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which such Inventory or Equipment are delivered to such bailee, warehouseman or similar party and so long as, in the case of Holdings, Borrower or their Domestic Subsidiaries at the time of such written notification, Borrower provides Agent a Collateral Access Agreement with respect thereto.

7. FINANCIAL COVENANTS.

Each of Holdings and Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Holdings will comply with each of the following financial covenants:

(a) Minimum Annualized EBITDA. Achieve Annualized EBITDA, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$140,800,000	For the 12 month period ending December 31, 2008

$125,600,000	For the 12 month period ending March 31, 2009

$122,667,000	For the 12 month period ending June 30, 2009

$121,840,000	For the 12 month period ending September 30, 2009

$119,040,000	For the 12 month period ending December 31, 2009

$123,600,000	For the 12 month period ending March 31, 2010

$128,240,000	For the 12 month period ending June 30, 2010

$133,520,000	For the 12 month period ending September 30, 2010

$137,680,000	For the 12 month period ending December 31, 2010

$143,600,000	For the 12 month period ending March 31, 2011

$149,680,000	For the 12 month period ending June 30, 2011

$156,080,000	For the 12 month period ending September 30, 2011

$162,640,000	For the 12 month period ending December 31, 2011 and each quarter thereafter

Concurrently with the closing of each Permitted Acquisition, each Annualized EBITDA level set forth above shall be increased by 80% of pro forma adjustment to Annualized EBITDA as set forth in the definition thereof for any applicable Reference Period.

(b) Fixed Charge Coverage Ratio. Have a Fixed Charge Coverage Ratio, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period
1.00:1.0	For the 12 month period ending December 31, 2008 and each quarter thereafter

(c) Leverage Ratio. Have a Leverage Ratio measured on a quarter-end basis, of not greater than the applicable ratio set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period
1.96:1.0	For the 12 month period ending December 31, 2008

2.17:1.0	For the 12 month period ending March 31, 2009

2.23:1.0	For the 12 month period ending June 30, 2009

2.23:1.0	For the 12 month period ending September 30, 2009

2.25:1.0	For the 12 month period ending December 31, 2009

2.14:1.0	For the 12 month period ending March 31, 2010

2.08:1.0	For the 12 month period ending June 30, 2010

1.97:1.0	For the 12 month period ending September 30, 2010

1.88:1.0	For the 12 month period ending December 31, 2010

1.78:1.0	For the 12 month period ending March 31, 2011

1.71:1.0	For the 12 month period ending June 30, 2011

1.61:1.0	For the 12 month period ending September 30, 2011

1.52:1.0	For the 12 month period ending December 31, 2011 and each quarter thereafter

(d) Capital Expenditures. Make Capital Expenditures in any fiscal year in an amount less than or equal to, but not greater than,

Fiscal Year 2008	Fiscal Year 2009	Fiscal Year 2010	Fiscal Year 2011
$190,785,000	$101,775,000	$121,210,000	$127,995,000

8. EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1. If Borrower fails to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days, or (b) all or any portion of the principal of the Obligations;

8.2. If Holdings, Borrower or any of their respective Subsidiaries:

(a) fails to perform or observe any covenant or other agreement contained in any of (i) Sections 2.7, 5.2, 5.3, 5.4, 5.5, 5.8, 5.12, 5.14, 5.16, 5.20, Section 6 and Section 7 of this Agreement; provided, that no more than two (2) times during any Fiscal Year, Borrower may fail to deliver in a timely manner a delivery required under Section 5.2 or 5.3 if such delivery shall occur no later than two (2) Business Days following the applicable due date thereof;

(b) fails to perform or observe any covenant or other agreement contained in Sections 5.6, 5.7, 5.9, 5.10, 5.11 and 5.15 and 5.18 of this Agreement and such failure continues for a period of 10 days after the earlier of (i) the date on which such failure shall first become known to any officer of Holdings, Borrower or any of their respective Subsidiaries, or (ii) the date on which written notice thereof is given to Borrower by Agent; or

(c) fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 20 days after the earlier of (i) the date on which such failure shall first become known to any officer of Holdings, Borrower or any of their respective Subsidiaries or (ii) the date on which written notice thereof is given to Borrower by Agent;

8.3. If any material portion of a Loan Party or any of its Subsidiaries’ assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 45 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture such Loan Party or the applicable Subsidiary;

8.4. If an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries;

8.5. If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and any of the following events occur: (a) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary, or (e) an order for relief shall have been issued or entered therein;

8.6. If a Loan Party or any of its Subsidiaries taken as a whole is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

8.7. If one or more judgments, orders, or awards involving an aggregate amount of $2,500,000, or more (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing) shall be entered or filed against a Loan Party or any of its Subsidiaries or with respect to any of their respective assets, and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited by such Loan Party or Subsidiary;

8.8. If there is a default in one or more agreements to which Holdings, Borrower or any of their respective Subsidiaries is a party with one or more third Persons relative to Holdings’, Borrower’s or any of their respective Subsidiaries’ Indebtedness involving an aggregate amount of $2,500,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Holdings’, Borrower’s or the applicable Subsidiary’s obligations thereunder;

8.9. If any warranty, representation, statement, or Record made herein or in any other Loan Document or delivered to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

8.10. If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor, or any such Guarantor becomes the subject of an Insolvency Proceeding;

8.11. If the Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral covered thereby, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement;

8.12. Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Holdings, Borrower or any of their respective Subsidiaries, or a proceeding shall be commenced by Holdings, Borrower or any of their respective Subsidiaries, or by any Governmental Authority having jurisdiction over Holdings, Borrower or any of their respective Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or Holdings, Borrower or any of their respective Subsidiaries shall deny that Holdings, Borrower or any of their respective Subsidiaries has any liability or obligation purported to be created under any Loan Document;

8.13. If the common stock of Holdings or any Stock into which the Convertible Notes are convertible is no longer listed for trading on a U.S. national securities exchange;

8.14. Any provision of the Cisco Loan Agreement or any document, instrument or agreement entered into in connection therewith is amended, restated, supplemented or otherwise modified whether in the form of an amendment, waiver, consent or otherwise; or

8.15. If a Material Adverse Change occurs;

9. THE LENDER GROUP’S RIGHTS AND REMEDIES.

9.1. Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Holdings and Borrower:

(a) Declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable, whereupon the same shall become and be immediately due and payable, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by Borrower;

(b) Declare the Revolver Commitments terminated, whereupon the Revolver Commitments shall immediately be terminated together with any obligation of any Lender hereunder to make Advances and the obligation of the Issuing Lender to issue Letters of Credit;

(c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent’s Liens in the Collateral and without affecting the Obligations; and

(d) The Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Holdings, Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Holdings and Borrower.

9.2. Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10. WAIVERS; INDEMNIFICATION.

10.1. Demand; Protest; etc. Each of Holdings and Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Holdings or Borrower may in any way be liable.

10.2. The Lender Group’s Liability for Collateral. Holdings and Borrower hereby agree that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

10.3. Indemnification. Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrower’s and its Subsidiaries’ compliance with the terms of the Loan Documents, (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder

(irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by Borrower or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities and Costs or Remedial Actions related in any way to any such assets or properties of Borrower or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON. The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys or agents. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto.

11. NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by Holdings, Borrower, Agent or any Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Holdings, Borrower, Agent or such Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Holdings, Borrower, Agent or such Lender, as the case may be, at its address set forth below:

If to Holdings or Borrower:	SAVVIS COMMUNICATIONS CORPORATION 1 SAVVIS Parkway Town & Country, Missouri 63017 Attn: Chief Financial Officer and General Counsel Fax No.: (314) 628-7230 and (888) 522-6510

with copies to:	HOGAN & HARTSON L.L.P. 875 Third Avenue 26th Floor New York, New York 10022 Attn: Christine Pallares, Esq. Fax No.: (212) 918-3100

If to Agent or WFF as a Lender:	WELLS FARGO FOOTHILL, LLC 2450 Colorado Avenue, Suite 3000 Santa Monica, California 90404-3597 Attn: Business Finance Manager Fax No.: (310) 453-7413

with copies to:	GOLDBERG, KOHN, BELL, BLACK, ROSENBLOOM & MORITZ, LTD. 55 E. Monroe Street, Suite 3700 Chicago, Illinois 60603 Attn: William A. Starshak, Esq. Maria T. Hrvatin, Esq. Fax No.: (312) 332-2196

If to any other Lender:	See notice information set forth on the signature pages hereto under the signature block of such Lender or such notice information set forth in an Assignment and Acceptance Agreement

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other parties. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening on business on the next Business Day for the recipient), and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE

STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. HOLDINGS, BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c) HOLDINGS, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. HOLDINGS, BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1. Assignments and Participations.

(a) Any Lender may assign and delegate to one or more assignees (each an “Assignee”) that are Eligible Transferees; provided, that no Loan Party or Affiliate of a Loan Party shall be permitted to become an Assignee) all or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (unless waived by the Agent) of $5,000,000 (except such minimum amount shall not apply to (x) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender or (y) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000); provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance, (iii) Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), and (iv) unless waived by the Agent, the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $3,500.

(b) From and after the date that Agent notifies the assigning Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation among Borrower, the assigning Lender, and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a) of this Agreement.

(c) [Intentionally Omitted]

(d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Loan Parties or the performance or observance by Loan Parties of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(e) Immediately upon Agent’s receipt of any processing fee payment (if required) and the fully executed Assignment and Acceptance and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(f) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Loan Parties, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder and under the Loan Documents shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Loan Parties, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this Section 13.1(e) are solely for the benefit of the Lender Group, and Loan Parties shall not have any rights as third party beneficiaries of any such provisions.

(g) In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest, in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to Holdings and its Subsidiaries and their respective businesses.

(h) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with

Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

(i) Agent shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain, or cause to be maintained, a register (the “Register”) on which it shall enter the names and addresses of the Lenders and the Commitments of, and the principal amount of the Advances (and stated interest thereon) and Obligations with respect to Letters of Credit owing to, each Lender from time to time. Subject to the last sentence of this Section 13.1(i), the entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Loan Parties, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender at any reasonable time and from time to time upon reasonable notice.

(j) A Registered Loan may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Any assignment or sale of all or part of such Registered Loan may be effected only by registration of such assignment or sale on the Register. Prior to the registration of assignment or sale of any Registered Loan, Agent and Borrower shall treat the Person in whose name such Registered Loan is registered as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary.

(k) In the event that a Lender sells participations in the Registered Loan, such Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the “Participant Register”). A Registered Loan may be participated in whole or in part only by registration of such participation on the Participant Register. Any participation of such Registered Loan may be effected only by the registration of such participation on the Participant Register.

(l) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to an Assignee or Participant, unless, as of the date of the proposed assignment or sale, such Assignee or Participant is exempt from withholding taxes.

13.2. Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that neither Holdings nor Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Holdings or Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 hereof and, except as expressly required pursuant to Section 13.1 hereof, no consent or approval by Holdings or Borrower is required in connection with any such assignment.

14. AMENDMENTS; WAIVERS.

14.1. Amendments and Waivers.

(a) No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by Holdings or Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Holdings and Borrower and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and Holdings and Borrower, do any of the following:

(i) increase the amount of or extend the expiration date of any Commitment of any Lender,

(ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(iii) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except (y) in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders), and (z) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii)),

(iv) amend or modify this Section or any provision of this Agreement providing for consent or other action by all Lenders,

(v) other than as permitted by Section 15.11, release Agent’s Lien in and to any of the Collateral,

(vi) change the definition of “Required Lenders” or “Pro Rata Share”,

(vii) contractually subordinate any of the Agent’s Liens,

(viii) other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by the Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents,

(ix) amend any of the provisions of Section 2.4(b)(i) or (ii),

(x) amend Section 13.1(a) to permit a Loan Party or an Affiliate of a Loan Party to be permitted to become an Assignee,

(xi) change the definition of Borrowing Base or any of the defined terms that are used in such definition to the extent that any such change results in more credit being made available to Borrower based upon the Borrowing Base, but not otherwise, or the definitions of Maximum Revolver Amount, or

(xii) change the Pro Rata Share that is required to take any action hereunder.

(b) No amendment, waiver, modification, or consent shall amend, modify, or waive (i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrower (and shall not require the written consent of any of the Lenders), and (ii) any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrower, and the Required Lenders,

(c) No amendment, waiver, modification, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Lender, or any other rights or duties of Issuing Lender under this Agreement or the other Loan Documents, without the written consent of Issuing Lender, Agent, Borrower, and the Required Lenders,

(d) No amendment, waiver, modification, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Swing Lender, or any other rights or duties of Swing Lender under this Agreement or the other Loan Documents, without the written consent of Swing Lender, Agent, Borrower, and the Required Lenders,

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, as applicable, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. Anything in this Section 14.1, to the contrary notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Holdings or Borrower, shall not require consent by or the agreement of Holdings or Borrower.

14.2. Replacement of Holdout Lender.

(a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders and if such action has received the consent, authorization, or agreement of the Required Lenders but not all of the Lenders, then Agent, upon at least 5 Business Days prior irrevocable notice, may permanently replace any Lender (a “Holdout Lender”) that failed to give its consent, authorization, or agreement with one or more substitute Lenders (each a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 13.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender’s Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

14.3. No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Holdings and Borrower of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

15. AGENT; THE LENDER GROUP.

15.1. Appointment and Authorization of Agent. Each Lender hereby designates and appoints WFF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 15. The provisions of this Section 15 (other than the proviso to Section 15.12(a)) are solely for the benefit of Agent, and the Lenders, and Holdings, Borrower and their respective Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word “Agent” is for convenience only, that WFF is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Holdings, Borrower and their respective Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Holdings, Borrower and their respective Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Holdings, Borrower and their respective Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Holdings, Borrower and their respective Subsidiaries, the Obligations, the Collateral, the Collections of Holdings, Borrower and their respective Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

15.2. Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

15.3. Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Holdings, Borrower or any of their respective Subsidiaries or Affiliate of Holdings or Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any of Holdings’ or Borrower’s respective Subsidiaries or Affiliates.

15.4. Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Holdings or Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

15.5. Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Defaults or Events of Default or the existence of any Overadvance of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Defaults or Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Defaults or Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Default or Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 8; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6. Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Holdings, Borrower and their respective Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other

Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

15.7. Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Holdings, Borrower and their respective Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from the Collections of Holdings, Borrower and their respective Subsidiaries received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender’s Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s Pro Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

15.8. Agent in Individual Capacity. WFF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Holdings, Borrower and their respective Subsidiaries and Affiliates and any other Person party to any Loan Document as though WFF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, WFF or its Affiliates may receive information regarding Holdings, Borrower or their respective Affiliates and any other Person party to any Loan Document that is subject to confidentiality obligations in favor of Holdings, Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include WFF in its individual capacity.

15.9. Successor Agent. Agent may resign as Agent upon 30 days prior written notice to the Lenders (unless such notice is waived by the Required Lenders). If Agent resigns under this Agreement, the Required Lenders shall be entitled to appoint a successor Agent for the Lenders. If, at the time that Agent’s resignation is effective, it is acting as the Issuing Lender or the Swing Lender, such resignation shall also operate to effectuate its resignation as the Issuing Lender or the Swing Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit or make Swing Loans. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days (or such lesser period as provided in the first sentence of this Section 15.9) following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

15.10. Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Holdings, Borrower and their respective Subsidiaries and Affiliates and any other Person party to any Loan Document as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Holdings, Borrower or their respective Affiliates and any other Person party to any Loan Document that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them. With respect to the Swing Loans and Protective Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of Agent.

15.11. Collateral Matters.

(a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 6.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Holdings, Borrower or their respective Subsidiaries owned no interest at the time the Agent’s Lien was granted nor at any time thereafter, or (iv) constituting property leased to Holdings, Borrower or their respective Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Loan Party in respect of) all interests retained by any Loan Party, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Holdings, Borrower or its Subsidiaries or is cared for, protected, or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

15.12. Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Holdings or Borrower or its Subsidiaries or any deposit accounts of Holdings or Borrower or its Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to enforce any Loan Document against any Loan Party or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.13. Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

15.14. Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

15.15. Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

15.16. Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report respecting any Loan Party (each a “Report” and collectively, “Reports”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

(b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Holdings, Borrower and their respective Subsidiaries will rely significantly upon Holdings’, Borrower’s and their respective Subsidiaries’ books and records, as well as on representations of Borrower’s personnel,

(d) agrees to keep all Reports and other material, non-public information regarding Holdings, Borrower and their respective Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Holdings, Borrower or their respective Subsidiaries to Agent that has not been contemporaneously provided by Holdings, Borrower or such Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Holdings, Borrower or their respective Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Holdings, Borrower or such Subsidiary, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

15.17. Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

15.18. Bank Product Providers. Each Bank Product Provider shall be deemed a party hereto for purposes of any reference in a Loan Document to the parties for whom Agent is acting; it being understood and agreed that the rights and benefits of such Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s right to share in payments and collections out of the Collateral as more fully set forth herein. In connection with any such distribution of payments and collections, Agent shall be entitled to assume no amounts are due to any Bank Product Provider unless such Bank Product Provider has notified Agent in writing of the amount of any such liability owed to it prior to such distribution.

15.19. Proofs of Claim. In connection with any Insolvency Proceeding, each of the Lenders hereby irrevocably authorize Agent to file, in Agent’s discretion, one or more proofs of claims with respect to the Obligations.

16. WITHHOLDING TAXES.

(a) All payments made by Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, Borrower shall comply with the next sentence of this Section 16(a). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein. Borrower will furnish to Agent as promptly as possible after the date the payment of any Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower.

(b) Borrower agrees to pay any present or future stamp, value added or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document.

(c) If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Agent and Borrower, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) and Borrower one of the following before receiving its first payment under this Agreement and at any other time reasonably requested by Agent, the assigning Lender, or the Lender granting the Participation:

(i) if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN (with proper attachments);

(ii) if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN;

(iii) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;

(iv) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (with proper attachments); or

(v) a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.

Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d) If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent and Borrower, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) and Borrower any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, provided, however, that nothing in this Section 16(d) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns) other than information required to be disclosed in the forms specified in Section 16(c). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(e) If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender or Participant, such Lender or Participant agrees to notify Agent (or, in the case of a sale of a participation interest, to the Lender granting the participation only) and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender or Participant. To the extent of such percentage amount, Agent and Borrower will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16(c) or 16(d) as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16(c) or 16(d), if applicable. Borrower agrees that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.

(f) If a Lender or a Participant is entitled to a reduction in the applicable withholding tax, Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any interest payment to such Lender or such Participant an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (c) or (d) of this Section 16 are not delivered to Agent (or, in the case of a Participant, to the Lender granting the participation) and Borrower, then Agent (or, in the case of a Participant, to the Lender granting the participation) and Borrower may withhold from any interest payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(g) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

(h) If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to Borrower (but only to the extent of payments made, or additional amounts paid, by Borrower under this Section 16 with respect to Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such a refund); provided, that Borrower, upon the request of Agent or such Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges, imposed by the relevant Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Credit Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Borrower or any other Person.

17. GENERAL PROVISIONS.

17.1. Effectiveness. This Agreement shall be binding and deemed effective when executed by Holdings, Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

17.2. Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3. Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group, Holdings or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5. Bank Product Providers. Each Bank Product Provider shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting; it being understood and agreed that the rights and benefits of such Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s right to share in payments and collections out of the Collateral as more fully set forth herein. In connection with any such distribution of payments and collections, Agent shall be entitled to assume no amounts are due to any Bank Product Provider unless such Bank Product Provider has notified Agent in writing of the amount of any such liability owed to it prior to such distribution.

17.6. Debtor-Creditor Relationship. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.7. Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

17.8. Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be asserted, or declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

17.9. Confidentiality.

(a) Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Holdings, Borrower and their respective Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (iv) as may be agreed to in advance by Holdings or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that Agent or Lenders, as applicable, give Borrower prompt written notice of such request or requirement, to the extent it is reasonably practicable to give such notice, so that Borrower may seek an appropriate protective order or other appropriate remedy, (v) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders), (vi) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender’s interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (vii) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 17.9 shall survive for 2 years after the payment in full of the Obligations.

(b) Anything in this Agreement to the contrary notwithstanding, Agent may provide information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services.

17.10. USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

17.11. Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

17.12. Termination of Agreement Among Lenders. The parties hereto hereby acknowledge and agree that the Agreement Among Lenders (as defined in the Original Credit Agreement) is terminated and no longer in effect.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation, as Borrower

By:	/s/ Jeffrey H. Von Deylen
Title:	Chief Financial Officer

SAVVIS, INC., a Delaware corporation, as a Guarantor

By:	/s/ Jeffrey H. Von Deylen
Title:	Chief Financial Officer

WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as Agent and as a Lender

By:	/s/ Nichol S. Shuart
Title:	Vice President

EXHIBIT A-1

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of                      between                      (“Assignor”) and                      (“Assignee”). Reference is made to the Agreement described in Annex I hereto (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

1. In accordance with the terms and conditions of Section 13 of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and Assignor’s portion of the Commitments, all to the extent specified on Annex I.

2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any Guarantor or the performance or observance by Borrower or any Guarantor of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto, and (d) represents and warrants that the amount set forth as the Purchase Price on Annex I represents the amount owed by Borrower to Assignor with respect to Assignor’s share of the Advances assigned hereunder, as reflected on Assignor’s books and records.

3. The Assignee (a) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon Agent, Assignor, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (c) confirms that it is an Eligible Transferee; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; [and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with

Exhibit A-1, Page 1

respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.]

4. Following the execution of this Assignment Agreement by the Assignor and Assignee, the Assignor will deliver this Assignment Agreement to the Agent for recording by the Agent. The effective date of this Assignment (the “Settlement Date”) shall be the latest to occur of (a) the date of the execution and delivery hereof by the Assignor and the Assignee, (b) the receipt by Agent for its sole and separate account a processing fee in the amount of $3,500 (if required by the Credit Agreement), (c) the receipt of any required consent of the Agent, and (d) the date specified in Annex I.

5. As of the Settlement Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents, provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Article 15 and Section 16.7 of the Credit Agreement.

6. Upon the Settlement Date, Assignee shall pay to Assignor the Purchase Price (as set forth in Annex I). From and after the Settlement Date, Agent shall make all payments that are due and payable to the holder of the interest assigned hereunder (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued up to but excluding the Settlement Date and to Assignee for amounts which have accrued from and after the Settlement Date. On the Settlement Date, Assignor shall pay to Assignee an amount equal to the portion of any interest, fee, or any other charge that was paid to Assignor prior to the Settlement Date on account of the interest assigned hereunder and that are due and payable to Assignee with respect thereto, to the extent that such interest, fee or other charge relates to the period of time from and after the Settlement Date.

7. This Assignment Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Assignment Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

8. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Exhibit A-1, Page 2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers, as of the first date written above.

[NAME OF ASSIGNOR] as Assignor

By
Name:
Title:

[NAME OF ASSIGNEE] as Assignee

By
Name:
Title:

ACCEPTED THIS DAY OF
WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as Agent

By
Name:
Title:

SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation, as Borrower

By
Name:
Title:

Exhibit A-1, Page 3

ANNEX FOR ASSIGNMENT AND ACCEPTANCE

ANNEX I

1.	Borrower: Savvis Communications Corporation, a Missouri corporation

2.	Name and Date of Credit Agreement:

Amended and Restated Credit Agreement, dated as of December 8, 2008, by and among Borrower, SAVVIS, Inc., a Delaware corporation, the lenders from time to time a party thereto (the “Lenders”), Wells Fargo Foothill, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders

3.	Date of Assignment Agreement:

4.	Amounts:

a. Assigned Amount of Revolver Commitment $

b. Assigned Amount of Advances $

5.	Settlement Date:

6.	Purchase Price $

7.	Notice and Payment Instructions, etc.

Assignee:	Assignor:

Exhibit A-1, Page 4

8.	Agreed and Accepted:

[ASSIGNOR]	[ASSIGNEE]

By:	By:
Title:	Title:

Accepted:

WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as Agent

By
Name:
Title:

SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation, as Borrower

By
Name:
Title:

Exhibit A-1, Page 5

EXHIBIT B-1

FORM OF BORROWING BASE CERTIFICATE

Wells Fargo Foothill, LLC

2450 Colorado Avenue, Suite 3000

Santa Monica, California 90404

Attn: Business Finance Manager

The undersigned, Savvis Communications Corporation, a Missouri corporation (“Borrower”), pursuant to Schedule 5.2 of that certain Amended and Restated Credit Agreement dated as of December 8, 2008 (as amended, restated, modified, supplemented, refinanced, renewed, or extended from time to time, the “Credit Agreement”), entered into among Borrower, SAVVIS, Inc., a Delaware corporation, the lenders signatory thereto from time to time and Wells Fargo Foothill, LLC, a Delaware limited liability company as the arranger and administrative agent (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”), hereby certifies to Agent that the following items, calculated in accordance with the terms and definitions set forth in the Credit Agreement for such items are true and correct, and that Borrower is in compliance with and, after giving effect to any currently requested Advances, will be in compliance with, the terms, conditions, and provisions of the Credit Agreement.

All initially capitalized terms used in this Borrowing Base Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

[Remainder of page intentionally left blank.]

Exhibit B-1, Page 1

Effective Date of Calculation:

A.	Borrowing Base Calculation

1.	Recurring Revenue

	a.	(i) The Recurring Revenues for the most recent 12-month period for which Agent received (i) Borrowing Base Certificate and (ii) monthly financial statements	$

		(ii) Multiple	0.10

	b.	the product of Item 1.a.(i) and Item 1.a(ii)		$

	c.	(i) the average daily Collections with respect to Accounts of Borrower and SAVVIS Federal over the immediately preceding 90 day period	$

		(ii) Multiple	40

	d.	the product of Item 1.c.(i) and Item 1.c(ii)		$

	e.	the lesser of Item1.b and Item 1.d		$

2.	Reserves

	a.	Bank Product Reserve	$

	b.	the aggregate amount of reserves established by Agent, if any, pursuant to Section 2.1(c) against the Borrowing Base	$

	c.	sum of Item 2.a. and Item 2.b.		$

3.	Borrowing Base

	a.	Borrowing Base (Item 1.e. minus Item 2.c.)		$

4.	Availability Calculation

	(a)	(i) Maximum Revolver Amount	$

		(ii) Letter of Credit Usage	$

		(iii) outstanding Advances	$

Exhibit B-1, Page 2

	(iv) the aggregate amount of reserves established by Agent, if any, pursuant to Section 2.1(c) against the Maximum Revolver Amount	$

	(v) Item 4.a.(i) minus Item 4.a.(ii) minus Item 4.a.(iii) minus Item 4.a.(iv)		$

(b)	(i) Borrowing Base (see Item 3.a)	$

	(ii) Letter of Credit Usage	$

	(iii) outstanding Advances	$

	(iv) Item 4.b.(i) minus Item 4.b.(ii) minus Item 4.b.(iii)		$

(c) lesser of Item 4.a.(v) and 4.b.(iv)			$

Exhibit B-1, Page 3

Additionally, the undersigned hereby certifies and represents and warrants to the Lender Group on behalf of Borrower that (i) as of the date hereof, each representation or warranty contained in any Loan Document, and as of the effective date of any advance, continuation or conversion requested above is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date), (ii) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit have been issued or remain in force by any Governmental Authority against Borrower, Agent, any Lender, or any of their Affiliates; (iii) no Material Adverse Change has occurred, (iv) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above, and (v) all of the foregoing is true and correct as of the effective date of the calculations set forth above and that such calculations have been made in accordance with the requirements of the Credit Agreement.

SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation, as Borrower

By:
Title:

Exhibit B-1, Page 4

EXHIBIT C-1

FORM OF COMPLIANCE CERTIFICATE

[on Borrower’s letterhead]

To:	Wells Fargo Foothill, LLC
2450	Colorado Avenue, Suite 3000

Santa Monica, California 90404

Attn: Business Finance Manager

Re:	Compliance Certificate dated

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of December 8, 2008, by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (“Agent”), SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation (“Borrower”), and SAVVIS, Inc., a Delaware corporation. Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

Pursuant to Schedule 5.3 of the Credit Agreement, the undersigned officer of Borrower hereby certifies that:

1. The financial information of Borrower, Holdings and their respective Subsidiaries furnished in Schedule 1 attached hereto, has been prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes), and fairly presents in all material respects the financial condition of Borrower, Holdings and their respective Subsidiaries.

2. Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Borrower, Holdings and their respective Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Schedule 5.3 of the Credit Agreement.

3. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Borrower, Holdings and their respective Subsidiaries have taken, are taking, or propose to take with respect thereto.

Exhibit C-1, Page 1

4. The representations and warranties of Borrower, Holdings and their respective Subsidiaries set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent they relate to a specified date), except as set forth on Schedule 3 attached hereto.

5. Borrower, Holdings and their respective Subsidiaries are in compliance with the applicable covenants contained in Section 7 of the Credit Agreement as demonstrated on Schedule 4 hereof.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this      day of                     ,         .

SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation

By:
Name:
Title:

Exhibit C-1, Page 2

SCHEDULE 1

Financial Information

Exhibit C-1, Page 3

SCHEDULE 2

Default or Event of Default

Exhibit C-1, Page 4

SCHEDULE 3

Representations and Warranties

Exhibit C-1, Page 5

SCHEDULE 4

Financial Covenants

1. Minimum Annualized EBITDA.

The Annualized EBITDA, measured on a quarter end basis, for the twelve month period ending                     ,                      is $                        , which amount [is/is not] greater than or equal to the amount set forth in Section 7(a) of the Credit Agreement for the corresponding period.

2. Fixed Charge Coverage Ratio.

The Fixed Charge Coverage Ratio, measured on a quarter-end basis, for the twelve month period ending                     ,                      is         :1.0, which [is/is not] greater than or equal to the ratio set forth in Section 7(b) of the Credit Agreement for the corresponding period.

3. Leverage Ratio.

The Leverage Ratio measured on a quarter-end basis, for the twelve month period ending                     ,                     is         :1.0, which [is/is not] less than or equal to the ratio set forth in Section 7(c) of the Credit Agreement for the corresponding period.

4. Capital Expenditures.

Holdings’ and its Subsidiaries’ Capital Expenditures from the beginning of Borrower’s most recent Fiscal Year to the date hereof is                     , which [is/is not] less than or equal to the amount set forth in Section 7(d) of the Credit Agreement for the corresponding period.

Exhibit C-1, Page 6

EXHIBIT L-1

FORM OF LIBOR NOTICE

Wells Fargo Foothill, LLC, as Agent

2450 Colorado Avenue, Suite 3000

Santa Monica, California 90404

Attn: Business Finance Manager

Ladies and Gentlemen:

Reference hereby is made to that certain Amended and Restated Credit Agreement, dated as of December 8, 2008 (the “Credit Agreement”), among Savvis Communications Corporation, a Missouri corporation (“Borrower”), SAVVIS, Inc., a Delaware corporation, the lenders signatory thereto (the “Lenders”), and Wells Fargo Foothill, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (“Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

This LIBOR Notice represents Borrower’s request to elect the LIBOR Option with respect to outstanding Advances in the amount of $             (the “LIBOR Rate Advance”)[, and is a written confirmation of the telephonic notice of such election given to Agent].

The LIBOR Rate Advance will have an Interest Period of [1, 2 or 3] month(s) commencing on                     .

This LIBOR Notice further confirms Borrower’s acceptance, for purposes of determining the rate of interest based on the LIBOR Rate under the Credit Agreement, of the LIBOR Rate as determined pursuant to the Credit Agreement.

Borrower represents and warrants that (i) as of the date hereof, each representation or warranty contained in any Loan Document, and as of the effective date of any advance, continuation or conversion requested above, is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date), (ii) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit have been issued or remain in force by any Governmental Authority against Borrower, Agent, any Lender, or any of their Affiliates; (iii) no Material Adverse Change has occurred, (iv) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above, and (v) all of the foregoing is true and correct as of the effective date of the calculations set forth above and that such calculations have been made in accordance with the requirements of the Credit Agreement.

Exhibit L-1, Page 1

Dated:

SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation, as Borrower

By:
Name:
Title:

Acknowledged by:

WELLS FARGO FOOTHILL, LLC, as Agent

By:
Name:
Title:

Exhibit L-1, Page 2

SCHEDULE A-1

Agent’s Account

An account at a bank designated by Agent from time to time as the account into which Borrower shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Borrower and the Lender Group to the contrary, Agent’s Account shall be that certain deposit account bearing account number [***] and maintained by Agent with Wells Fargo Bank, N.A., San Francisco, CA, ABA #121-000-248.

Schedule A-1, Page 1

SCHEDULE A-2

Authorized Persons

Name	Title
Jeffrey H. Von Deylen	Executive Vice President and Chief Financial Officer
Jens Teagan	Vice President and Treasurer
Siobhan DeLeeuw	Vice President and Controller
John Lindblad	Assistant Treasurer

Schedule A-2, Page 1

SCHEDULE C-1

Commitments

Lender	Revolver Commitment	Total Commitment
Wells Fargo Foothill, LLC	$50,000,000	$50,000,000
All Lenders	$50,000,000	$50,000,000

Schedule C-1, Page 1

SCHEDULE D-1

Designated Account

Company Name	ABA No.	Account No.	Account Name	Designated Account Bank
Borrower	026009593	[***]	Operating Account	Bank of America N.A. 800 Market Street St. Louis, MO 63101

Schedule D-1, Page 1

SCHEDULE D-2

Data Center Leases

ID	Lessor	Address	End Date
SF1	United States Postal Service	390 Main Street San Francisco, CA	8/2010

BO2	100 TCD Associates and TW Conroy 2 LLC	580 Winter Street Waltham, MA	9/2011

NJ2	Global Weehawken Acq Co LLC	300 Boulevard East Weehawken, NJ	8/2011

Schedule D-2, Page 1

SCHEDULE F-1

Foreign Cash Equivalent Jurisdictions

Australia

Belgium

Bermuda

Brazil

Canada

Finland

France

Germany

Hong Kong

Hungary

Italy

Japan

Malaysia

Netherlands

New Zealand

Norway

Philippines

Portugal

Singapore

Spain

Switzerland

Taiwan

Turkey

United Kingdom

Schedule F-1, Page 1

SCHEDULE P-1

Permitted Liens

1.	Bear Stearns Security Corp., covering financial assets in securities account [***], subject to that certain Securities Account Control Agreement, dated the date hereof, among Borrower, Agent and Bear Stearns Security Corp.

2.	Cisco Systems Capital Corporation, UCC Filing Nos. 20060135693G, 20070100321H (Missouri Secretary of State) and 020701723-3 (Virginia State Corporation Commission) covering leased specific equipment.

3.	De Lage Landen Financial Services Inc., UCC Filing Nos. 42741249 (Delaware Secretary of State) and 20040086569A (Missouri Secretary of State), covering specific equipment.

4.	Hewlett-Packard Financial Services Company, UCC Filing Nos. 50494550 (Delaware Secretary of State), and 057024348700 (California Secretary of State) covering leased specific equipment and software, and 20040114361C, 20060072192M (Missouri Secretary of State), covering specific equipment and software.

5.	De Lage Landen Financial Services, Inc., assignee of EMC CorporationUCC Filing No., 20070088188C (Missouri Secretary of State), covering specific equipment.

6.	IOS Capital, UCC Filing No. 20040076223H (Missouri Secretary of State), covering leased specific equipment.

7.	Sumner Group, Inc., UCC Filing Nos. 20050000679M, 20060031810B(Missouri Secretary of State), and Nos. 06-0002801390 and 06-0002802199 (Texas Secretary of State) covering specific equipment.

8.	Citcorp Vendor Finance Inc., UCC Filing No. 0101117138 (Virginia Secretary of State), covering leased specific equipment.

9.	Storagetek Financial Services Corporation, UCC Filing No. 20050047925F (Missouri Secretary of State), covering leased specific equipment.

10.	Axis Capital, Inc., UCC Filing No. 20050032635H (Missouri Secretary of State), covering leased specific equipment per lease or security agreements.

11.	OCE North America, Inc. UCC Filing No. 51966903 (Delaware Secretary of State), covering specific equipment.

12.	General Electric Capital Corporation UCC Filing No. 06020871861 (Virginia Secretary of State), covering specific equipment.

13.	OCE Financial Services, Inc. UCC Filing No. 06110672476 (Virginia Secretary of State), covering specific equipment.

14.	CSI Leasing, Inc., UCC Filing No. 20060003404M (Missouri Secretary of State), covering specific equipment.

15.	Heartland Bank, assignee of CSI Leasing, Inc., UCC Filing No. 20060003455G (Missouri Secretary of State), covering specific equipment.

16.	Winmark Capital Corporation, UCC Filing No. 6051394 5, amended Filing No. 6323365 7 (Delaware Secretary of State) covering, covering leased equipment.

17.	Winmark Capital Corporation, UCC filing no. 6163276 9 (Delaware Secretary of State) filed on May 15, 2006, covering leased equipment.

Schedule P-1, Page 1

18.	Hewlett-Packard Financial Services Company, as Debtor, UCC filing number 6199581 0 (Delaware Secretary of State) filed on June 12, 2006, covering equipment and software.

19.	UBS Financial Services Inc., covering Account no. [***], subject to an Account Control Agreement among Borrower, Wells Fargo Foothill, Inc. and USB Financial Services Inc. dated September 12, 2006*.

20.	Wells Fargo Brokerage Services, LLC, covering Account No. [***], subject to a Securities Account Control Agreement among Borrower, Wells Fargo Foothill, Inc. and Wells Fargo Brokerage Services, LLC dated April 3, 2007.

21.

Bank of America Securities LLC, covering Account No. [***], subject to a Collateral Account Notification and Acknowledgment (Third Party) among Borrower, Wells Fargo Foothill, Inc. and Banc of America Securities LLC dated August 19, 2005*.

*	To be closed and moved to Wells Fargo within 60 days of the Closing Date.

Schedule P-1, Page 2

SCHEDULE Q-1

Foreign Subsidiaries

SAVVIS Australia Pty Ltd. (Australia)

SAVVIS Communications KK (Japan)

SAVVIS Communications Private Limited (India)

SAVVIS Europe B.V. (The Netherlands)

SAVVIS France S.A.S. (France)

SAVVIS German GmbH (Germany)

SAVVIS Hong Kong Ltd. (Hong Kong)

SAVVIS Italia S.r.l. (Italia)

SAVVIS Malaysia Sdn. Bhd. (Malaysia)

SAVVIS New Zealand Limited (New Zealand)

SAVVIS Singapore Company Pte. Ltd. (Singapore)

SAVVIS (South Africa) (Proprietary) Limited (South Africa)

SAVVIS Switzerland A.G. (Switzerland)

SAVVIS Taiwan Limited (Taiwan)

SAVVIS Thailand Limited (Thailand)

SAVVIS U.K. Limited (U.K.)

SAVVIS Argentina, S.A. (Argentina)

SAVVIS do Brasil Ltda. (Brazil)

SAVVIS Telecommunicacoes Ltda. (Brazil)

SAVVIS Communications Chile, S.A. (Chile)

SAVVIS Mexico, S.A. de C.V. (Mexico)

SAVVIS Magyarorszag Tavkozlesi Kft. (Hungary)

SAVVIS Philippines, Inc. (Philippines)

SAVVIS Poland Sp Zo.o.

Schedule Q-1, Page 1

SCHEDULE R-1

Real Property Collateral

None.

Schedule R-1, Page 1

Schedule 1.1

As used in the Agreement, the following terms shall have the following definitions:

“Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“ACH Transactions” means any cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Holdings, Borrower or any of their respective Subsidiaries.

“Additional Documents” has the meaning specified therefor in Section 5.19 of the Agreement.

“Additional Lender” has the meaning specified therefor in Section 2.1(d) of the Agreement.

“Advances” has the meaning specified therefor in Section 2.1(a) of the Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of Section 6.13 of the Agreement: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a general partner or joint venturer shall be deemed an Affiliate of such Person.

“Agent” has the meaning specified therefor in the preamble to the Agreement.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1.

Schedule 1.1, Page 1

“Agent’s Liens” means the Liens granted by Holdings, Borrower or any of their respective Subsidiaries to Agent under the Loan Documents.

“Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.

“Annualized EBITDA” means EBITDA; provided, that (i) for the testing period ending December 31, 2008, EBITDA shall be calculated based on EBITDA for the period beginning on October 1, 2008 and ending on December 31, 2008, multiplied by 4, (ii) for the testing period ending March 31, 2009, EBITDA shall be calculated based on EBITDA for the period beginning on October 1, 2008 and ending on March 31, 2009, multiplied by 2, and (iii) for the testing period ending June 30, 2009, EBITDA shall be calculated based on EBITDA for the period beginning on October 1, 2008 and ending on June 30, 2009, multiplied by 1 1/3.

“Applicable Margin” means, as of any date of determination (with respect to any portion of the outstanding Advances on such date), the applicable margin set forth in the following table that corresponds to the most recent TTM EBITDA calculation delivered to Agent pursuant to Section 5.3 of the Agreement (the “TTM EBITDA Calculation”); provided, however, that for the period from the Closing Date through the date Agent receives the TTM EBITDA Calculation in respect of the testing period ending June 5, 2009, the Applicable Margin shall be at the margin in the row styled “Level I”:

Level	TTM EBITDA	Applicable Margin for Base Rate Loans	Applicable Margin for LIBOR Rate Loans
I	Less than $150,000,000	4.00%	4.00%
II	Greater than or equal to $150,000,000 but less than or equal to $200,000,000	3.50%	3.50%
III	Greater than $200,000,000	3.00%	3.00%

Except as set forth in the foregoing proviso, the Applicable Margin shall be based on the most recent TTM EBITDA Calculation, which will be calculated as of the end of each fiscal quarter. Except as set forth in the foregoing proviso, the Applicable Margin shall be redetermined quarterly on the first day of the month following the date of delivery to Agent of the certified calculation of TTM EBITDA pursuant to Section 5.3 of the Agreement; provided, that if Borrower fails to provide such certification when such certification is due, the Applicable Margin shall set at the margin in the row styled “Level I” as of the first day of the month following the date on which such certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Applicable Margin shall be set at the margin based upon the calculations disclosed by such certification. In the

Schedule 1.1, Page 2

event that the information regarding the TTM EBITDA contained in any certificate delivered pursuant to Section 5.3 of the Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period than the Applicable Margin actually applied for such period, then (i) Borrower shall immediately deliver to Agent a correct certificate for such period, (ii) the Applicable Margin shall be determined as if the correct Applicable Margin (as set forth in the table above) were applicable for such period, and (iii) Borrower shall immediately deliver to Agent full payment in respect of the accrued additional interest as a result of such increased Applicable Margin for such period, which payment shall be promptly applied by Agent to the affected Obligations.

“Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

“Authorized Person” means any one of the individuals identified on Schedule A-2, as such schedule of Authorized Persons has been from time to time be amended or supplemented by Borrower pursuant to a written notice delivered by Borrower to Agent and acknowledged in writing by Agent.

“Availability” means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances under Section 2.1 of the Agreement (after giving effect to all then outstanding Obligations (other than Bank Product Obligations).

“Average Availability” means, with respect to any period, the amount of Excess Availability plus Qualified Cash as of the end of each day in such period divided by the number of days in such period.

“Bank Product” means any financial accommodation extended to Holdings, Borrower or any of their respective Subsidiaries by a Bank Product Provider (other than pursuant to the Agreement) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under Hedge Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by Holdings, Borrower or any of their respective Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the Bank Product Providers in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Products.

“Bank Product Obligations” means all obligations, liabilities, reimbursement obligations, fees, and expenses owing by Holdings, Borrower or any of their respective Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product

Schedule 1.1, Page 3

Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Holdings, Borrower or any of their respective Subsidiaries are obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Holdings, Borrower or any of their respective Subsidiaries.

“Bank Product Provider” means Wells Fargo or any of its Affiliates.

“Bank Product Reserve” means, as of any date of determination, the lesser of (a) $8,500,000, and (b) the amount of reserves that Agent has established (based upon the Bank Product Providers’ reasonable determination of the credit exposure of Holdings, Borrower and their respective Subsidiaries in respect of Bank Products) in respect of Bank Products then provided or outstanding.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Base LIBOR Rate” means the greater of (a) 3.50% per annum and (b) the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate, to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period in each case, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrower in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error.

“Base Rate” means the greater of (a) 5.00% per annum, and (b) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate; provided, however, that in no event shall the Base Rate be less than the Base LIBOR Rate for a one month Interest Period.

“Base Rate Loan” means the portion of the Advances that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Margin” means the Applicable Margin pertaining to Base Rate Loans as set forth in the definition of Applicable Margin.

Schedule 1.1, Page 4

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which Holdings, Borrower or any of their respective Subsidiaries or ERISA Affiliate of Borrower has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.

“Board of Directors” means the board of directors (or comparable managers) of Holdings, Borrower or any of their respective Subsidiaries, as applicable or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Borrower” has the meaning specified therefor in the preamble to the Agreement.

“Borrowing” means a borrowing hereunder consisting of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of a Protective Advance.

“Borrowing Base” means, as of any date of determination, the result of:

(a) the lesser of

(i) 10% of Borrower’s Recurring Revenues for the most recently ended twelve-month period prior to such date for which Agent has received a Borrowing Base Certificate and the monthly financial statements of Borrower required to be delivered to Agent pursuant to Schedule 5.2 and Schedule 5.3, and

(ii) an amount equal to the average daily Collections with respect to Accounts of Borrower and SAVVIS Federal over the immediately preceding 90 day period multiplied by 40; minus

(b) the sum of

(i) the Bank Product Reserve, and

(ii) the aggregate amount of reserves, if any, established by Agent under Section 2.1(c) against the Borrowing Base.

“Borrowing Base Certificate” means a certificate in the form of Exhibit B-1.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of New York, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

Schedule 1.1, Page 5

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed; provided that Capital Expenditures shall not include expenditures that have been fully reimbursed in cash by Persons other than Loan Parties and for which the Loan Parties are not obligated in any respect.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the amount maintained with any such other bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Cash Management Account” has the meaning specified therefor in Section 2.7(a).

“Cash Management Agreements” means those certain cash management agreements, in form and substance satisfactory to Agent, each of which is among Holdings, Borrower or one of their respective Domestic Subsidiaries, Agent, and one of the Cash Management Banks.

Schedule 1.1, Page 6

“Cash Management Bank” has the meaning specified therefor in Section 2.7(a).

“CDN Purchase Agreement” means that certain Purchase Agreement dated as of December 23, 2006 among Holdings, Borrower, the other sellers named on Annex I thereto, Level 3 Communications, LLC and Level 3 Communications, Inc.

“CFC” means a controlled foreign corporation (as that term is defined in the IRC).

“Change of Control” means that (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 30%, or more, of the Stock of Holdings having the right to vote for the election of members of the Board of Directors and (ii) a higher percentage of the Stock of Holdings having the right to vote for the election of members of the Board of Directors than the percentage of such Stock held by the Permitted Holders, (b) a majority of the members of the Board of Directors do not constitute Continuing Directors of Holdings, or (c) subject to Section 5.12, Holdings fails to own and control 100% of the Stock of any of its Subsidiaries, including Borrower (it being understood that this clause (c) shall not apply to Foreign Subsidiaries to the extent that applicable law requires a Person other than Holdings to own a de minimis amount of Stock of such Foreign Subsidiary).

“Cisco Indebtedness” means the outstanding indebtedness incurred by Borrower pursuant to that certain Cisco Loan Agreement in an aggregate principal amount not to exceed $33,000,000 during the term of this Agreement for the purpose of Borrower’s purchase of networking and telecommunications equipment and other related networking and telecommunications goods, spare parts, accessories and software manufactured and sold by Cisco Systems, Inc., or certain other vendors authorized by Cisco Systems, Inc. and services provided by Cisco Systems, Inc. or certain other vendors authorized by Cisco Systems Inc. and subject to the Cisco Intercreditor Agreement.

“Cisco Intercreditor Agreement” means that certain Intercreditor Agreement dated December 18, 2006 and between Agent and Cisco Systems Capital Corporation.

“Cisco Loan Agreement” means that certain Loan and Security Agreement, dated December 18, 2006, between Borrower and Cisco Systems Capital Corporation, a Nevada corporation.

“Closing Date” means the date this Agreement becomes effective.

Schedule 1.1, Page 7

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Holdings, Borrower or their respective Subsidiaries in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Holdings’, Borrower’s or their respective Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance satisfactory to Agent.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).

“Commercial Software” means packaged commercially available software programs generally available to the public which have been licensed to Holdings, Borrower or any of their respective Subsidiaries pursuant to end-user licenses and which are used in Borrower’s business but not a component of or incorporated into any Borrower product.

“Company Software” means proprietary rights in the software for which Proprietary Rights are owned by Holdings, Borrower or any of their respective Subsidiaries, including copyrights, trademarks, patents and trade secrets.

“Commitment” means, with respect to each Lender, its Revolver Commitment and, with respect to all Lenders, their Revolver Commitments or their Total Commitments, as the context requires, in each case.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Borrower to Agent.

“Continuing Director” means (a) any member of the Board of Directors who was a director of Holdings on the Closing Date, and (b) any individual who becomes a member of the Board of Directors of Holdings after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by a majority of the directors who were directors on the Closing Date or who were appointed or nominated for election to the Board of Directors of Holdings by directors who were directors on the Closing Date or who were appointed or nominated for election to the Board of Directors of Holdings by directors who had also been so appointed or nominated, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors of Holdings and whose initial assumption of office resulted from such contest or the settlement thereof.

Schedule 1.1, Page 8

“Control Agreement” means a control agreement, in form and substance satisfactory to Agent, executed and delivered by Holdings, Borrower or one of their respective Domestic Subsidiaries, as applicable, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Copyright Security Agreement” has the meaning specified therefor in the Security Agreement.

“Convertible Notes” means those certain convertible Senior Notes due May 15, 2012 in the principal amount of up to $345,000,000, governed by the Indenture.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Data Center Capital Leases” means each of the (i) Lease Agreement, dated as of March 5, 2004, between Borrower (as successor by merger with SAVVIS, Inc., f/k/a SAVVIS Asset Holdings, Inc.) and Meerkat SC Office LLC, (ii) Lease Agreement, dated as of March 5, 2004, between Borrower (as successor by merger with SAVVIS, Inc., f/k/a SAVVIS Asset Holdings, Inc.) and Meerkat LA1 LLC, (iii) Lease Agreement, dated as of March 5, 2004, between Borrower (as successor by merger with SAVVIS, Inc., f/k/a SAVVIS Asset Holdings, Inc.) and Meerkat SC4 LLC, (iv) Lease Agreement, dated as of March 5, 2004, between Borrower (as successor by merger with SAVVIS, Inc., f/k/a SAVVIS Asset Holdings, Inc.) and Meerkat SC5 LLC, (v) Amended and Restated Lease Agreement, dated as of June 30, 2006, between Borrower and Digital Centreport, L.P. regarding the premises at 14901 FAA Boulevard, Fort Worth, Tarrant County, Texas, (vi) Datacenter Lease, dated as of December 21, 2006, between Borrower and Digital Piscataway, LLC regarding the premises at 3 Corporate Place, Piscataway, New Jersey, (vii) Datacenter Lease, dated as of December 5, 2007, between Borrower and Digital Piscataway, LLC regarding the premises at 3 Corporate Place, Piscataway, New Jersey, (viii) Lease Agreement, dated as of March 5, 2004, between Borrower (as successor by merger with SAVVIS, Inc., f/k/a SAVVIS Asset Holdings, Inc.) and Meerkat SC8 LLC, (ix) the Sterling Leases, and (x) the leases described on Schedule D-2 to the extent GAAP requires such leases to be treated as Capital Leases.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

“Defaulting Lender Rate” means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

Schedule 1.1, Page 9

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Designated Account” means the Deposit Account of Borrower identified on Schedule D-1.

“Designated Account Bank” has the meaning specified therefor in Schedule D-1.

“Dollars” or “$” means United States dollars. To the extent any amount is owing or is otherwise denominated in a currency other than Dollars, such amount shall be recalculated for the purposes of this Agreement in the then Dollar equivalent amount thereof as determined from time to time by Agent.

“Domestic Subsidiary” means each Subsidiary other than those that are CFCs.

“Embedded Products” means all licenses, sublicenses and other agreements as to which Holdings, Borrower or any of their respective Subsidiaries is a party and pursuant to which such Person is authorized to use any third party patents, patent rights, trademarks, service marks, trade secrets or copyrights, including software, which are distributed by any such Person or incorporated in any existing product or service of any such Person.

“EBITDA” means, with respect to any fiscal period, Holdings’, Borrower’s and their respective Subsidiaries’ (other than those Subsidiaries identified on Schedule Q-1) consolidated net earnings (or loss), minus, (a) to the extent included in consolidated net earnings (or loss), extraordinary gains and interest income, plus (b) to the extent deducted in consolidated net earnings (or loss), the sum of (i) interest expense, (ii) income taxes, (iii) depreciation, (iv) amortization, (v) non-cash accretion, (vi) non-cash equity-based compensation, (vii) non-cash impairment charges, and (viii) non-cash restructuring charges, in each case for such period and in each case, as determined in accordance with GAAP. For the purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), if at any time during such Reference Period (and after the Closing Date) Holdings or any of its Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Holdings and Agent) or in such other manner acceptable to Agent as if the Permitted Acquisition occurred on the first day of such Reference Period.

“Eligible Transferee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which

Schedule 1.1, Page 10

has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Lender or any Affiliate (other than individuals) or Related Fund of a Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower (which approval of Borrower shall not be unreasonably withheld, delayed, or conditioned), and (f) during the continuation of an Event of Default, any other Person approved by Agent.

“Environmental Actions” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Holdings, Borrower, any of their respective Subsidiaries, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Holdings, Borrower, any of their respective Subsidiaries, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Holdings, Borrower or any of their respective Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

Schedule 1.1, Page 11

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Holdings, Borrower or their respective Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Holdings, Borrower or their respective Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Holdings, Borrower or any of their respective Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Holdings, Borrower or any of their respective Subsidiaries and whose employees are aggregated with the employees of Holdings, Borrower or their respective Subsidiaries under IRC Section 414(o).

“Event of Default” has the meaning specified therefor in Section 8.

“Excess Availability” means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of (i) all undisputed portions of trade payables of Holdings, Borrower and their respective Subsidiaries aged over either 120 days past their due date or 180 days past the date of their creation, to the extent the aggregate amount of such trade payables exceed $4,000,000, and (ii) all book overdrafts of Holdings, Borrower and their respective Subsidiaries in excess of historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Expansion Capital Expenditures” means Capital Expenditures of any Loan Party or any of their Subsidiaries expended for the purpose of constructing or improving data center facilities (including tenant improvements, but excluding success-based Capital Expenditures including, without limitation, amounts expended to purchase customer equipment installed at such facilities), network infrastructure or developing new products.

“Fee Letter” means that certain amended and restated fee letter dated as of the Closing Date between Borrower and Agent, in form and substance satisfactory to Agent.

“Fixed Charges” means, with respect to any fiscal period and with respect to Holdings determined on a consolidated basis (excluding those Subsidiaries identified on Schedule Q-1) in accordance with GAAP, the sum, without duplication, of (a) Interest Expense paid during such period, (b) principal payments in respect of Indebtedness that are required to be paid during such period, (c) all federal, state, and local income taxes accrued during such period, and (d) Capital Expenditures (other than Expansion Capital Expenditures) made (to the extent not already incurred in a prior period) or incurred during such period.

Schedule 1.1, Page 12

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (i) Annualized EBITDA for such period to (ii) Fixed Charges for such period.

“Foreign Cash Equivalents” means (a) certificates of deposit or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of a jurisdiction set forth on Schedule F-1 having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, and (b) Deposit Accounts maintained with any bank that satisfies the criteria described in clause (a) above.

“Foreign Lender” shall mean any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).

“Foreign Subsidiary” means each Subsidiary that is a CFC.

“Funding Date” means the date on which a Borrowing occurs.

“Funding Losses” has the meaning specified therefor in Section 2.13(b)(ii) of the Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Guarantors” means (a) each Domestic Subsidiary of Holdings (other than Borrower), (b) Holdings, and (c) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.16 of the Agreement, and “Guarantor” means any one of them.

“Guaranty” means that certain general continuing guaranty executed and delivered by each Guarantor in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in form and substance satisfactory to Agent.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials,

Schedule 1.1, Page 13

and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means any and all agreements or documents now existing or hereafter entered into by Holdings, Borrower or any of their respective Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Holdings’, Borrower’s or any of their respective Subsidiaries’ exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.

“Holdings” has the meaning specified therefor in the preamble of this Agreement.

“Holdings Data Center Capital Lease Guaranties” means (i) the unsecured guaranty by Holdings of the obligations of Borrower under the Lease Agreement, dated as of March 5, 2004, between Borrower (as successor by merger with SAVVIS, Inc., f/k/a SAVVIS Asset Holdings, Inc.) and Meerkat SC Office LLC, (ii) the unsecured guaranty by Holdings of the obligations of Borrower under the Lease Agreement, dated as of March 5, 2004, between Borrower (as successor by merger with SAVVIS, Inc., f/k/a SAVVIS Asset Holdings, Inc.) and Meerkat LA1 LLC, (iii) the unsecured guaranty by Holdings of the obligations of Borrower under the Lease Agreement, dated as of March 5, 2004, between Borrower (as successor by merger with SAVVIS, Inc., f/k/a SAVVIS Asset Holdings, Inc.) and Meerkat SC4 LLC, (iv) the unsecured guaranty by Holdings of the obligations of Borrower under the Lease Agreement, dated as of March 5, 2004, between Borrower (as successor by merger with SAVVIS, Inc., f/k/a SAVVIS Asset Holdings, Inc.) and Meerkat SC5 LLC, (v) the unsecured guaranty by Holdings in favor of Digital Piscataway, LLC of the obligations of Borrower under the Data Center Lease dated as of December 31, 2006 between Borrower and Digital Piscataway, LLC regarding the premises at 3 Corporate Place, Piscataway, New Jersey, and (vi) the unsecured guaranty by Holdings in favor of Digital Piscataway, LLC of the obligations of Borrower under the Data Center Lease dated as of December 5, 2007 between Borrower and Digital Piscataway, LLC regarding the premises at 3 Corporate Place, Piscataway, New Jersey.

“Holdout Lender” has the meaning specified therefor in Section 14.2(a).

“Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance

Schedule 1.1, Page 14

with customary trade practices), (f) all obligations owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets securing such obligation.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indenture” means that certain Indenture between Holdings and The Bank of New York, as trustee and dated on or about May 2, 2007.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal or foreign bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Inter-company Subordination Agreement” means a subordination agreement executed and delivered by Holdings, Borrower, each of their respective Subsidiaries, and Agent, the form and substance of which is satisfactory to Agent.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement dated as of October 31, 2008 by and among Lombard North Central Plc, National Westminster Bank, Plc, the Agent, Holdings, Borrower and UK Foreign Subsidiary as in effect on the October 31, 2008.

“Interest Expense” means, for any period, the aggregate of the interest expense of Holdings and its Subsidiaries, excluding those Subsidiaries identified on Schedule Q-1 for such period, determined on a consolidated basis in accordance with GAAP.

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2 or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day,

Schedule 1.1, Page 15

such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2 or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

“Inventory” means inventory (as that term is defined in the Code).

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, relocation and similar advances to officers and employees of such Person consistent with past practice and so long as the aggregate outstanding amount of such advances at no time exceeds $1,000,000 and advances to officers and employees to fund payments by such officers and employees to Holdings in connection with the exercise of options to acquire Stock of Holdings, and (b) bona fide Accounts (other than inter-company Accounts among the Loan Parties) arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Investment Affiliate” means any fund or investment vehicle that (a) is organized by Welsh, Carson, Anderson & Stowe VIII, L.P. for the purpose of making equity or debt investments in one or more companies and (b) is controlled by Welsh, Carson, Anderson & Stowe VIII, L.P. For the purposes of this definition, “control” means the power to direct or cause the direction of management and policies of a Person, whether by contract or otherwise.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“Issuing Lender” means WFF or any other Lender that, with the consent of Agent, agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.12 of the Agreement.

“L/C” has the meaning specified therefor in Section 2.12(a) of the Agreement.

Schedule 1.1, Page 16

“L/C Disbursement” means a payment made by the Issuing Lender pursuant to a Letter of Credit.

“L/C Undertaking” has the meaning specified therefor in Section 2.12(a) of the Agreement.

“Lender” and “Lenders” have the respective meanings set forth in the preamble to the Agreement, and shall include any other Person made a party to the Agreement in accordance with the provisions of Section 13.1 of the Agreement.

“Lender Group” means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

“Lender Group Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Holdings, Borrower or any of their respective Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with Holdings, Borrower or any of their respective Subsidiaries under any of the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Agent in the disbursement of funds to Borrower or other members of the Lender Group (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses (including travel, meals and lodging) of Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter , (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group’s relationship with Holdings or any of its Subsidiaries, (h) Agent’s reasonable costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals and lodging), syndicating, or amending the Loan Documents, and (i) Agent’s and each Lender’s reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Holdings, Borrower or any of their respective Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

Schedule 1.1, Page 17

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Letter of Credit” means an L/C or an L/C Undertaking, as the context requires.

“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent, including provisions that specify that the Letter of Credit fee set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then existing Letter of Credit Usage, (b) causing the Underlying Letters of Credit to be returned to the Issuing Lender, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to the Agent (in its sole discretion) in an amount equal to 105% of the then existing Letter of Credit Usage (it being understood that the Letter of Credit fee set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fee that accrues must be an amount that can be drawn under any such standby letter of credit).

“Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

“Leverage Ratio” means, with respect to Holdings and its Subsidiaries (other than those Subsidiaries identified on Schedule Q-1) on a consolidated basis for any period, the ratio of (i) Indebtedness of such Persons as of the last day of such period (other than (x) obligations owing under Hedge Agreements, (y) the obligations under the Convertible Notes and (z) obligations owing with respect to the unsecured Indebtedness permitted by Section 6.1(n)) to (ii) EBITDA of such Persons for such period.

“LIBOR Deadline” has the meaning specified therefor in Section 2.13(b)(i) of the Agreement.

“LIBOR Notice” means a written notice in the form of Exhibit L-1.

“LIBOR Option” has the meaning specified therefor in Section 2.13(a) of the Agreement.

“LIBOR Rate” means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/100%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

Schedule 1.1, Page 18

“LIBOR Rate Loan” means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate Margin” means the Applicable Margin pertaining to LIBOR Rate Loans as set forth in the definition of Applicable Margin.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Account” has the meaning specified therefor in Section 2.10 of the Agreement.

“Loan Documents” means the Agreement, the Bank Product Agreements, any Borrowing Base Certificate, the Controlled Account Agreements, the Control Agreements, the Copyright Security Agreement, the Fee Letter, the Guaranty, the Inter-company Subordination Agreement, the Intercreditor Agreement, the Letters of Credit, the Mortgages, the Patent Security Agreement, the Security Agreement, the UCC Authorization to File UCC Financing Statements dated as of the Original Closing Date executed by Holdings and its Subsidiaries (other than those that are Foreign Subsidiaries) in favor of Agent, Assignment of Business Interruption Insurance dated as of the date hereof executed by Holdings and its Subsidiaries (other than those that are Foreign Subsidiaries) in favor of Agent, the Trademark Security Agreement, any note or notes executed by Borrower in connection with the Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by Holdings, Borrower or any of their respective Subsidiaries and the Lender Group in connection with the Agreement.

“Loan Party” means each of Borrower or any Guarantor.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Change” means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) (x) of Borrower or (y) of Holdings, Borrower and their respective Subsidiaries, taken as a whole, (b) a material impairment of (x) the ability of Borrower to perform its obligations under the Loan Documents to which it is a party, (y) the ability of Holdings, Borrower and their respective Subsidiaries, taken as a whole, to perform their collective obligations under the Loan Documents to which they are parties or (z) the Lender Group’s ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of Holdings, Borrower or their respective Subsidiaries.

Schedule 1.1, Page 19

“Material Foreign Subsidiary” has the meaning specified therefor in Section 5.16.

“Maturity Date” has the meaning specified therefor in Section 3.3 of the Agreement.

“Maximum Revolver Amount” means $50,000,000, as the same may be increased in accordance with Section 2.1 or decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of the Agreement.

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Mortgages” means, individually and collectively, and if any, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Holdings, Borrower or their respective Subsidiaries in favor of Agent, in form and substance satisfactory to Agent, that encumber the Real Property Collateral.

“Network Project Financing” means those certain Capital Leases entered into by Borrower or Purchase Money Indebtedness incurred by Borrower in an aggregate principal amount not to exceed $17,000,000 during the term of this Agreement for the purpose of purchasing networking and telecommunications, equipment, software, hardware and maintenance of such equipment for Borrower.

“Obligations” means (a) all loans, Advances, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

Schedule 1.1, Page 20

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Original Closing Date” has the meaning specified therefor in the recitals to the Agreement.

“Original Credit Agreement” has the meaning specified therefor in the recitals to the Agreement.

“Original Obligations” means the “Obligations” as defined in the Original Credit Agreement.

“Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Overadvance” has the meaning specified therefor in Section 2.5 of the Agreement.

“Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Patent Security Agreement” has the meaning specified therefor in the Security Agreement.

“Patriot Act” has the meaning specified therefor in Section 4.18 of the Agreement.

“Payoff Date” means the first date on which all of the Obligations are paid in full and the Commitments of the Lenders are terminated.

“Permitted Acquisition” means an acquisition of the assets and/or business of a Person by Borrower or by a Subsidiary of Holdings or Borrower or the acquisition of all of the Stock of a Person (such Person, the “Target”) by Borrower or by a Subsidiary of Holdings or Borrower in which (a) the business and assets acquired are for use in, the same business engaged in by Borrower as of the Closing Date and which acquired business and assets would not subject Agent or any Lender to any regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Document other than approvals applicable to the exercise of such rights and remedies with respect to Borrower prior to such Permitted Acquisition, (b) immediately before and after giving effect to such asset acquisition or Stock acquisition and the making of any Advances in connection therewith, no Default or Event of Default exists (and, with respect to the financial covenants included in Section 7, Agent has been provided with calculations showing compliance with such financial covenants on a pro forma basis as of the most recent month end for which financial statements have been delivered, after giving effect to such asset or Stock acquisition as if such acquisition occurred at the beginning of the relevant period and as if any Indebtedness incurred in connection therewith was incurred on the first day of such period notwithstanding whether or not the financial covenants included in Section 7 are otherwise tested

Schedule 1.1, Page 21

pursuant to the terms of Section 7), (c) the aggregate consideration to be paid by Holdings, Borrower and their respective Subsidiaries (including any liabilities assumed by Holdings, Borrower or their respective Subsidiaries and any liabilities retained by the Target) in connection with such asset or Stock acquisition, together with the consideration paid in connection with all of the asset or Stock acquisitions completed by Holdings, Borrower and their respective Subsidiaries during the period commencing on the Closing Date and ending on the date of such asset or Stock acquisition, does not exceed $15,000,000; provided that the portion of consideration paid or to be paid by Holdings, Borrower and their respective Subsidiaries in connection with any asset or Stock acquisition by the issuance of common Stock of Holdings shall be excluded from such $15,000,000 limitation so long as the aggregate consideration paid and to be paid by Holdings, Borrower and their respective Subsidiaries (including any liabilities assumed by Holdings, Borrower and their respective Subsidiaries and the liabilities retained by the Target but excluding any consideration paid or to be paid by the issuance of common Stock of Holdings) does not exceed $10,000,000, (d) the acquisition is consensual and has been approved by the respective board of directors (or equivalent body) of the parties to such acquisition (including in the case of a Stock acquisition, the board of directors of the Target), (e) at the time of and immediately after giving effect to such asset or Stock acquisition and the making of any Advances in connection therewith, Excess Availability plus Qualified Cash is not less than $25,000,000, (f) during the 30 days prior to the time of such asset or Stock acquisition, the sum of Excess Availability plus Qualified Cash as of the end of each day during such 30 day period divided by 30 is not less than $25,000,000, (g) at least 30 days prior to such asset or Stock acquisition, Agent shall have received a description of such asset or Stock acquisition and such legal and business due diligence as is customarily and reasonably required by Agent (with results of such due diligence being satisfactory to Agent), and projections for the succeeding three-year period, which projections shall be in form and substance satisfactory to Agent and shall take into account the proposed Permitted Acquisition, (h) at least 5 days prior to the consummation of such asset or Stock acquisition, Agent has received complete executed or conformed copies of the material documentation to be executed in connection with such acquisition, (i) consents have been obtained in favor of Agent and Lenders to the collateral assignment of rights and indemnities under the material acquisition documents, (j) (x) in the case of an asset acquisition, Agent shall have received a perfected, first-priority Lien in all of the assets (other than assets located outside of the United States) so acquired and all of the assets so acquired shall be free and clear of any Liens (other than Permitted Liens) and (y) in the case of a Stock acquisition, Agent shall have received a perfected, first-priority Lien in all of the assets (other than assets located outside of the United States) of the Target and all of the assets of Target shall be free and clear of any Liens (other than Permitted Liens) and the Target (so long as the Target is not a Foreign Subsidiary) shall have executed and delivered a joinder to the Guaranty and Agent shall have received a perfected, first priority Lien on all of the Stock (or 65% of the Stock if the Target is a Foreign Subsidiary) issued by the Target, and (k) any contingent liabilities or Indebtedness assumed by Holdings, Borrower or any of their respective Subsidiaries in connection with such asset acquisition or if a Stock acquisition, retained by Target or assumed by Holdings, Borrower or any of their respective Subsidiaries in connection with such Stock acquisition have been approved by Agent and Required Lenders.

Schedule 1.1, Page 22

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured lender) business judgment.

“Permitted Dispositions” means:

(a) sales, abandonment or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business,

(b) sales, leases or licensing of Inventory or Equipment to customers in the ordinary course of business,

(c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents

(d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(e) sales of Equipment not covered under clause (a) above, so long as (i) no Event of Default exists, (ii) such sales are on an arm’s length basis and (iii) the aggregate fair market value of such Equipment sold from the Closing Date until the Maturity Date does not exceed $10,000,000, and

(f) the granting of Permitted Liens.

“Permitted Holder” means Welsh, Carson, Anderson & Stowe VI, L.P.; Welsh, Carson, Anderson & Stowe VII, L.P.; Welsh, Carson, Anderson & Stowe VIII, L.P.; WCAS Information Partners, L.P.; WCAS Capital Partners II, L.P.; WCAS VI Partners, L.P.; WCAS VII Partners, L.P.; WCAS VIII Associates; WCAS INFO Partners; WCAS CP II Partners; any Investment Affiliate; and the individual general partners of each of the foregoing partnerships.

“Permitted Investments” means:

(a) Investments in cash and Cash Equivalents,

(b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,

(c) advances (other than advances made between the Loan Parties) made in connection with purchases of goods or services in the ordinary course of business,

(d) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries (from Persons that are not Affiliates) effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries,

Schedule 1.1, Page 23

(e) Permitted Acquisitions,

(f) Investments arising as a result of loans and receivables between the Loan Parties in accordance with Section 6.1(j) or 6.1(k),

(g) Investments arising as a result of Holdings, Borrower and their respective Domestic Subsidiaries converting inter-company loans or receivables permitted by Section 6.1(k) made to Foreign Subsidiaries into equity in such Foreign Subsidiaries or making capital contributions to such Foreign Subsidiaries, in each case solely to the extent such equity and capital contributions are required by applicable law or regulation in order to maintain required capital balances in such Foreign Subsidiaries and after giving effect to such conversions and contributions Borrower is in compliance with Section 6.1(k); provided that solely for the purposes of calculating the aggregate net inter-company payable referred to in Section 6.1(k)(iv) and solely for the purpose of calculating the amount of outstanding inter-company loans and reimbursements under Section 6.1(k) any such inter-company loans or receivables converted to equity after the Closing Date or capital contributions made after the Closing Date shall be treated as if they were outstanding inter-company loans or receivables,

(h) capital contributions by Holdings and its wholly-owned Domestic Subsidiaries in wholly-owned Domestic Subsidiaries of Holdings,

(i) capital contributions by wholly-owned Foreign Subsidiaries of Holdings in other wholly-owned Foreign Subsidiaries of Holdings.

“Permitted Liens” means:

(a) Liens held by Agent to secure the Obligations,

(b) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests,

(c) judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of the Agreement,

(d) Liens set forth on Schedule P-1,

(e) the interests of lessors under operating leases,

(f) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired,

Schedule 1.1, Page 24

(g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,

(h) Liens on amounts deposited in connection with obtaining worker’s compensation or other unemployment insurance,

(i) Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money,

(j) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business,

(k) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof,

(l) Liens securing the Cisco Indebtedness so long as any such Lien attaches only to the assets purchased or acquired with amounts borrowed under the Cisco Loan Agreement and the proceeds thereof,

(m) [Intentionally omitted],

(n) Liens securing the UK Indebtedness and the obligations owing under Hedge Agreements for interest rate hedging of the UK Indebtedness so long as any such Lien attaches only to the Security Assets (as such term is defined in the UK Loan Agreement) and is subject to the Intercreditor Agreement,

(o) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, and

(q) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business.

“Permitted Protest” means the right of Holdings, Borrower or any of their respective Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on Holdings’, Borrower’s or such Subsidiary’s books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Holdings, Borrower or such Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent’s Liens.

Schedule 1.1, Page 25

“Permitted Purchase Money Indebtedness” means, as of any date of determination, the then existing Network Project Financing in an aggregate principal amount not in excess of $17,000,000 and Purchase Money Indebtedness incurred by Holdings, Borrower or any of their respective additional Subsidiaries after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $7,500,000.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Projections” means Holdings’, Borrower’s and their respective Subsidiaries’ forecasted consolidated and consolidating (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with each such Person’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means, as of any date of determination:

(a) with respect to a Lender’s obligation to make Advances and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender’s Advances by (z) the aggregate outstanding principal amount of all Advances,

(b) with respect to a Lender’s obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and right to receive payments of fees with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender’s Advances by (z) the aggregate outstanding principal amount of all Advances, and

(c) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of the Agreement), the percentage obtained by dividing (i) such Lender’s Revolver Commitment, by (ii) the aggregate amount of Revolver Commitments of all Lenders; provided, however, that in the event the Revolver Commitments have been terminated or reduced to zero, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the outstanding principal amount of such Lender’s Advances plus such Lender’s ratable portion of the Risk Participation Liability with respect to outstanding Letters of Credit, by (B) the outstanding principal amount of all Advances plus the aggregate amount of the Risk Participation Liability with respect to outstanding Letters of Credit.

Schedule 1.1, Page 26

“Proprietary Rights” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

“Protective Advances” has the meaning specified therefor in Section 2.3(d)(i).

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Holdings and its wholly-owned Domestic Subsidiaries that is in Deposit Accounts (other than in the Designated Account) or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by Holdings, Borrower or their respective Subsidiaries and the improvements thereto.

“Real Property Collateral” means the Real Property identified on Schedule R-1 and any Real Property hereafter acquired by Holdings, Borrower or their respective Domestic Subsidiaries.

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Recurring Revenue” means, with respect to any period, the revenue arising in the ordinary course of business under Recurring Revenue Agreements recognized (in accordance with GAAP) by Borrower and SAVVIS Federal during such period,

Schedule 1.1, Page 27

without giving effect to any revenue recognized by (i) any Loan Party other than Borrower and SAVVIS Federal or (ii) Borrower and SAVVIS Federal to the extent such revenue resulted from services performed by Foreign Subsidiaries of Holdings on behalf of Borrower and SAVVIS Federal.

“Recurring Revenue Agreement” means an agreement between Borrower (or by Holdings on behalf of Borrower, solely with respect to the Reuters Network Agreement) or SAVVIS Federal and a customer of Borrower or SAVVIS Federal, as applicable, providing for regular and recurring monthly payments by such customer to Borrower or SAVVIS Federal, as applicable, for ongoing and recurring services to be rendered by Borrower or SAVVIS Federal, as applicable, to such customers over extended periods of time.

“Register” has the meaning specified therefor in Section 13.1(i).

“Registered Loan” means any loan recorded on the Register (or a comparable register) pursuant to Section 13.1(i).

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials authorized by Environmental Laws.

“Replacement Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Report” has the meaning specified therefor in Section 15.16 of the Agreement.

“Required Lenders” means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (c) of the definition of Pro Rata Shares) exceed 50%; provided, however, that at any time there are 2 or more Lenders, “Required Lenders” must include at least 2 Lenders.

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently

Schedule 1.1, Page 28

referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Reuters Network Agreement” means that certain Network Services Agreement, dated as of September 28, 2001, by and between Holdings and Reuters Limited Holdings.

“Revolver Commitment” means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Advances, plus (b) the amount of the Letter of Credit Usage.

“Risk Participation Liability” means, as to each Letter of Credit, all obligations of Borrower to the Issuing Lender with respect to an L/C Undertaking, including (a) the contingent reimbursement obligations of Borrower with respect to the amounts available to be drawn or which may become available to be drawn thereunder, (b) the reimbursement obligations of Borrower with respect to amounts that have been paid by the Issuing Lender to the Underlying Issuer, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“SAP Project” means the replacement of the majority of Holdings’, Borrowers’ and their respective Subsidiaries’ internal enterprise resource planning information systems including but not limited to contract management, purchasing, cash management, accounts payable, general ledger and other financial and non-financial systems to be implemented over the course of the first three years after the Closing Date.

“SAVVIS Federal” means SAVVIS Federal Communications, Inc., a Delaware corporation.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

Schedule 1.1, Page 29

“Securities Account” means a securities account (as that term is defined in the Code).

“Security Agreement” means that certain security agreement dated as of the Original Closing Date, in form and substance satisfactory to Agent, executed and delivered by Holdings, Borrower and each of their respective Domestic Subsidiaries to Agent.

“Settlement” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.

“Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.

“Slough Estates Operating Lease Guaranty” means the unsecured guaranty obligations pursuant to that certain Lease dated December 1, 2007 among Slough Trading Estate Limited, UK Foreign Subsidiary and Holdings.

“Solvent” means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person’s assets is greater than all of such Person’s debts.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“Sterling Leases” means each of the (i) First Amendment to Deed of Lease dated September 25, 2008 between Borrower and RPH Industrial, LLC, an affiliate of RREEF, with respect to the leased location at 45901 Nokes Boulevard, Sterling, Virginia, and (ii) First Amendment to Deed of Lease dated September 25, 2008 between Borrower and RPH Industrial, LLC, an affiliate of RREEF, with respect to the leased location at 45845 Nokes Boulevard, Sterling, Virginia, in each case as in effect on September 25, 2008.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Swing Lender” means WFF or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender’s sole discretion, to become the Swing Lender under Section 2.3(b).

Schedule 1.1, Page 30

“Swing Loan” has the meaning specified therefor in Section 2.3(b) of the Agreement.

“Sweep Notice” has the meaning specified therefor in Section 2.7(b).

“Sweep Termination Request” has the meaning specified therefor in Section 2.7(b).

“Target” has the meaning given to it in the definition of Permitted Acquisition.

“Taxes” shall mean, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments and all interest, penalties or similar liabilities with respect thereto; provided that Taxes shall exclude (i) any tax imposed on the net income or net profits of any Lender or any Participant (including any branch profits taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located, or, in the case of any Lender, in which its applicable lending office is located, or the jurisdiction through which it is entering into this Agreement, in each case as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); (ii) taxes resulting from a Lender’s or a Participant’s failure to comply with the requirements of Section 16(c) or (d) of the Agreement, and (iii) any United States federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), except that Taxes shall include (A) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16(a) of the Agreement, if any, with respect to such withholding tax at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), and (B) additional United States federal withholding taxes that may be imposed after the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority.

“Total Commitment” means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

Schedule 1.1, Page 31

“Trademark Security Agreement” has the meaning specified therefor in the Security Agreement.

“TTM EBITDA” means, as of the any date of determination, EBITDA determined on a consolidated basis in accordance with GAAP, for the 12 month period most recently ended.

“UK Deed of Guarantee” means that certain Deed of Guarantee, Priority and Acknowledgement dated as of the October 31, 2008 by and among Lombard North Central Plc, National Westminster Bank, Plc, UK Foreign Subsidiary, Holdings and Borrower as in effect on October 31, 2008.

“UK Foreign Subsidiary” means SAVVIS UK Limited, a (registered no. 03816299) having its registered office at Eskdale Road, Winnersh Triangle, Wokingham, Berkshire, RG41 5TS).

“UK Guaranty” means the unsecured guarantee obligations of Holdings set forth in Section 7 of the UK Loan Agreement and Section 3 of the UK Deed of Guarantee.

“UK Indebtedness” means the Indebtedness in a principal amount not to exceed £35,000,000 at any time outstanding of UK Foreign Subsidiary pursuant to the UK Loan Agreement; provided, that such principal amount may be increased to £37,500,000 so long as (i) such increase occurs within 60 days of the Closing Date, (ii) Agent has received any and all agreements, instruments and documents entered into in connection with such increase and each of said agreements, instruments and documents are in form and substance satisfactory to Agent, (iii) Lombard North Central Plc, National Westminster Bank PLC, Borrower and each Guarantor have entered into an amendment to the Amended and Restated Intercreditor Agreement dated as of October 31, 2008 by and among each of the foregoing, in form and substance satisfactory to Agent.

“UK Intercompany Subordination Agreements” means (i) that certain Deed of Subordination and Postponement among National Westminster Bank PLC, Borrower and UK Foreign Subsidiary and (ii) that certain Deed of Subordination and Postponement dated June 27, 2008 by and among Lombard North Central Plc, UK Foreign Subsidiary and Borrower, in each case as in effect on the October 31, 2008.

“UK Loan Agreement” means that certain Facility Agreement dated as of the June 27, 2008 by and among UK Foreign Subsidiary, Holdings and Lombard North Central Plc as in effect on the June 27, 2008.

“UK Pledge Agreement” means that certain change of Share in UK Foreign Subsidiary dated as of the Closing Date between Holdings and Agent.

“Underlying Issuer” means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrower.

Schedule 1.1, Page 32

“Underlying Letter of Credit” means a letter of credit that has been issued by an Underlying Issuer.

“United States” means the United States of America.

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of the Agreement.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“WFF” means Wells Fargo Foothill, LLC, a Delaware limited liability company.

Schedule 1.1, Page 33

SCHEDULE 2.7(a)

Cash Management Banks

Bank of America, N.A.

Wells Fargo, N.A.

Schedule 2.7(a), Page 1

Schedule 3.1

The effectiveness of the Agreement is subject to the fulfillment, to the satisfaction of each Lender (the making of such initial extension of credit by any Lender being conclusively deemed to be its satisfaction or waiver of the following), of each of the following conditions precedent:

(a) the Closing Date shall occur on or before December 8, 2008;

(b) Agent shall have completed its UCC, tax lien and litigation searches and received evidence that appropriate financing statements have been duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent’s Liens in and to the Collateral, and Agent shall have received searches reflecting the filing of all such financing statements;

(c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

(i) Reaffirmation of Loan Documents,

(ii) UK Pledge Agreement,

(iii) the Fee Letter,

(iv) the other documents and items described on the Closing Checklist pertaining hereto;

(d) Agent shall have received a certificate from the Secretary of Borrower (i) attesting to the resolutions of Borrower’s Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party, (ii) authorizing specific officers of Borrower to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of Borrower;

(e) Agent shall have received copies of Borrower’s Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

(f) Agent shall have received a certificate of status with respect to Borrower, dated within 30 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

(g) Agent shall have received certificates of status with respect to Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in

Schedule 3.1, Page 1

which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

(h) Agent shall have received a certificate from the Secretary of each Guarantor (i) attesting to the resolutions of such Guarantor’s Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party, (ii) authorizing specific officers of such Guarantor to execute the same and (iii) attesting to the incumbency and signatures of such specific officers of Guarantor;

(i) Agent shall have received copies of each Guarantor’s Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

(j) Agent shall have received a certificate of status with respect to each Guarantor, dated within 30 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

(k) Agent shall have received certificates of status with respect to each Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;

(l) Agent shall have received an opinion of Borrower’s and each Guarantor’s counsel in form and substance satisfactory to Agent;

(m) After giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrower on the Closing Date under this Agreement or the other Loan Documents, the amount of Excess Availability plus Qualified Cash shall exceed $25,000,000;

(n) Agent shall have completed its business, legal, and collateral due diligence;

(o) Agent shall have received a set of Projections of Borrower for the 3 year period following the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent;

(p) Borrower shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

(q) Holdings, Borrower and each of their respective Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Holdings, Borrower or their Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby;

Schedule 3.1, Page 2

(r) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

Schedule 3.1, Page 3

SCHEDULE 4.4

Locations of Inventory, Equipment and Account Records

Inventory and Equipment Locations: see attached list.

Inventory and Equipment stored with a bailee, warehouseman or similar party:

[***]

Substantially all of the original Records pertaining to Accounts of Holdings, Borrower and their respective Subsidiaries are maintained at the following locations:

1 SAVVIS Parkway, Town & Country, MO 63017

Schedule 4.4, Page 1

SCHEDULE 4.4

Locations of Inventory and Equipment

[***] [Three pages omitted.]

Schedule 4.4, Page 2

SCHEDULE 4.6(a)

Jurisdictions of Organization

Holdings	Delaware
Borrower	Missouri
SAVVIS Communications International, Inc.	Delaware
SAVVIS Federal Systems, Inc.	Delaware
SAVVIS Australia Pty. Ltd.	Australia
SAVVIS Hong Kong Limited	Hong Kong
SAVVIS Communications Private Limited	India
SAVVIS Communications KK	Japan
SAVVIS Malaysia Sdn. Bhd.	Malaysia
SAVVIS New Zealand Limited	New Zealand
SAVVIS Philippines, Inc.	Philippines
SAVVIS Singapore Company Pte. Ltd.	Singapore
SAVVIS Taiwan Limited	Taiwan
SAVVIS Thailand Limited	Thailand
SAVVIS Argentina, S.A.	Argentina
SAVVIS do Brasil Ltda.	Brazil
SAVVIS Telecomunicacoes Ltda.	Brazil
SAVVIS Communications Chile, S.A.	Chile
SAVVIS Mexico, S.A. de C.V.	Mexico
SAVVIS France S.A.S.	France
SAVVIS Germany GmbH	Germany
SAVVIS Magyarorszag Tavkozlesi Kft.	Hungary
SAVVIS Italia S.r.l.	Italy
SAVVIS Poland Sp Zo.o.	Poland
SAVVIS Switzerland A.G.	Switzerland
SAVVIS UK Limited	United Kingdom
SAVVIS Europe B.V.	Netherlands
SAVVIS (South Africa) (Properietary) Limited	South Africa

Schedule 4.6(a), Page 1

SCHEDULE 4.6(b)

Chief Executive Offices

1 SAVVIS Parkway, Town & Country, Missouri 63017

Schedule 4.6(b), Page 1

SCHEDULE 4.6(c)

Organizational Identification Numbers

Holdings – Charter No. 2866075, Tax Id. No. [***]

Borrower – Charter No. 00418625, Tax Id. No. [***]

SAVVIS Communications International, Inc. – Charter No. 3038147, Tax Id. No. [***]

SAVVIS Federal – Charter No. 3822634, Tax Id. No. [***]

Schedule 4.6(c), Page 1

SCHEDULE 4.6(d)

Commercial Tort Claims

None.

Schedule 4.6(d), Page 1

SCHEDULE 4.7(b)

Holdings’ Subscriptions, Options, Warrants, Calls

1.	As of December 4, 2008, Holdings had 6,220,773 shares of common Stock underlying outstanding stock options, restricted stock units and restricted preferred stock units that were granted to officers, directors and employees under Holdings’ equity incentive compensation plans.

2.	Holdings has $345,000,000 aggregate principal amount of 3.0% Convertible Senior Notes due May 15, 2012 outstanding, which may be converted into shares of common stock.

Schedule 4.7(b), Page 1

SCHEDULE 4.7(c)

Capitalization of Holdings’ Subsidiaries

Subsidiary	Jurisdiction of Organization	Authorized Shares of Common Stock	Outstanding Shares of Common Stock	Owner
Borrower	Missouri	2,434,194	1,606,682	Holdings (100%)

SAVVIS Communications International, Inc.	Delaware	1,000	100	Holdings (100%)

SAVVIS Federal Systems, Inc.	Delaware	1,000	100	Borrower (100%)

SAVVIS Australia Pty. Ltd.	Australia		1	Holdings (100%)

SAVVIS Hong Kong Limited	Hong Kong		2	Holdings (50%) SAVVIS Communications International, Inc., as nominee (50%)

SAVVIS Communications Private Limited	India	100,000	100,000	R. Begur (1 share A.R.A. Corporate Consultants Private Limited (9,999) shares

SAVVIS Communications KK	Japan		127	Holdings (100%)

SAVVIS New Zealand Limited	New Zealand		200,120	Holdings (100%)

SAVVIS Philippines, Inc.	Philippines		7,910,000	Holdings (99.9%) Grier C. Raclin (1 share) Jeffrey H. Von Deylen (1 share)

SAVVIS Singapore Company Pte. Ltd.	Singapore	200,000	2	Holdings (100%)

SAVVIS Taiwan Limited	Taiwan	32,000,000	800,000

Holdings (99.9%)

SAVVIS Communications International, Inc. (1 share)

SAVVIS Europe B.V. (1 share)

SAVVIS Australia Pty. Ltd (1 share)

SAVVIS Hong Kong Limited (1 share)

SAVVIS New Zealand Limited (1 share)

SAVVIS Singapore Company Pte. Ltd. (1 share)

SAVVIS Argentina, S.A.	Argentina			Holdings (99.8%) SAVVIS Communications International, Inc. (0.2%)

SAVVIS do Brasil Ltda.	Brazil			Holdings (95.0%) SAVVIS Communications International, Inc. (5.0%)

SAVVIS Telecomunicacoes Ltda.	Brazil			SAVVIS do Brasil Ltda. (99.8%) Holdings (0.2%)

SAVVIS Communications Chile, S.A.	Chile			Holdings (99.9%) SAVVIS Communications International, Inc. (0.1%)

SAVVIS Mexico, S.A. de C.V.	Mexico		5,000	Holdings (99.0%) SAVVIS Communications International, Inc. (1.0%)

Schedule 4.7(c), Page 1

Subsidiary	Jurisdiction of Organization	Authorized Shares of Common Stock	Outstanding Shares of Common Stock	Owner
SAVVIS France S.A.S.	France			Holdings (100%)

SAVVIS Germany GmbH	Germany		1	Holdings (100%)

SAVVIS Magyarorszag Tavkozlesi Kft.	Hungary			Holdings (100%)

SAVVIS Italia S.r.l.	Italy			Holdings (95.0%) SAVVIS Communications International, Inc. (5.0%)

SAVVIS Poland Sp Zo.o.	Poland		80	Holdings (100%)

SAVVIS Switzerland A.G.	Switzerland		400	Holdings (100%)

SAVVIS UK Limited	U.K.	1,000,000	1,000,000	Holdings (100%)

SAVVIS Malaysia Sdn. Bhd	Malaysia	100,000	100,000	Holdings (99.9%) K. Abraham (1 share) Timothy Lwa (1 share)

SAVVIS Europe B.V.	Netherlands		40	Holdings (100%)

SAVVIS (South Africa) (Properietary) Limited	South Africa	1,000	1	Holdings (100%)
SAVVIS Thailand Limited	Thailand			Holdings (99.9%) Borrower (1 share) Jeffrey H. Von Deylen (1 share)

Schedule 4.7(c), Page 2

SCHEDULE 4.9

Litigation

Active Litigation

Parties	Nature of Dispute	Amount Claimed	Status	Notified Insurance Carrier
Christine Montana v. SAVVIS, Inc. and Tim Caulfield	Claims of discrimination based on age, race, national origin, physical disability and retaliation.	[***]	[***]	[***]

LaRusso v. SAVVIS Communications Corporation and Glen Forman	Complaint for Wrongful Termination Based on Public Policy, Intentional Infliction of Emotional Distress; Defamation; Sexual Harassment; Retaliation; Unfair Competition.	[***]	[***]	[***]

Cumis Insurance Society, Inc. v. Merrick Bank Corporation, SAVVIS Inc., SAVVIS Communications Corporation [Arizona case]	Claims for Unfair Business Practices (California Business & Professions Code Section 17200), Misrepresentation, and Breach of Contract	[***]	[***]	[***]

Merrick Bank Corporation v. SAVVIS Inc., SAVVIS Communications Corporation [Missouri case]	Claims for Negligence and Negligent Misrepresentation	[***]	[***]	[***]

Merrick Bank Corporation (as assignee of CardSystems	Claims for Negligence, Negligent Misrepresentation	[***]	[***]	[***]

Solutions Inc.) v. SAVVIS Inc., SAVVIS Communications Corporation [Missouri case]	and Breach of Contract

Threatened

[***]

Schedule 4.9, Page 1

SCHEDULE 4.13

Environmental

1. A fuel spill in 2007 at a facility located in Santa Clara leased by Borrower at that time (Borrower no longer leases this facility). Borrower undertook and completed clean up activities, which cost approximately $300,000. In addition, Borrower settled with the EPA, who released Borrower from further liability for the sum of $4,500. (4.13(d))

Schedule 4.13, Page 1

SCHEDULE 4.14(a)

Patents, Trademarks and Copyrights

Trademarks

Trademark	Case Number/ Country	Application Number/Date	Registration Number/Date	Status/ Intern. Class	Owner
AUDIT READY BY DESIGN (Class 9)	USA	77/134587 Mar 19, 2007		Pending 09	Borrower

AUDIT READY BY DESIGN (Class 16)	USA	77/134591 Mar 19, 2007		Pending 16	Borrower

AUDIT READY BY DESIGN (Class 38)	USA	77/134596 Mar 19, 2007		Pending 38	Borrower

AUDIT READY BY DESIGN (Classes 35 38 42)	USA	77/134609 Mar 19, 2007		Pending 35, 38, 42	Borrower

AUDIT READY BY DESIGN (Class 45)	USA	77/134612 Mar 19, 2007		Pending 45	Borrower

BUILT TO RESPOND (Class 9)	USA	77/134626 Mar 19, 2007		Pending 09	Borrower

BUILT TO RESPOND (Class 16)	USA	77/134633 Mar 19, 2007		Pending 16	Borrower

BUILT TO RESPOND (Class 38)	USA	77/134635 Mar 19, 2007		Pending 38	Borrower

BUILT TO RESPOND (Class 42)	USA	77/134642 Mar 19, 2007		Pending 42	Borrower

BUILT TO RESPOND (Class 45)	USA	77/134644 Mar 19, 2007		Pending 45	Borrower

BUSINESS READY HOSTING	USA	78/290497 Aug 21, 2003	3036532 Dec 27, 2005	Registered 42	Borrower

IFAS	USA	78/276833 Jul 21, 2003	2951386 May 07, 2005	Registered 38, 42	Borrower

SAVVIS	USA	75/816754 Oct 6, 1999	2421037 Jan 16, 2001	Registered 38	Borrower

SAVVIS	USA	78/680845 Oct 6, 1999	3235995 May 1, 2007	Registered 38, 42, 45	Borrower

SAVVIS and Design	USA	78/850810 Oct 6, 1999	3203914 Jan 30, 2007	Registered 38, 42, 45	Borrower

Schedule 4.14(a), Page 1

Trademark	Case Number/ Country	Application Number/Date	Registration Number/ Date	Status/ Intern. Class	Owner
SAVVIS Communications	USA	75/204404 Nov 26, 1996	2148947 Apr 7, 1998	Registered 38	Borrower

The Network that Powers Wall Street	USA	78/112647 Mar 5, 2002	2757570 Aug 26, 2003	Registered 38	Borrower

Trust the Network that Powers Wall Street to Empower Your Business	USA	78/156212 Aug 21, 2002	2719511 May 27, 2003	Registered 38	Borrower

Transforming Information Technology	USA	78/617019 Apr 26, 2005	3085131 Apr 25, 2006	Registered 38	Borrower

When “Good Enough” is not Enough	USA	78/273893 Jul 14, 2003	3070064 Mar 21, 2006	Registered 38, 42	Borrower

When “Good Enough” is Not Enough... There’s SAVVIS	USA	78/205360 Jan 21, 2003	2907240 Nov 30, 2004	Registered 38, 42	Borrower

DIGITAL AD LAB	USA – Minnesota		29219 Oct 18, 1999	Registered 41	Borrower

SAVVIS	Argentina	2,233,944 Aug 10, 1999	1,810,829 Nov 16, 2000	Registered	Borrower

SAVVIS	Australia	805747 Aug 1, 1999	805747 Sep 1, 1999	Registered	Borrower

SAVVIS	Benelux (Belgium, Netherlands, Luxembourg)	944192 Aug 13, 1999	944,192 Aug 13, 1999	Registered	Borrower

SAVVIS	Canada	1025143 Aug 9, 1999	TMA593797 Nov 3, 2003	Registered	Borrower

SAVVIS	Chile	462,343 Sep 28, 1999	562,134 Feb 23, 2000	Registered	Borrower

SAVVIS	China	9900126680 Oct 26, 1999	1475715 Nov 14, 2000	Registered	Borrower

SAVVIS	Columbia	99-055,381 Sep 2, 1999	251019 Jul 28, 2000	Registered	Borrower

SAVVIS	Denmark	VA 1999 03241 Aug 10, 1999	VR 200002409 Jun 2, 2000	Registered	Borrower

Schedule 4.14(a), Page 2

Trademark	Case Number/ Country	Application Number/Date	Registration Number/ Date	Status/ Intern. Class	Owner
SAVVIS	Finland	T199902524 Aug 13, 1999	218769 Sep 29, 2000	Registered	Borrower

SAVVIS	France	99 807 353 Aug 10, 1999	99 807 353 Aug 10, 1999	Registered	Borrower

SAVVIS	Germany	399 48 151.6/38 Aug 11, 1999	399 48 151 Feb 24, 2000	Registered	Borrower

SAVVIS	Greece	142742 Dec 27, 1999	142742 Jul 17, 2001	Registered	Borrower

SAVVIS	Hong Kong	12015/99 Sep 2, 1999	6116/200 Sep 22, 1999	Registered	Borrower

SAVVIS (Cl. 16)	India	875438 Sep 8, 1999		Published	Borrower

SAVVIS (Cl. 38)	India	1301306 Aug 9, 2004	1301306 Aug 9, 2004	Registered	Borrower

SAVVIS	Indonesia	J99 14299 Aug 10, 1999	462586 Jan 17, 2002	Registered	Borrower

SAVVIS	Ireland	99/2711 Sep 9, 1999	215344 Aug 9, 1999	Registered	Borrower

SAVVIS	Italy	RM 99 004138 Sep 18, 1999	892,142 May 20, 2003	Registered	Borrower

SAVVIS	Japan	78023/1999 Sep 24, 1999	4468427 Apr 20, 2001	Registered	Borrower

SAVVIS	Korea (South)	99-11609 Aug 11, 1999	63964 Oct 13, 2000	Registered	Borrower

SAVVIS	Malaysia	99/09513 Sep 27, 1999	9909513 Sep 27, 1999	Registered	Borrower

SAVVIS	Mexico	387764 Aug 19, 1999	1025054 Aug 19, 1999	Registered	Borrower

SAVVIS	New Zealand	314238 Aug 6, 1999	314238 Aug 11, 1999	Registered	Borrower

SAVVIS	Norway	99,07982 Aug 10, 1999	212,105 Dec 6, 2001	Registered	Borrower

SAVVIS	Oman	20718 Aug 22, 1999	20718 May 24, 2006	Registered	Borrower

SAVVIS	Panama	104756 Jan 7, 2000	104756 Jan 23, 2001	Registered	Borrower

Schedule 4.14(a), Page 3

Trademark	Case Number/ Country	Application Number/Date	Registration Number/ Date	Status/ Intern. Class	Owner
SAVVIS	Peru	90061 Aug 26, 1999	20335 Feb 14, 2000	Registered	Borrower

SAVVIS (Refile)	Philippines	4-2003-0000653 Jan 23, 2003		• Awaiting 1st OA	Borrower

SAVVIS	Portugal	346732R May 22, 2000	346,732 Jun 18, 2001	Registered	Borrower

SAVVIS	Qatar	21227 Aug 22, 1999	21227 Jun 21, 2005	Registered	Borrower

SAVVIS	Singapore	T99/08532F Aug 11, 1999	T99/08532F Aug 11, 1999	Registered	Borrower

SAVVIS	South Africa	09914532 Aug 11, 1999	99/14532 Aug 11, 1999	Registered	Borrower

SAVVIS	Spain	30013 Nov 4, 1999	2268139 May 5, 2000	Registered	Borrower

SAVVIS	Sweden	99-05605 Aug 11, 1999	348472 Sep 7, 2001	Registered	Borrower

SAVVIS	Switzerland	07169/1999 Aug 10, 1999	444,337 Aug 10, 1999	Registered	Borrower

SAVVIS	Taiwan	88244000 Sep 3, 1999	130192 Oct 1, 2000	Registered	Borrower

SAVVIS	Thailand	399301 Sep 28, 1999	399301 Sep 28, 1999	Registered	Borrower

SAVVIS	Trinidad & Tobago	30013 Oct 11, 1999	30013 Jun 15, 2000	Registered	Borrower

SAVVIS	UAE	35012 Feb 14, 2000	27231 Jan 20, 2001	Registered	Borrower

SAVVIS	United Kingdom	2205574 Aug 12, 1999	2205574 Aug 12, 1999	Registered	Borrower

SAVVIS	Venezuela	2000-005288 Mar 30, 2000	S-015744 Nov 22, 2000	Registration	Borrower

SAVVIS A BRIDGE COMPANY (owned by Bridge Information Systems AG)	Switzerland	7196/2000 Jun 16, 2000	482076 Jun 16, 2000	Registration	Borrower

! (design)	United States	75/079414 Mar 27, 1996	2073528 Jun 24, 1997	Registered 38	Borrower

! (design)	Australia	753161 Jan 21, 1998	753161 Jan 21, 1998	Registered 38	Borrower

! (design) (Color is a feature of the Mark)	Canada	1146407 Jul 10, 2002	TMA646033 Sep 14, 2005	Registered	Borrower

Schedule 4.14(a), Page 4

Trademark	Case Number/ Country	Application Number/Date	Registration Number/ Date	Status/ Intern. Class	Owner
! (design)	Canada	0813921 May 31, 1996	TMA497523 Jul 21, 1998	Registered	Borrower

! (design) (in color)	China	9800111447 Sep 29, 1998	1372462 Mar 7, 2000	Registered 38	Borrower

! (design)	Egypt	112422 Jan 25, 1998	112422 Jan 25, 1998	Registered 42	Borrower

! (design)	European Community	000664110 Oct 22, 1997	000664110 Aug 23, 1999	Registered 38	Borrower

! (design)	Israel	117974 Feb 23, 1998	117974 Feb 23, 1999	Registered 42	Borrower

! (design)	Japan	97371998 Feb 6, 1998	4322967 Oct 8, 1999	Registered 38	Borrower

! (design)	Liechtenstein	3020449B Mar 4, 1998	10656 Jun 10, 1998	Registered 38	Borrower

! (design)	Mexico	312149 Oct 24, 1997	565847 Nov 28, 1997	Registered 38	Borrower

! (design)	New Zealand	287889 Feb 2, 1998	287889 Oct 24, 1997	Registered 38	Borrower

! (design)	Norway	199800355 Jan 16, 1998	191764 Jul 30, 1998	Registered 38, 42	Borrower

! (design)	Poland	Z182635 Jan 26, 1998	134775 Jan 26, 1998	Registered 38	Borrower

! (design)	North Korea	17878 Aug 26, 1998	9679 Aug 26, 1998	Registered 38	Borrower

! (design)	Romania	49993 Mar 6, 1998	34769 Mar 6, 1998	Registered 38	Borrower

Schedule 4.14(a), Page 5

Trademark	Case Number/ Country	Application Number/Date	Registration Number/ Date	Status/ Intern. Class	Owner
! (design)	Russian Federation	9870102 Jan 23, 1998	177064 Jan 23, 1998	Registered 38	Borrower

! (design)	Saudi Arabia	483160 Jun 17, 1998	483/60 Jun 17, 1998	Registered 42	Borrower

! (design)	South Africa	98/1204 Jan 30, 1998	98/1204 Jan 30, 1998	Registered 38	Borrower

! (design)	United Arab Emirates	26619 May 20, 1998	22845 May 20, 1998	Registered 38	Borrower

WAM!BASE	USA	75/159160 Sep 3, 1996	2147154 Mar 31, 1998	Registered 39	Borrower

WAM!BASE	Canada	0882519 Jun 25, 1998	TMA523073 Feb 15, 2000	Registered	Borrower

WAM!BASE (in Chinese Characters)	China	9800018141 Mar 5, 1998	1292268 Jul 7, 1999	Registered 42	Borrower

WAM!BASE	China	9800018139 Mar 5, 1998	1292270 Jul 7, 1999	Registered 42	Borrower

WAM!BASE	South Korea	14421998 Feb 23, 1998	52745 Jan 27, 1999	Registered 112 (Korean Class)	Borrower

WAM!BASE	European Community	000664136 Oct 22, 1997	000664136 Dec 17, 1999	Registered 42	Borrower

WAM!BASE	Israel	117633 May 6, 1999	117633 May 6, 1999	Registered 42	Borrower

WAM!BASE	Japan	H10009739 Feb 6, 1998	4423186 Oct 6, 2000	Registered 35	Borrower

WAM!BASE	Liechtenstein	10653 Jun 10, 1998	10653 Jun 10, 1998	Registered 42	Borrower

WAM!BASE	Mexico	312147 Oct 24, 1997	566817 Oct 24, 1997	Registered 42	Borrower

Schedule 4.14(a), Page 6

Trademark	Case Number/ Country	Application Number/Date	Registration Number/ Date	Status/ Intern. Class	Owner
WAM!BASE	New Zealand	287895 Oct 22, 1997	287895 Oct 22, 1997	Registered 42	Borrower

WAM!BASE	Norway	199800354 Jan 16, 1998	191763 Jul 30, 1998	Registered 35, 38, 42	Borrower

WAM!BASE	North Korea	17877 Aug 26, 1998	9678 Aug 26, 1998	Registered 38	Borrower

WAM!BASE	Romania	49992 Mar 6, 1998	35264 Mar 6, 1998	Registered 38	Borrower

WAM!BASE	Russian Federation	98701028 Jan 23, 1998	190323 Jan 23, 1998	Registered 42	Borrower

WAM!BASE (in Arabic)	Saudi Arabia	44360 Jun 18, 1998	471/20 Jun 18, 1998	Registered 42	Borrower

WAM!BASE	Saudi Arabia	44363 Jun 17, 1998	467/91 Jun 17, 1998	Registered 42	Borrower

WAM!BASE	South Africa	98/1205 Nov 5, 2001	98/1205 Nov 5, 2001	Registered 38	Borrower

WAM!BASE	Switzerland	459/1998 Jul 27, 2000	474586 Jul 27, 2000	Registered 35	Borrower

WAM!BASE (in Arabic)	United Arab Emirates	26621 May 20, 1998	22023 May 20, 1998	Registered 42	Borrower

WAM!BASE	United Arab Emirates	26620 May 20, 1998	22021 May 20, 1998	Registered 42	Borrower

WAM!NET	United States	75/053484 Feb 5, 1996	2024019 Dec 17, 1996	Registered 38	Borrower

WAM!NET	Australia	753160 Jan 21, 1998	753160 Jan 21, 1998	Registered 38	Borrower

WAM!NET	Canada	813046 May 21, 1996	TMA497425 Jul 20, 1998	Registered	Borrower

Schedule 4.14(a), Page 7

Trademark	Case Number/ Country	Application Number/Date	Registration Number/Date	Status/ Intern. Class	Owner
WAM!NET (in Chinese Characters)	China	9800018135 Mar 5, 1998	1277448 May 21, 1999	Registered 38	Borrower

WAM!NET	China	9800018136 Mar 5, 1998	1299823 Jul 28, 1999	Registered 38	Borrower

WAM!NET	South Korea	1439/1998 Feb 23, 1998	52310 Jan 20, 1999	Registered 112 (Korean Class)	Borrower

WAM!NET	Egypt	112420 Jan 25, 1998	112420 Jan 25, 1998	Registered 38	Borrower

WAM!NET (in Arabic)	Egypt	112421 May 26, 2002	112421 May 26, 2002	Registered 42	Borrower

WAM!NET	European Community	000346759 Aug 1, 1996	000346759 Mar 1, 1999	Registered 9, 38, 42	Borrower

WAM!NET	Israel	117634 Jun 7, 1999	117634 Jun 7, 1999	Registered 42	Borrower

WAM!NET	Israel	117631 Jun 7, 1999	117631 Jun 7, 1999	Registered 9	Borrower

WAM!NET	Japan	109736 Feb 6, 1998	4378525 Apr 21, 2000	Registered 38	Borrower

WAM!NET	Liechtenstein	10654 Jun 10, 1998	10654 Jun 10, 1998	Registered 38	Borrower

WAM!NET	New Zealand	287896 Feb 4, 1998	287896 Feb 4, 1998	Registered 38	Borrower

WAM!NET	New Zealand	288016 Feb 4, 1998	288016 Feb 4, 1998	Registered 9	Borrower

WAM!NET	Norway	199800352 Jan 16, 1998	191761 Jul 30, 1998	Registered 38, 42	Borrower

WAM!NET	Poland	182638 Jan 26, 1998	134777 Jan 26, 1998	Registered 38	Borrower

WAM!NET	North Korea	17879 Aug 26, 1998	9680 Aug 26, 1998	Registered 38	Borrower

WAM!NET	Romania	49990 Mar 6, 1998	35262 Mar 6, 1998	Registered 38	Borrower

WAM!NET	Russian Federation		185370 Mar 3, 2001	Registered 38	Borrower

WAM!NET (in Arabic)	Saudi Arabia		471/16 Jun 18, 1998	Registered 42	Borrower

WAM!NET	Saudi Arabia		471/17 Jun 18, 1998	Registered 42	Borrower

WAM!NET	South Africa		98/1202 Jan 30, 1998	Registered 38	Borrower

WAM!NET	Switzerland		466385 Nov 4, 1999	Registered 38	Borrower

WAM!PROOF	United States	75/063093 Feb 26, 1996	2024112 Dec 17, 1996	Registered 38	Borrower

WAM!PROOF	Australia		753162 Jan 21, 1998	Registered 38	Borrower

Schedule 4.14(a), Page 8

Trademark	Case Number/ Country	Application Number/Date	Registration Number/ Date	Status/ Intern. Class	Owner
WAM!PROOF	Canada		TMA497449 Jul 20, 1998	Registered	Borrower

WAM!PROOF	China		1277449 May 21, 1999	Registered 38	Borrower

WAM!PROOF (in Chinese Characters)	China		1277447 May 21, 1999	Registered 38	Borrower

WAM!PROOF	South Korea		52744 Jan 27, 1999	Registered 112 (Korean Class)	Borrower

WAM!PROOF	Egypt		112425 Jan 25, 1998	Registered 42	Borrower

WAM!PROOF (in Arabic)	Egypt		112423 Jan 25, 1998	Registered 42	Borrower

WAM!PROOF	European Community		000664086 Feb 22, 1999	Registered 38	Borrower

WAM!PROOF	Israel		117632 Feb 7, 1999	Registered 42	Borrower

WAM!PROOF	Japan		4322968 Oct 8, 1999	Registered 38	Borrower

WAM!PROOF	Liechtenstein		10655 Jun 10, 1998	Registered 38	Borrower

WAM!PROOF	Mexico		566818 Dec 15, 1997	Registered 38	Borrower

WAM!PROOF	New Zealand		287894 Oct 22, 1997	Registered 38	Borrower

WAM!PROOF	Norway		191762 Jul 30, 1998	Registered 35, 38, 42	Borrower

WAM!PROOF	Poland		134774 Jan 26, 1998	Registered 38	Borrower

WAM!PROOF	North Korea		9677 Aug 26, 1998	Registered 38	Borrower

WAM!PROOF	Romania		35263 Mar 6, 1998	Registered 38	Borrower

WAM!PROOF	Russian Federation		178753 Jan 23, 1998	Registered 38	Borrower

WAM!PROOF (in Arabic)	Saudi Arabia		471/19 Jun 18, 1998	Registered 42	Borrower

WAM!PROOF	Saudi Arabia		471/18 Apr 5, 1999	Registered 42	Borrower

WAM!PROOF	South Africa		98/1203 Jan 30, 1998	Registered 38	Borrower

WAM!PROOF	Switzerland		466384 Nov 4, 1999	Registered 38	Borrower

WAM!NET TRANSMISSION MANAGER	Canada	887457 Aug 14, 1998	TMA525432 Mar 22, 2000	Registered	Borrower

WAM!NET TRANSMISSION MANAGER	China	9800109626 Sep 25, 1998	1396440 May 14, 2000	Registered	Borrower

WAM!NET TRANSMISSION MANAGER	European Union	1027143 Dec 23, 1998	1027143 Dec 23, 1998	Registered	Borrower

Schedule 4.14(a), Page 9

Trademark	Case Number/ Country	Application Number/Date	Registration Number/ Date	Status/ Intern. Class	Owner
WAM!NET TRANSMISSION MANAGER	Egypt	117427 Aug 31, 1998		Pending	Borrower

WAM!NET TRANSMISSION MANAGER	Japan	747811998 Sep 1, 1998	4362650 Feb 18, 2000	Registered	Borrower

WAM!NET TRANSMISSION MANAGER	South Korea	18013 Sep 15, 1998	9823 Sep 15, 1998	Registered	Borrower

WAM!NET TRANSMISSION MANAGER	Liechtenstein	10859 Aug 18, 1998	10859 Aug 18, 1998	Registered	Borrower

WAM!NET TRANSMISSION MANAGER	Mexico	344674 Aug 21, 1998	590496 Aug 21, 1998	Registered	Borrower

WAM!NET TRANSMISSION MANAGER	New Zealand	297442 Aug 31, 1998	297442 Aug 21, 1998	Registered	Borrower

WAM!NET TRANSMISSION MANAGER	Norway	199807350 Aug 17, 1998	196194 Feb 25, 1999	Registered	Borrower

WAM!NET TRANSMISSION MANAGER	Romania	52479 Nov 2, 1998	37750 Nov 2, 1998	Registered	Borrower

WAM!NET TRANSMISSION MANAGER	Russia	98714584 Sep 1, 1998		Pending	Borrower

WAM!NET TRANSMISSION MANAGER	Saudi Arabia	45549 Aug 31, 1998	47694 Aug 31, 1998	Registered	Borrower

WAM!NET TRANSMISSION MANAGER	South Africa	199814655 Aug 19, 1998	199814655 Aug 19, 1998	Registered	Borrower

WAM!NET TRANSMISSION MANAGER	Switzerland	19986845 Aug 20, 1998	460416 Aug 20, 1998	Registered	Borrower

WAM!NET TRANSMISSION MANAGER	United Arab Emirates	29832 Jan 26, 1999	21436 Jan 26, 1999	Registered	Borrower

UNI-T (owned by Savvis, Inc.)	USA	73/828309 Sep 29, 1989	1594572 May 1, 1990	Registered	Holdings

Schedule 4.14(a), Page 10

Pending U.S. Patent Applications:

Title	Application No.	Filed	Assignee
Integrity Monitoring System and Data Visualization Tool for Viewing Data Generated Thereby	10/768,738	February 2, 2004	Savvis Communications Corporation

Event monitoring system and method	10/318,025	December 13, 2002	Savvis Communications Corporation

Product toolkit system and method	10/315,214	December 10, 2002	Savvis Communications Corporation

Real-time streaming media measurement system and method	10/174,481	June 19, 2002	Savvis Communications Corporation

Secured shared storage architecture	10/173,512	June 14, 2002	Savvis Communications Corporation

Methods and systems for shared storage virtualization	10/192,182	July 9, 2002	Savvis Communications Corporation

Systems, methods and protocols for securing data in transit over networks	11/799,592	May 1, 2007	Savvis Communications Corporation

Virtualized utility service platform	11/294,489	December 6, 2005	Savvis Communications Corporation

Shared data center disaster recovery systems and methods	11/818,674	June 15, 2007	Savvis Inc.

Policy management system and method	12/236,436	September 23, 2008	Savvis Inc.

Threat management system and method	12/236,439	September 23, 2008	Savvis Inc.

Issued U.S. Patents:

Patent Name	Patent No.	Date Issued	Assignee
System and method for providing composite variance analysis for network operation	6,708,137	March 16, 2004	Savvis Communications Corporation

Document management system and method for business quality modeling	6,154,753	November 28, 2000	Savvis Communications Corporation

Service network incorporating geographically-remote hubs linked by high speed transmission paths	6,044,405	March 28, 2000	Savvis Communications Corporation

Method for cloning a source application with assignment of unique identifier to clone application	6,088,516	July 11, 2000	Savvis Communications Corporation

System and method for providing composite variance analysis for network operation	7,069,177	June 27, 2006	Savvis Communications Corporation

A method and system for object-level web performance and analysis	6,973,490	December 6, 2005	Savvis Communications Corporation

Systems, methods and protocols for securing data in transit over networks	7,219,120	May 15, 2007	Savvis Communications Corporation

A method and system for internet performance monitoring and analysis including user interface and periodic information measurement and collection	7,353,272	April 1, 2008	Savvis Communications Corporation

Schedule 4.14(a), Page 11

Foreign Patents or Applications:

Country/Entity	App. No.	Patent No.	Title
Europe	2752239		METHODS AND SYSTEMS FOR SHARED STORAGE VIRTUALIZATION

Europe	979234093	0879521	METHODS FOR CONVEYING DATA BETWEEN PLURALITY OF GEOGRAPHICALLY-REMOTE SENDER AND RECIPIENT SITES

Canada	2224664	2224664	METHODS FOR CONVEYING DATA BETWEEN PLURALITY OF GEOGRAPHICALLY-REMOTE SENDER AND RECIPIENT SITES

Australia	199729221	736773	METHODS FOR CONVEYING DATA BETWEEN PLURALITY OF GEOGRAPHICALLY-REMOTE SENDER AND RECIPIENT SITES

Japan	9-537246	3810802	METHODS FOR CONVEYING DATA BETWEEN PLURALITY OF GEOGRAPHICALLY-REMOTE SENDER AND RECIPIENT SITES

New Zealand	329369	329369	METHODS FOR CONVEYING DATA BETWEEN PLURALITY OF GEOGRAPHICALLY-REMOTE SENDER AND RECIPIENT SITES

Germany*	979234093	69737550.1-08	METHODS FOR CONVEYING DATA BETWEEN PLURALITY OF GEOGRAPHICALLY-REMOTE SENDER AND RECIPIENT SITES

France*	979234093	0879521	METHODS FOR CONVEYING DATA BETWEEN PLURALITY OF GEOGRAPHICALLY-REMOTE SENDER AND RECIPIENT SITES

Great Britain*	979234093	0879521	METHODS FOR CONVEYING DATA BETWEEN PLURALITY OF GEOGRAPHICALLY-REMOTE SENDER AND RECIPIENT SITES

Ireland*	979234093	0879521	METHODS FOR CONVEYING DATA BETWEEN PLURALITY OF GEOGRAPHICALLY-REMOTE SENDER AND RECIPIENT SITES

Netherlands*	979234093	0879521	METHODS FOR CONVEYING DATA BETWEEN PLURALITY OF GEOGRAPHICALLY-REMOTE SENDER AND RECIPIENT SITES

PCT	PCT/US2008/67140		SHARED DATA CENTER DISASTER RECOVERY SYSTEM AND METHODS

*	Validated from EP 979234093.

Registered Domain Names:

Domain Name	Registered Owner	Status/Expires
3561.COM	Internet Services DNS team Savvis Communications	Registered/Nov 6, 2009

3561.NET	Internet Services DNS team Savvis Communications	Registered/Sep 9, 2009

ARCA.COM	Internet Services DNS team Savvis Communications	Registered/May 20, 2010

AS3561.NET	Internet Services DNS team Savvis Communications	Registered/Dec 2, 2009

COLLOCATION.NET	Internet Services DNS team Savvis Communications	Registered/Dec 1, 2009

COLOCATION.ORG	Internet Services DNS team Savvis Communications	Registered/Dec 2, 2009

DIGISLE.COM	Internet Services DNS team Savvis Communications	Registered/Jun 13, 2010

Schedule 4.14(a), Page 12

Domain Name	Registered Owner	Status/Expires
DIGISLE.NET	Internet Services DNS team Savvis Communications	Registered/Jun 13, 2010

DIGISLE.ORG	Internet Services DNS team Savvis Communications	Registered/Jun 6, 2011

DIGITALISLAND.COM	Internet Services DNS team Savvis Communications	Registered/Nov 1, 2010

DIGITALISLAND.NET	Internet Services DNS team Savvis Communications	Registered/Jun 6, 2010

EXODUS.COM	Internet Services DNS team Savvis Communications	Registered/Dec 13, 2009

EXODUS.NET	Internet Services DNS team Savvis Communications	Registered/Dec 13, 2009

EXODUSCOMMUNICATIONS.BIZ	Internet Services DNS team Savvis Communications	Registered/Jan 1, 2009

EXODUSCOMMUNICATIONS.COM	Internet Services DNS team Savvis Communications	Registered/Jan 3, 2009

EXODUSCOMMUNICATIONS.NET	Internet Services DNS team Savvis Communications	Registered/Mar 8, 2009

SAVVISCOMMUNICATIONS.US	Internet Services DNS team Savvis Communications	Registered/Jul 11, 2009

SAVVISCOMMUNICATIONS.ORG	Internet Services DNS team Savvis Communications	Registered/Jul 12, 2009

SAVVISCOMMUNICATIONS.NET	Internet Services DNS team Savvis Communications	Registered/Jun 29, 2009

SAVVISCOMMUNICATIONS.INFO	Internet Services DNS team Savvis Communications	Registered/Jul 12, 2009

SAVVISCOMMUNICATIONS.COM	Internet Services DNS team Savvis Communications	Registered/Jun 29, 2009

SAVVISCOMMUNICATIONS.BIZ	Internet Services DNS team Savvis Communications	Registered/Jul 11, 2009

SAVVIS.ORG	Internet Services DNS team Savvis Communications	Registered/Dec 11, 2009

SAVVIS.NET	Internet Services DNS team Savvis Communications	Registered/Nov 4, 2009

SAVVIS.COM	Internet Services DNS team Savvis Communications	Registered/Nov 4, 2009

SSLCDN.ORG	Internet Services DNS team Savvis Communications	Registered/Jul 27, 2009

SSLCDN.NET	Internet Services DNS team Savvis Communications	Registered/Jul 27, 2009

SSLCDN.COM	Internet Services DNS team Savvis Communications	Registered/Jul 27, 2009

SAVVISSTATION.NET	Internet Services DNS team Savvis Communications	Registered/Oct 15, 2009

SAVVISSTATION.COM	Internet Services DNS team Savvis Communications	Registered/Oct 15, 2009

SAVIS.NET	Internet Services DNS team Savvis Communications	Registered/Nov 5, 2009

SAVIS.COM	Internet Services DNS team Savvis Communications	Registered/Nov 4, 2009

OUT-SOURCE.NET	Internet Services DNS team Savvis Communications	Registered/Nov 26, 2009

NETSEARCH.COM	Internet Services DNS team Savvis Communications	Registered/Nov 14, 2009

MYEXODUS.NET	Internet Services DNS team Savvis Communications	Registered/Sep 28, 2009

MYEXODUS.COM	Internet Services DNS team Savvis Communications	Registered/Sep 28, 2009

Schedule 4.14(a), Page 13

Domain Name	Registered Owner	Status/Expires
FOOTPRINTINTERACTIVE.COM	Internet Services DNS team Savvis Communications	Registered/May 17, 2009

FOOTPRINTINTERACTIVE.NET	Internet Services DNS team Savvis Communications	Registered/May 17, 2009

GLOBAL.NET	Internet Services DNS team Savvis Communications	Registered/Dec 18, 2009

IPROXY.COM	Internet Services DNS team Savvis Communications	Registered/Dec 17, 2009

ISLD.NET	Internet Services DNS team Savvis Communications	Registered/Jul 18, 2009

Obligations to pay fees, royalties on IP referenced herein: None

Schedule 4.14(a), Page 14

SCHEDULE 4.16

Deposit Accounts and Securities Accounts

DOMESTIC ACCOUNTS

Sl. No.	Company Name	Account No.	Account Name	Bank
1	Borrower	[***]	Operating Account	Bank of America N.A. 800 Market Street St. Louis, MO 63101
2	Borrower	[***]	Savvis Communications Corporation
3	Borrower	[***]	Electronic Payables Account
4	Borrower	[***]	Savvis Employee Benefits Account
5	Borrower	[***]	Payroll Account
6	Borrower	[***]	Savvis Communications - Receivables
7	Borrower	[***]	Acuity Receivables
8	Borrower	[***]	Portal Receivables
9	Borrower	[***]	Concentration Account
10	Savvis Federal	[***]	Operating
11	Savvis Federal	[***]	Payroll
12	Savvis Federal	[***]	Concentration Account

13	Borrower	[***]	Securities/Money Market	Bank of America Securities LLC* 800 Market Street St. Louis, MO 63101

14	Borrower	[***]	Money Market	J.P. Morgan Securities (Bear Stearns) 383 Madison Avenue New York, NY 10179

15	Borrower	[***]	Commercial Paper	UBS* One Wacker Drive Suite 2500 Chicago, IL 60606

16	Borrower	[***]	Money Market	Wells Fargo 608 Second Avenue South 10th Floor Minneappolis, MN 55479

* To be closed and moved to Wells Fargo within 60 days of the Closing Date.

Schedule 4.16, Page 1

INTERNATIONAL ACCOUNTS

Sl. No.	Company Name	Account No.	Currency	Bank
1	Borrower	[***]	CAD	Bank of America 200 Front St., Suite 2500 Toronto, Canada M5V 3L2

2	SAVVIS UK	[***]	GBP	Natwest Bournemouth Commercial Office, 2nd Floor Heron House 10 Christ Church Road Bournemouth, Dorset BH1 3WR
3	SAVVIS UK	[***]	GBP
4	SAVVIS UK	[***]	EUR
5	Savvis UK	[***]	USD
6	Savvis UK	[***]	CHF
7	Savvis UK	[***]	SEK
8	Savvis UK	[***]	NOK
9	Savvis UK	[***]	DKK

10	SAVVIS Europe BV	[***]	EUR	ABN Amro Vijzelstraat 68-78, 1017 HL Amsterdam, The Netherlands

11	SAVVIS Italy SRO	[***]	EUR	Banco Popolare di Milano Via Mazzini, 9/11 20123 Milano, Italy

12	SAVVIS Magyarorszag KFT	[***]	HUF	BNP Paribas H-1055 Budapest, Hungary

13	SAVVIS Germany GMBH	[***]	EUR	Dresdner Bank AG 60613 Frankfurt, Germany

14	SAVVIS Europe BV	[***]	USD	Garanti Villa Cad., Maya Is Merkezi, 101/102 Istanbul, Turkey

15	SAVVIS Europe BV	[***]	EUR	Santander Centra Hispano 2758 Madrid, Spain

16	SAVVIS France SA	[***]	EUR	Societe Generale 91 Avenue des Champs Elysees 75008 Paris, France

Schedule 4.16, Page 2

INTERNATIONAL ACCOUNTS

Sl. No.	Company Name	Account No.	Currency	Bank
17	SAVVIS Switzerland AG	[***]	CHF	UBS Lowenstasse 49, Postfach 8098 Zurich, Switzerland

18	SAVVIS Australia Pty Limited	[***]	AUD	HSBC Bank Australia Ltd – HSBC Centre, 580 George Street Sydney NSW 2000 Australia

19	SAVVIS New Zealand Limited	[***]	NZD	HSBC Limited New Zealand Level 9, HSBC House, One Queen Street, Auckland, New Zealand

20	SAVVIS Hong Kong Limited	[***]	HKD	HSBC Corp Limited 1 Queen’s Road Central, Hong Kong

21	SAVVIS Hong Kong Limited	[***]	USD	HSBC Corp Limited 1 Queen’s Road Central, Hong Kong

22	SAVVIS Singapore Company Pte Ltd	[***]	SGD	HSBC Corp Limited Collyer Quay Branch 21 Collyer Quay #01-00 HSBC Building (S) 049320 Singapore

23	SAVVIS Singapore Company Pte Ltd	[***]	USD	HSBC Corp Limited Collyer Quay Branch 21 Collyer Quay #01-00 HSBC Building (S) 049320 Singapore

24	SAVVIS Philippines, Inc	[***]	PHP	HSBC Corp Limited 9th Floor HSBC Centre, 3058 Fifth Avenue West, Bonifacio Global City, Manila, Philippines

25	SAVVIS Communications K.K.	[***]	JPY	Mizuho Bank Kamiyacho Branch 1-5 Toranomon 5-chome, Minato-ku Tokyo, 105-0001 Japan

26	SAVVIS Communications K.K.	[***]	USD	Mizuho Bank Kamiyacho Branch 1-5 Toranomon 5-chome, Minato-ku Tokyo, 105-0001 Japan

Schedule 4.16, Page 3

INTERNATIONAL ACCOUNTS

Sl. No.	Company Name	Account No.	Currency	Bank
27	SAVVIS Taiwan Limited	[***]	TWD	HSBC Corp Limited 1405 Room, 14/F International Trade Building 333 Keelung Rd, Sec. 1, Taipei 110, Taiwan

28	SAVVIS Taiwan Limited	[***]	TWD	HSBC Corp Limited 1405 Room, 14/F International Trade Building 333 Keelung Rd, Sec. 1, Taipei 110, Taiwan

29	SAVVIS Taiwan Limited	[***]	USD	HSBC Corp Limited 1405 Room, 14/F International Trade Building 333 Keelung Rd, Sec. 1, Taipei 110, Taiwan

30	SAVVIS Malaysia Sdn. Bhd.	[***]	MYR	HSBC Bank Malaysia Bhd Menara Genesis 33 Jalan Sultan Ismail 50250 Kuala Lumpur, Malaysia

31	Savvis (Thailand) Limited	[***]	THB	HSBC, Bangkok 968 Rama IV Road, Silom, Bangrak, Bangkok, 10500, Thailand

Schedule 4.16, Page 4

SCHEDULE 4.18

Closing Date Indebtedness

1.	3% Convertible Senior Notes (obligation as of October 31, 2008 $345,000,000)

2.	£35M Lombard Facility Agreement (obligation as of October 31, 2008 £30,026,148; US equivalent $47,312,160)

3.	Natwest GBP Interest Rate Hedge Arrangement entered pursuant to the Lombard Facility Agreement

4.	Guaranty of Lombard Facility Agreement by Holdings

5.	Cisco Systems Capital Corporation Loan and Security Agreement (obligation as of October 31, 2008 $28,495,413)

6.	Cisco Systems Capital Corporation Equipment Capital Lease (obligation as of October 31, 2008 $17,239,100)

7.	Guaranty of Cisco Systems Capital Corporation Loan and Security Agreement by Holdings

8.	Digital Realty Trust Real Estate Capital Leases (obligation as of October 31, 2008 $59,054,326) (Meerkat Leases – SC 4, 5, 8, 9, LA 1)

9.	Digital Realty Trust Real Estate Capital Leases (obligation as of October 31, 2008 $52,078,831) (Digital CentrePort Lease – DL 1, 2)

10.	Digital Realty Trust Real Estate Capital Leases (obligation as of October 31, 2008 $43,295,203) (Digital Piscataway Leases – NJ 3a, 3b)

11.	Guaranty of Digital Realty Trust Real Estate Capital Leases by Holdings

12.	RPH Industrial LLC Real Estate Capital Leases (obligation as of October 31, 2008 $24,465,584) (Sterling Leases – DC 2/3)

13.	CSI Equipment Capital Lease (obligation as of October 31, 2008 $267,982)

14.	Winmark Capital Corporation Equipment Capital Lease (obligation as of October 31, 2008 $308,498)

15.	Hewlett-Packard Financial Services Company Equipment Capital Lease (obligation as of October 31, 2008 $1,926,083)

Schedule 4.18, Page 1

Schedule 5.2

Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the documents set forth below at the following times in form satisfactory to Agent:

Monthly (not later than the 20th day of each month)

(a) a detailed calculation of the Borrowing Base set forth in a Borrowing Base Certificate,

(b) a cash report of Collections received for domestic Accounts from the prior month with supporting documentation,

(c) a Recurring Revenue report detailing a calculation for the prior month of the Recurring Revenue, and detailing inter-company revenue allocated to Foreign Subsidiaries,

(d) a summary aging of Borrower’s accounts payable, and any book overdraft, and

(e) a list of any Subsidiaries created, formed or acquired during the prior month.

Quarterly

(e) if requested by Agent, a detailed list of Borrower’s customers (with monthly Recurring Revenues in excess of $20,000),

(f) a report of all modified, newly developed, and newly acquired intellectual property for Holdings, Borrower and their respective Subsidiaries, if any, and

(g) a report regarding Holdings’, Borrower’s and their respective Subsidiaries’ accrued, but unpaid, taxes owing to the United States or jurisdictions located in the United States.

Within 5 Business Days prior to of entering into:	(h) subscriptions, options (other than options granted to employees or directors to an option plan described on Schedule 4.7), warrants, or calls relating to any shares of Holdings’ capital Stock, including any right of conversion or exchange under any outstanding security or other instrument.

Upon request by Agent	(i) such other reports as to the Collateral or the financial condition of Holdings, Borrower and their respective Subsidiaries, as Agent may reasonably request.

Upon Borrower obtaining knowledge	(j) notice of any material change in revenue recognition or billing practices.

Schedule 5.2, Page 1

Schedule 5.3

Deliver to Agent, with copies to each Lender, each of the financial statements, reports, or other items set forth set forth below at the following times in form satisfactory to Agent:

as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of Borrower’s fiscal quarters) after the end of each month during each of Borrower’s fiscal years

(a) an unaudited (x) consolidated and consolidating balance sheet and income statement and (y) consolidated statement of cash flow, in each case covering Holdings’, Borrower’s and their respective Subsidiaries’ operations during such period,

(b) a management discussion and analysis with respect to such monthly financial statements required under (a) above, including comparisons to Projections and an attrition analysis,

(c) a Compliance Certificate, and

(d) a report setting for in reasonable detail the amount of cash, Cash Equivalents and Foreign Cash Equivalents of the Foreign Subsidiaries of Holdings, along with the current balance of the net inter-company payable owing by the Foreign Subsidiaries of Holdings to Holdings and its Domestic Subsidiaries.

as soon as available, but in any event within 90 days after the end of each of Borrower’s fiscal years

(e) consolidated financial statements of Holdings, Borrower and their respective Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications (including any (A) “going concern” or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants’ letter to management), and

(f) a Compliance Certificate.

as soon as available, but in any event within 30 days prior to the start of each of Borrower’s fiscal years,	(g) copies of Borrower’s Projections, in form and substance (including as to scope, underlying assumptions and for financial covenant purposes) satisfactory to Agent, in its Permitted Discretion, for the forthcoming fiscal year, month by month, certified by the chief financial officer of Borrower as being such officer’s good faith estimate of the financial performance of Holdings, Borrower and their respective Subsidiaries during the period covered thereby.

Schedule 5.3, Page 1

if and when filed or otherwise delivered by Holdings, Borrower, or any of their respective Subsidiaries

(h) written notice of the filing of Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

(i) written notice of the filing of any other filings made by Holdings, Borrower or any of their respective Subsidiaries with the SEC, and

(j) any other information that is provided by Holdings to its shareholders (in their capacity as shareholders and not any other capacity) generally, including without limitation monthly reporting distributed to shareholders.

promptly, but in any event within 5 Business Days after Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default,	(k) notice of such event or condition and a statement of the curative action that Borrower proposes to take with respect thereto.

promptly after the commencement thereof, but in any event within 15 days after the service of process with respect thereto on Holdings, Borrower or any of their respective Subsidiaries,	(l) notice of all actions, suits, or proceedings brought by or against Holdings, Borrower or any of their respective Subsidiaries before any Governmental Authority which reasonably could be expected to result in a Material Adverse Change.

upon the request of Agent,	(m) any other information reasonably requested relating to the financial condition of Holdings, Borrower or their respective Subsidiaries.

Schedule 5.3, Page 2

SCHEDULE 6.1

Indebtedness

None.

Schedule 6.1, Page 1

SCHEDULE 6.16

Inventory and Equipment with Bailees

[***]

Schedule 6.16, Page 1